Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT, dated as of August 25, 2026 (this “Agreement”), among DRAFTKINGS INC., a Nevada corporation (“Parent”), DK CROWN HOLDINGS INC., a Delaware corporation (“DK Crown Holdings”), GOLDEN NUGGET ONLINE GAMING HOLDINGS, LLC, a Nevada limited liability company (“Golden Nugget”), JACKPOCKET LLC, a Delaware limited liability company (“Jackpocket” and, collectively with Parent, DK Crown Holdings and Golden Nugget, the “RCF Borrowers” and each an “RCF Borrower”), the other LOAN PARTIES party hereto, the INCREMENTAL LENDERS party hereto, the ISSUING BANKS party hereto and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and a Swingline Lender.

WHEREAS, reference is made to the Credit Agreement dated as of November 7, 2024 (as amended by that certain First Amendment, dated as of March 4, 2025, and otherwise amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Agreement, the “Amended Credit Agreement”), among Parent, the other Borrowers from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent;

WHEREAS, pursuant to Section 2.21 of the Existing Credit Agreement, DK Crown Holdings (in such capacity, the “Term B Borrower” and, together with the RCF Borrowers, the “Borrowers”) has requested the establishment, on the Second Amendment Effective Date (as defined below), of an incremental term loan facility (the “Term B-2 Facility”, and the term loans thereunder, the “Term B-2 Loans”) under the Amended Credit Agreement (as defined below), which Term B-2 Loans will mature on the Term B-2 Facility Maturity Date and have the terms as set forth herein and in the Amended Credit Agreement;

WHEREAS, each Person whose name is set forth on Schedule I hereto (such Persons being collectively referred to as the “Term B-2 Lenders”) has agreed to make a Term B-2 Loan on the Second Amendment Effective Date in a principal amount not to exceed the amount set forth on such Schedule opposite its name (such agreement being, with respect to each Term B-2 Lender, its “Term B-2 Loan Commitment”), in each case, on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement;

WHEREAS, pursuant to Section 2.21 of the Existing Credit Agreement, the RCF Borrowers have requested the establishment, on the Second Amendment Effective Date, of a senior secured revolving credit facility (the “Incremental Revolving Facility” and, together with the Term B-2 Facility, the “Incremental Facilities”) under the Amended Credit Agreement, which Incremental Revolving Facility will (a) replace the Revolving Credit Facility under the Existing Credit Agreement (the “Existing Revolving Credit Facility”; the Revolving Facility Commitments in respect thereof, the “Existing Revolving Facility Commitments”; and the Lenders holding such Existing Revolving Facility Commitments, the “Existing Revolving Facility Lenders”), (b) mature on the Revolving Facility Maturity Date and (c) have the terms as set forth herein and in the Amended Credit Agreement;

WHEREAS, each Person whose name is set forth on Schedule II hereto (such Persons being collectively referred to as the “Incremental Revolving Lenders” and, together with the Term B-2 Lenders, the “Incremental Lenders”) has agreed to make available to the RCF Borrowers on the Second Amendment Effective Date the Incremental Revolving Facility Commitments in the amounts set forth on such Schedule opposite its name (such agreement being, with respect to each Incremental Revolving Lender, its “Incremental Revolving Facility Commitment”), in each case, on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement;

WHEREAS, the Borrowers have requested that the Existing Credit Agreement be amended to (a) reflect the establishment of the Incremental Facilities and (b) effect certain other amendments to the Existing Credit Agreement, as set forth in the Amended Credit Agreement and subject to the conditions set forth herein;

WHEREAS, the Lenders party hereto (which shall constitute the Required Lenders as of the Second Amendment Effective Date), the Administrative Agent and each Issuing Bank party hereto are willing to amend the Existing Credit Agreement on the terms set forth herein and in the Amended Credit Agreement and subject to the conditions set forth herein;

WHEREAS, each Loan Party that is a party hereto (collectively, the “Reaffirming Parties”) expects to realize substantial direct and indirect benefits as a result of this Agreement becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations pursuant to the Amended Credit Agreement (in the case of the Borrowers), the Guarantee Agreement, the Collateral Agreement and the other Loan Documents to which it is a party; and

WHEREAS, Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Citibank, N.A., Citizens Bank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., UBS Securities LLC and Wells Fargo Securities, LLC have been appointed to act as joint lead arrangers and joint bookrunners for the establishment of the Incremental Facilities as set forth herein and in the amendments to the Existing Credit Agreement contemplated hereby (collectively, in such capacities, the “Arrangers”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Existing Credit Agreement or the Amended Credit Agreement, as applicable.

SECTION 2. Term B-2 Loans. (a) On the terms set forth herein and in the Amended Credit Agreement and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, each Term B-2 Lender agrees, severally and not jointly with the other Term B-2 Lenders, to make a Term B-2 Loan in Dollars to the Term B Borrower on the Second Amendment Effective Date in a principal amount not to exceed its Term B-2 Loan Commitment. The Term B-2 Loan Commitments shall automatically terminate on the earlier of (i) the making of the Term B-2 Loans on the Second Amendment Effective Date and (ii) 5:00 p.m., New York City time, on the date of this Agreement.

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(b)  (i) In furtherance of the foregoing, effective as of the Second Amendment Effective Date, for all purposes of the Amended Credit Agreement and the other Loan Documents, (A) the Term B-2 Loans made pursuant to Section 2(a) above shall be “Term B-2 Loans”, “Term B Loans”, “Term Loans” and “Loans” and (B) each Term B-2 Lender shall be a “Term B-2 Lender”, a “Term B Lender”, a “Term Lender” and a “Lender”, in each case, under the Amended Credit Agreement and the other Loan Documents. Upon the making of its Term B-2 Loan hereunder, each Term B-2 Lender shall be entitled to all the rights of, and benefits accruing to, Term B-2 Lenders (or Term B Lenders, Term Lenders or Lenders, as applicable) under the Amended Credit Agreement and the other Loan Documents, and shall be bound by all agreements, acknowledgements and other obligations of the Term B-2 Lenders (or Term B Lenders, Term Lenders or Lenders, as applicable) under the Amended Credit Agreement and the other Loan Documents.

(ii)     The Term B-2 Loans (A) shall constitute a new Class of Term Loans under the Amended Credit Agreement that is separate and distinct from the Class of Term B Loans outstanding under the Existing Credit Agreement immediately prior to this Agreement (which shall be redefined as “Term B-1 Loans” pursuant to the Amended Credit Agreement) (the “Existing Term Loans”), and shall be assigned a separate CUSIP that is distinct from the CUSIP assigned to the Existing Term Loans, (B) shall have a scheduled maturity that is the Term B-2 Facility Maturity Date and shall be subject to the separate scheduled amortization set forth in the Amended Credit Agreement (with the remaining outstanding principal amount due and payable in full on the Term B-2 Facility Maturity Date), (C) shall be entitled to share in mandatory prepayments of Term Loans arising after the Second Amendment Effective Date under Section 2.11(b), (c) or (d) of the Amended Credit Agreement on a pro rata basis with the Existing Term Loans, and (D) except as expressly set forth in this Agreement or the Amended Credit Agreement, the terms and provisions of the Term B-2 Loans shall be identical to those of the Existing Term Loans outstanding on the date hereof as set forth in the Amended Credit Agreement.

(iii)    The funding of the Term B-2 Loans on the Second Amendment Effective Date shall be made in the manner contemplated by Section 2.06 of the Amended Credit Agreement.

(iv)    Notwithstanding anything to the contrary in the Existing Credit Agreement or the Amended Credit Agreement, on the Second Amendment Effective Date, the Term B-2 Loans shall be of such Type and, in the case of Term SOFR Loans, shall have such Interest Periods, as shall be specified therefor in the Borrowing Request delivered under Section 6(a) hereof.

(c)  The proceeds of the Term B-2 Loans will be used by the Term B Borrower to repurchase or repay, in full or in part, the Existing Convertible Note and for other general corporate purposes (including for any Permitted Business Acquisitions, Capital Expenditures and Transaction Expenses).

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(d)  This Agreement shall constitute a notice to the Administrative Agent as required pursuant to Section 2.21(a) of the Existing Credit Agreement with respect to the establishment of the Term B-2 Loan Commitments.

SECTION 3. Incremental Revolving Facility Commitments. (a) On the terms set forth herein and in the Amended Credit Agreement and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, each Incremental Revolving Lender agrees, severally and not jointly with the other Incremental Revolving Lenders, to make available, on the Second Amendment Effective Date, an Incremental Revolving Facility Commitment to the RCF Borrowers in an aggregate amount equal to its Incremental Revolving Facility Commitment.

(b)  (i) In furtherance of the foregoing, effective as of the Second Amendment Effective Date, for all purposes of the Amended Credit Agreement and the other Loan Documents, (A) the Incremental Revolving Facility Commitments made pursuant to Section 3(a) above shall be “Revolving Facility Commitments” and “Commitments”, (B) each Incremental Revolving Lender shall be a “Revolving Facility Lender” and a “Lender” and (C) each Loan made by an Incremental Revolving Lender shall be a “Revolving Facility Loan”, “Initial Revolving Loan” and “Loan”, in each case, under the Amended Credit Agreement and other Loan Documents. Upon the establishment of the Incremental Revolving Facility hereunder, each Incremental Revolving Lender shall be entitled to all the rights of, and benefits accruing to, Revolving Facility Lenders (or Lenders, as applicable) under the Amended Credit Agreement and the other Loan Documents, and shall be bound by all agreements, acknowledgements and other obligations of the Revolving Facility Lenders (or Lenders, as applicable) under the Amended Credit Agreement and the other Loan Documents.

(ii)     The Existing Revolving Facility Commitments under the Existing Credit Agreement shall terminate immediately prior to, and subject to the effectiveness of, the effectiveness of the Incremental Revolving Facility Commitments, and the Administrative Agent and each of the Incremental Revolving Lenders hereto hereby waive the requirement that Parent provide advance notice of the termination of the Existing Revolving Facility Commitments in effect under the Existing Credit Agreement pursuant to Section 2.08 of the Existing Credit Agreement.

(iii)     On the terms set forth herein and in the Amended Credit Agreement and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, each Person whose name is set forth on Schedule III hereto agrees that, on the Second Amendment Effective Date, it shall be a “Swingline Lender” under the Amended Credit Agreement, with a Swingline Commitment on and as of the Second Amendment Effective Date in an amount equal to the amount set forth opposite its name on such Schedule (it being agreed that such Swingline Commitment shall replace in its entirety its Swingline Commitment under the Existing Credit Agreement), and shall be entitled to all rights, benefits and privileges accorded to, and subject to all obligations of, a “Swingline Lender” under the Amended Credit Agreement and the other Loan Documents.

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(iv)    On the terms set forth herein and in the Amended Credit Agreement and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, each Person whose name is set forth on Schedule IV hereto agrees that, on the Second Amendment Effective Date, it shall be an “Issuing Bank” under the Amended Credit Agreement, with a Specified L/C Sublimit on and as of the Second Amendment Effective Date in an amount equal to the amount set forth opposite its name on such Schedule (it being agreed that such Specified L/C Sublimit shall replace in its entirety its Specified L/C Sublimit under the Existing Credit Agreement), and shall be entitled to all rights, benefits and privileges accorded to, and subject to all obligations of, an “Issuing Bank” under the Amended Credit Agreement and the other Loan Documents.

(v)     On the Second Amendment Effective Date, each Existing Letter of Credit issued under the Existing Credit Agreement shall, without need for any further action, be deemed to be a Letter of Credit issued pursuant to the Incremental Revolving Facility Commitments under the Amended Credit Agreement for all purposes thereof.

(vi)     Immediately after giving effect to the establishment of the Incremental Revolving Facility Commitments, each Incremental Revolving Lender shall assume a risk participation in outstanding Letters of Credit, if any, in the amount necessary so that all of the Incremental Revolving Lenders participate in the outstanding Letters of Credit pro rata on the basis of their respective Incremental Revolving Facility Commitments.

(vii)   The Borrowers agree to pay, to the Administrative Agent, for the account of each Existing Revolving Facility Lender immediately prior to the effectiveness of this Agreement, all unpaid Fees that have accrued to, but excluding, the Second Amendment Effective Date under Section 2.12 of the Existing Credit Agreement.

(viii)  This Agreement shall constitute a notice to the Administrative Agent as required pursuant to Section 2.21(a) of the Existing Credit Agreement with respect to the establishment of the Incremental Revolving Facility Commitments.

SECTION 4. Amendments to the Existing Credit Agreement. Effective as of the Second Amendment Effective Date:

(a)  the Existing Credit Agreement (excluding, except as set forth below, all Exhibits thereto, each of which shall, except as set forth below, remain in effect as immediately prior to the Second Amendment Effective Date) is hereby amended by inserting the language indicated in underlined text (indicated textually in the same manner as the following example: underlined text or underlined text) in Annex I hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) in Annex I hereto;

(b)  Exhibit A to the Existing Credit Agreement is hereby amended and restated to be in the form of Exhibit A attached hereto; and

(c)  Each schedule to the Existing Credit Agreement is hereby amended and restated in its entirety to be in the form of the corresponding schedule attached hereto as Exhibit B.

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SECTION 5. Representations and Warranties. Parent, the other Borrowers and each other Reaffirming Party represents and warrants to the Lenders that:

(a)  This Agreement has been duly executed and delivered by Parent, the other Borrowers and such other Reaffirming Party and constitutes a legal, valid and binding obligation of such Loan Party in accordance with its terms, enforceable against each such Loan Party in accordance with its terms, in each case, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, examinership or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Subsidiaries that are Foreign Subsidiaries.

(b)  The representations and warranties set forth in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects as of the Second Amendment Effective Date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect”, in which case such representations and warranties are true and correct in all respects), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties were true and correct in all respects as of such earlier date)); provided that (i) for purposes of the representations in Section 3.05 of the Amended Credit Agreement, the words “December 31, 2023” set forth therein shall be deemed to be “December 31, 2025”, (ii) for purposes of the representations in Section 3.17 of the Amended Credit Agreement, the words “Closing Date” in each place set forth therein shall be deemed to be “Second Amendment Effective Date” and the word “Transactions” set forth therein shall be deemed to refer to the transactions contemplated hereby and (iii) for purposes of the representations set forth in Section 3.13 of the Amended Credit Agreement, the word “Transactions” in each place set forth therein shall be deemed to refer to the transactions contemplated hereby.

(c)  As of the Second Amendment Effective Date and immediately after giving effect to this Agreement and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

SECTION 6. Effectiveness. This Agreement shall become effective as of the first date (the “Second Amendment Effective Date”) on which:

(a)  Agreement Documentation. The Administrative Agent shall have executed a counterpart of this Agreement, and the Administrative Agent (or its counsel) shall have received (i) from Parent, each other Reaffirming Party, each Incremental Lender and the Lenders party hereto (which shall constitute the Required Lenders as of the Second Amendment Effective Date) a counterpart of this Agreement signed on behalf of such party and (ii) from Parent, a Borrowing Request as required by Section 2.03 of the Existing Credit Agreement in respect of the Term B-2 Loans no later than 12:00 p.m. (Noon), New York City time, three Business Days prior to the Second Amendment Effective Date (or such later time as is reasonably acceptable to the Administrative Agent).

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(b)  Secretary’s Certificates and Good Standing Certificates. The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary, Chief Financial Officer, Treasurer or similar officer of each Loan Party dated the Second Amendment Effective Date and certifying:

(i)  that either (A) attached thereto is a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, in the case of a corporation or a limited liability company, certified as of a recent date by the Secretary of State of the jurisdiction of its organization or (B) there has been no amendment, supplement or other modification to the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents of such Loan Party most recently delivered to the Administrative Agent in connection with the Existing Credit Agreement,

(ii)  that attached thereto is a certificate as to the good standing of such Loan Party as of a recent date from such Secretary of State,

(iii)  that either (A) attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Second Amendment Effective Date and at all times since the date of the resolutions described in clause (iv) below or (B) there has been no amendment, supplement or other modification to the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party most recently delivered to the Administrative Agent in connection with the Existing Credit Agreement,

(iv)  that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Agreement and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Second Amendment Effective Date, and

(v)  as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of such Loan Party.

(c)  Officer’s Certificates. (i) The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit C to the Existing Credit Agreement and signed by a Financial Officer of Parent regarding the solvency of Parent and its Subsidiaries on a consolidated basis after giving effect to the transactions contemplated hereby and (ii) Parent shall have delivered to the Administrative Agent a certificate dated as of the Second Amendment Effective Date, to the effect set forth in Section 5 above.

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(d)  Legal Opinions. The Administrative Agent shall have received, on behalf of itself, the Incremental Lenders and the Collateral Agent, a written opinion of Sullivan & Cromwell LLP, as special New York and Delaware counsel for the Loan Parties, and Greenberg Traurig, LLP, as special Nevada counsel for the Loan Parties, in each case, (i) dated the Second Amendment Effective Date, (ii) addressed to the Administrative Agent, the Collateral Agent, the Incremental Lenders and each Issuing Bank party hereto on the Second Amendment Effective Date and (iii) in form and substance reasonably satisfactory to the Administrative Agent covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(e)  Fees and Expenses. The Administrative Agent, the Arrangers and the Incremental Lenders shall have received all fees and reasonable and documented out-of-pocket expenses required to be paid on the Second Amendment Effective Date pursuant to any fee letters or engagement letters entered into in connection with this Agreement (in the case of expenses, to the extent invoiced at least two (2) Business Days prior to the Second Amendment Effective Date) (which amounts may be offset against the proceeds of the Loans hereunder made on the Second Amendment Effective Date).

(f)  KYC; Beneficial Ownership Certification. The Administrative Agent shall have received all documentation and other information required under Section 3.22 of the Existing Credit Agreement no later than three (3) Business Days in advance of the Second Amendment Effective Date, to the extent such information has been requested not less than ten (10) days prior to the Second Amendment Effective Date. Upon the reasonable request of any Incremental Lender made at least ten (10) days prior to the Second Amendment Effective Date, the applicable Borrower(s) shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least three (3) Business Days prior to the Second Amendment Effective Date (including, without limitation, a Beneficial Ownership Certification for any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation).

The Administrative Agent shall notify Parent and the Incremental Lenders of the Second Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 7. Reaffirmation by the Loan Parties. Without limiting its obligations under or the provisions of the Amended Credit Agreement (in the case of Parent and the other Borrowers), the Guarantee Agreement, the Collateral Agreement and the other Loan Documents to which it is a party, each Reaffirming Party hereby (a) acknowledges that the terms “Obligations”, “Loan Obligations”, “Guaranteed Obligations” (as defined in the Guarantee Agreement) and “Secured Obligations” (as defined in the Collateral Agreement) (and terms of similar import used in the Loan Documents) shall include the unpaid principal of and accrued and unpaid interest (including interest accruing, at the rate specified in the Amended Credit Agreement, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), all Revolving L/C Exposure and all accrued and unpaid fees (including fees accruing at the rate specified in the Amended Credit Agreement, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Existing Term Loans and on the Incremental Revolving Loans, Incremental Revolving Facility Commitments and Term B-2 Loans established hereby, (b) affirms and confirms its guarantee obligations under the Guarantee Agreement and its pledges, grants, indemnification obligations and other commitments and obligations under the Amended Credit Agreement (in the case of Parent and the other Borrowers) and each Security Document to which it is a party, in each case after giving effect to this Agreement and the establishment of the Incremental Facilities, (c) agrees that each of the Guarantee Agreement and each Security Document to which it is a party and all guarantees, pledges, grants and other commitments and obligations under the Guarantee Agreement, each Security Document to which it is a party and the Amended Credit Agreement (in the case of Parent and the other Borrowers) shall continue to be in full force and effect, in each case following the effectiveness of and after giving effect to this Agreement (and shall apply in all respects to the Incremental Facilities) and (d) confirms that all of the Liens and security interests created and arising under the Security Documents to which it is a party remain in full force and effect, and are not released or reduced, as collateral security for the Secured Obligations (as defined in the Collateral Agreement) (including any such Secured Obligations (as defined in the Collateral Agreement) in respect of the Incremental Facilities and other extensions of credit thereunder).

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SECTION 8. Effect of this Agreement. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Parent, the other Borrowers, the other Loan Parties, the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders under the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances. The parties hereto acknowledge and agree that the amendment of the Existing Credit Agreement pursuant to this Agreement and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Existing Credit Agreement and the other Loan Documents as in effect prior to the Second Amendment Effective Date.

(b)  On and after the Second Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall refer to the Amended Credit Agreement, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed to be a reference to the Amended Credit Agreement. This Agreement shall constitute an “Incremental Amendment” and a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

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(c)  Each Lender and Issuing Bank, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent, the Arrangers, the Lenders or the Issuing Banks on or prior to the Second Amendment Effective Date.

SECTION 9. Applicable Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Counterparts; Execution. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart to this Agreement by electronic transmission pursuant to procedures approved by the Administrative Agent shall be effective as delivery of a manually signed original. The words “execution”, “execute”, “signed”, “signature” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.

SECTION 11. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 12. Incorporation by Reference. The provisions of Sections 9.11, 9.12 and 9.15 of the Amended Credit Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

DRAFTKINGS INC.,
as Parent, a Borrower and a Guarantor

By:	/s/ Alan Ellingson
Name:	Alan Ellingson
Title:	Chief Financial Officer

DK CROWN HOLDINGS INC.,
as a Borrower, the Term B Borrower and a Guarantor

By:	/s/ Alan Ellingson
Name:	Alan Ellingson
Title:	Treasurer

GOLDEN NUGGET ONLINE GAMING Holdings, LLC,
as a Borrower and a Guarantor

By:	/s/ Alan Ellingson
Name:	Alan Ellingson
Title:	Chief Financial Officer and Treasurer

JACKPOCKET LLC,
as a Borrower and a Guarantor

By:	/s/ Alan Ellingson
Name:	Alan Ellingson
Title:	Chief Financial Officer and Treasurer

[Signature Page to DraftKings Inc. Second Amendment]

DRAFTKINGS HOLDINGS INC.,
as a Guarantor

By:	/s/ Alan Ellingson
Name:	Alan Ellingson
Title:	Chief Financial Officer and Treasurer

CROWN GAMING INC.,
as a Guarantor

By:	/s/ Alan Ellingson
Name:	Alan Ellingson
Title:	Chief Financial Officer and Treasurer

GOLDEN NUGGET ONLINE GAMING, LLC,
as a Guarantor

By:	/s/ Alan Ellingson
Name:	Alan Ellingson
Title:	Chief Financial Officer and Treasurer

LHGN HOLDCO, LLC,
as a Guarantor

By:	/s/ Alan Ellingson
Name:	Alan Ellingson
Title:	Chief Financial Officer and Treasurer

Railbird Technologies LLC,
as a Guarantor

By:	/s/ Alan Ellingson
Name:	Alan Ellingson
Title:	Chief Financial Officer and Treasurer

[Signature Page to DraftKings Inc. Second Amendment]

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Swingline Lender

By:	/s/ Nicholas Melvin
Name:	Nicholas Melvin
Title:	Authorized Signatory

[Signature Page to DraftKings Inc. Second Amendment]

MORGAN STANLEY Bank, N.A.,
as a Term B-2 Lender

By:	/s/ Constantine N. Darras
Name:	Constantine N. Darras
Title:	Authorized Signatory

[Signature Page to DraftKings Inc. Second Amendment]

MORGAN STANLEY Bank, N.A.,
as a Revolving Facility Lender and Issuing Bank

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Signature Page to DraftKings Inc. Second Amendment]

[LENDER SIGNATURE PAGES OMITTED]

SCHEDULE I

Term B-2 Lenders

Term B-2 Lender	Term B-2 Loan Commitment
Morgan Stanley Bank, N.A.	$700,000,000.00
Total:	$700,000,000.00

SCHEDULE II

Incremental Revolving Lenders

Incremental Revolving Lender	Incremental Revolving Facility Commitment
Morgan Stanley Bank, N.A.	$94,800,000.00
Bank of America, N.A.	$93,600,000.00
Citibank, N.A.	$93,600,000.00
Citizens Bank, N.A.	$93,600,000.00
Goldman Sachs Bank USA	$93,600,000.00
JPMorgan Chase Bank, N.A.	$93,600,000.00
UBS AG, Stamford Branch	$93,600,000.00
Wells Fargo Bank, National Association	$93,600,000.00
Total:	$750,000,000.00

SCHEDULE III

Swingline Lenders

Swingline Lender	Swingline Commitment
Morgan Stanley Senior Funding, Inc.	$75,000,000.00
Total:	$75,000,000.00

SCHEDULE IV

Issuing Banks

Issuing Bank	Specified L/C Sublimit
Morgan Stanley Bank, N.A.	$24,000,000.00
Bank of America, N.A.	$18,000,000.00
Citibank, N.A.	$18,000,000.00
Citizens Bank, N.A.	$18,000,000.00
Goldman Sachs Bank USA	$18,000,000.00
JPMorgan Chase Bank, N.A.	$18,000,000.00
UBS AG, Stamford Branch	$18,000,000.00
Wells Fargo Bank, National Association	$18,000,000.00
Total:	$150,000,000.00

ANNEX I

Amended Credit Agreement

[See attached.]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE CREDIT AGREEMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [REDACTED].

ANNEX I

CREDIT AGREEMENT

dated as of November 7, 2024,

as amended by the First Amendment, dated as of March 4, 2025,

and the Second Amendment, dated as of August 25, 2026,

among

DRAFTKINGS INC.,

as Parent and a Borrower,

DK CROWN HOLDINGS INC.,

GOLDEN NUGGET ONLINE GAMING HOLDINGS, ~~INC.~~LLC,

JACKPOCKET LLC,

as Borrowers,

the Lenders and Issuing Banks party hereto

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and Collateral Agent,

MORGAN STANLEY SENIOR FUNDING, INC.,

BOFA SECURITIES, INC.,

CITIBANK, N.A.,

CITIZENS BANK, N.A.

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.,

UBS SECURITIES LLC,

and

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Bookrunners in respect of the Revolving Credit Facility

Table of Contents

    Page

ARTICLE I Definitions		2

Section 1.01	Defined Terms	2
Section 1.02	Terms Generally; Accounting Terms	~~67~~57
Section 1.03	Effectuation of Transactions	~~68~~58
Section 1.04	Timing of Payment or Performance	~~68~~58
Section 1.05	Times of Day	~~68~~58
Section 1.06	Cashless Rollovers	~~68~~58
Section 1.07	Interest Rates	~~68~~58
Section 1.08	Limited Condition Transactions	~~69~~59
Section 1.09	Divisions	~~70~~59

ARTICLE II The Credits		~~70~~60

Section 2.01	Commitments	~~70~~60
Section 2.02	Loans and Borrowings	~~71~~60
Section 2.03	Requests for Borrowings	~~71~~61
Section 2.04	Swingline Loans	~~72~~62
Section 2.05	Letters of Credit	~~74~~63
Section 2.06	Funding of Borrowings	~~80~~68
Section 2.07	Interest Elections	~~81~~69
Section 2.08	Termination and Reduction of Commitments	~~82~~70
Section 2.09	Repayment of Loans; Evidence of Debt	~~83~~70
Section 2.10	Repayment of Term Loans and Revolving Facility Loans	~~84~~71
Section 2.11	Prepayment of Loans	~~85~~72
Section 2.12	Fees	~~88~~74
Section 2.13	Interest	~~89~~75
Section 2.14	Alternate Rate of Interest	~~90~~76
Section 2.15	Increased Costs	~~91~~77
Section 2.16	Break Funding Payments	~~93~~79
Section 2.17	Taxes	~~94~~79
Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~97~~82
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~99~~83
Section 2.20	Illegality	~~100~~85
Section 2.21	Incremental Facilities	~~101~~85
Section 2.22	Defaulting Lender	~~111~~93

ARTICLE III Representations and Warranties		~~113~~94

Section 3.01	Organization; Powers	~~113~~95
Section 3.02	Authorization	~~113~~95
Section 3.03	Enforceability	~~114~~95
Section 3.04	Governmental Approvals	~~114~~95
Section 3.05	Financial Statements	~~114~~96
Section 3.06	No Material Adverse Effect	~~114~~96
Section 3.07	Title to Properties; Possession Under Leases	~~114~~96

Section 3.08	Litigation; Compliance with Laws	~~115~~96
Section 3.09	Federal Reserve Regulations	~~115~~96
Section 3.10	Investment Company Act	~~115~~97
Section 3.11	Use of Proceeds	~~115~~97
Section 3.12	Tax Returns	~~115~~97
Section 3.13	No Material Misstatements	~~116~~97
Section 3.14	Employee Benefit Plans	~~116~~97
Section 3.15	Environmental Matters	~~117~~98
Section 3.16	Security Documents	~~117~~98
Section 3.17	Solvency	~~118~~99
Section 3.18	Labor Matters	~~118~~99
Section 3.19	Insurance	~~119~~99
Section 3.20	No Default	~~119~~99
Section 3.21	Intellectual Property; Licenses, Etc.	~~119~~99
Section 3.22	USA PATRIOT Act; Anti-Money Laundering Laws; Sanctions; Foreign Corrupt Practices Act	~~119~~100
Section 3.23	Subsidiaries	~~120~~100

ARTICLE IV Conditions of Lending		~~120~~100

Section 4.01	All Credit Events	~~120~~101
Section 4.02	Closing Date	~~121~~101

ARTICLE V Affirmative Covenants		~~123~~103

Section 5.01	Good Standing and Government Compliance	~~123~~103
Section 5.02	Financial Statements, Reports, Certificates	~~123~~103
Section 5.03	Taxes	~~124~~104
Section 5.04	Litigation and Other Notices	~~125~~104
Section 5.05	Insurance	~~125~~105
Section 5.06	Compliance with Laws	~~125~~105
Section 5.07	Maintaining Records; Access to Properties and Inspections	~~126~~105
Section 5.08	Use of Proceeds	~~126~~105
Section 5.09	Compliance with Environmental Laws	~~126~~105
Section 5.10	Additional Loan Parties, Additional Collateral and Further Assurances	~~126~~106
Section 5.11	Prohibited Activity	~~128~~107
Section 5.12	Limitation on Designation of Immaterial Subsidiaries	~~128~~107
Section 5.13	Post-Closing	~~129~~108
Section 5.14	Ratings	~~129~~108

ARTICLE VI Negative Covenants		~~129~~108

Section 6.01	Indebtedness	~~129~~108
Section 6.02	Liens	~~136~~113
Section 6.03	Sale and Lease-Back Transactions	~~141~~118
Section 6.04	Investments, Loans and Advances	~~141~~118
Section 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions	~~145~~121
Section 6.06	Dividends and Distributions	~~149~~124
Section 6.07	Transactions with Affiliates	~~152~~127

Section 6.08	Business of Parent and the Subsidiaries	~~154~~128
Section 6.09	Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.	~~154~~129
Section 6.10	Fiscal Year	~~157~~131
Section 6.11	Financial Covenant	~~157~~131

ARTICLE VII Events of Default		~~157~~131

Section 7.01	Events of Default	~~157~~131
Section 7.02	Treatment of Certain Payments	~~161~~134
Section 7.03	Right to Cure	~~161~~134

ARTICLE VIII The Agents		~~162~~135

Section 8.01	Appointment	~~162~~135
Section 8.02	Delegation of Duties	~~163~~136
Section 8.03	Exculpatory Provisions	~~163~~136
Section 8.04	Reliance by Agents	~~166~~139
Section 8.05	Notice of Default	~~167~~139
Section 8.06	Non-Reliance on Agents and Other Lenders	~~167~~139
Section 8.07	Indemnification	~~168~~140
Section 8.08	Agent in Its Individual Capacity	~~169~~140
Section 8.09	Successor Agents	~~169~~141
Section 8.10	Arrangers	~~169~~141
Section 8.11	Security Documents and Collateral Agent	~~170~~141
Section 8.12	Right to Realize on Collateral and Enforce Guarantees	~~171~~142
Section 8.13	[Reserved]	~~171~~143
Section 8.14	Certain ERISA Matters	~~171~~143
Section 8.15	Payments Set Aside	~~172~~143
Section 8.16	Erroneous Payments	~~173~~144

ARTICLE IX Miscellaneous		~~174~~145

Section 9.01	Notices; Communications	~~174~~145
Section 9.02	Survival of Agreement	~~175~~146
Section 9.03	Binding Effect	~~176~~146
Section 9.04	Successors and Assigns	~~176~~146
Section 9.05	Expenses; Indemnity	~~182~~151
Section 9.06	Right of Set-off	~~184~~152
Section 9.07	Applicable Law	~~184~~153
Section 9.08	Waivers; Amendment	~~184~~153
Section 9.09	Interest Rate Limitation	~~192~~159
Section 9.10	Entire Agreement	~~192~~159
Section 9.11	Waiver of Jury Trial	~~192~~159
Section 9.12	Severability	~~192~~159
Section 9.13	Counterparts; Electronic Execution of Assignments and Certain Other Documents	~~193~~160
Section 9.14	Headings	~~193~~160
Section 9.15	Jurisdiction; Consent to Service of Process	~~193~~160

Section 9.16	Confidentiality	~~194~~161
Section 9.17	Platform; Borrower Materials	~~195~~161
Section 9.18	Release of Liens and Guarantees	~~195~~162
Section 9.19	Judgment Currency	~~197~~163
Section 9.20	USA PATRIOT Act and Beneficial Ownership Regulation	~~198~~164
Section 9.21	No Advisory or Fiduciary Responsibility	~~198~~164
Section 9.22	Agency of Parent for the Borrowers	~~199~~164
Section 9.23	No Liability of the Issuing Banks	~~199~~165
Section 9.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~199~~165
Section 9.25	Co-Borrowers; Additional Borrowers and Guarantors	~~200~~165
Section 9.26	Application of Gaming Laws and Prediction Market Laws	~~201~~167
Section 9.27	Acknowledgment Regarding Any Supported QFCs	~~202~~168

Exhibits and Schedules

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Solvency Certificate
Exhibit D-1	Form of Borrowing Request
Exhibit D-2	Form of Swingline Borrowing Request
Exhibit D-3	Form of Letter of Credit Request
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Permitted Loan Purchase Assignment and Assumption
Exhibit G	Form of Compliance Certificate
Exhibits H-1 – 4	Form of U.S. Tax Compliance Certificates
Exhibit I	Form of Gaming Attestation

Schedule 1.01(C)	Subsidiary Loan Parties
Schedule 1.01(D)	Closing Date Unrestricted Subsidiaries
Schedule 1.01(F)	Specified L/C Sublimit
Schedule 1.01(H)	Existing Letters of Credit
Schedule 2.01	Commitments
Schedule 3.04	Government Approvals
Schedule 3.08	Litigation; Compliance with Laws
Schedule 3.12	Tax Returns
Schedule 3.19	Insurance
Schedule 3.21	Intellectual Property; Licenses, Etc.
Schedule 3.23	Subsidiaries
Schedule ~~5.12~~5.13	Post-Closing Items
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.05(s)	Dispositions from the Exercise of Subscriptions, Derivatives and Other Rights
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Information

CREDIT AGREEMENT, dated as of November 7, 2024 (this “Agreement’’), by and among DRAFTKINGS INC., a Nevada corporation (“Parent”), DK CROWN HOLDINGS INC., a Delaware corporation (“DK Crown Holdings”), GOLDEN NUGGET ONLINE GAMING~~, INC., a Delaware corporation (“~~ HOLDINGS, LLC, a Nevada limited liability company (“Golden Nugget”), JACKPOCKET LLC, a Delaware limited liability company (“Jackpocket” and, collectively with Parent, DK Crown Holdings and Golden Nugget, the “RCF Borrowers” and each a “RCF Borrower”), each LENDER from time to time party hereto (collectively, the “Lenders”), each ISSUING BANK from time to time party hereto (collectively, the “Issuing Banks”), MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Agents”) for the Secured Parties.

WHEREAS, Parent has requested that the Lenders and the Issuing Banks extend credit under this Agreement in the form of a senior secured revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount equal to $~~500,000,000~~750,000,000;

WHEREAS, Parent intends to (i) repay in full all indebtedness under that certain Loan and Security Agreement, dated as of December 20, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), among Parent, as borrower, the guarantors party thereto, Banc of California (formerly known as Pacific Western Bank), as administrative agent, collateral agent and paying agent, and the lenders party thereto from time to time, (ii) terminate all commitments in respect of the Existing Credit Agreement, (iii) provide that all letters of credit outstanding under the Existing Credit Agreement, if any, will be cash collateralized or backstopped (or designated as existing letters of credit under the Loan Documents), (iv) provide for termination or release of all guarantees and liens in respect of the Existing Credit Agreement (or arrangements with respect to such termination or release reasonably satisfactory to the Administrative Agent) and (v) pay fees, premiums, expenses and other transaction costs incurred in connection with the foregoing and the Revolving Credit Facility (the establishment of the Revolving Credit Facility, together with the transactions described in this paragraph are collectively referred to herein as the “Transactions”);

WHEREAS, the proceeds of Revolving Facility Loans, the proceeds of the Swingline Loans and the issuance of Letters of Credit may be requested by the Borrowers for working capital requirements and/or general corporate purposes (including for the Transactions, Permitted Business Acquisitions, Capital Expenditures and Transaction Expenses and, in the case of Letters of Credit, for the back-up or replacement of existing letters of credit);~~and~~

WHEREAS, the Administrative Agent, DK Crown Holdings (~~in such capacity,~~ the “Term B Borrower”~~;~~ and ~~the Term B Borrower~~, together with the RCF Borrowers, the “Borrowers” and each, a “Borrower”) and the Term B-1 Lenders have entered into the First Amendment, under which the Term B-1 Lenders have agreed to extend credit to the Term B Borrower in the form of a senior secured term loan facility in an original aggregate principal amount equal to $600,000,000 as of the First Amendment Effective Date (the “Term B-1 Facility,” and the ~~loans~~Loans thereunder, the “Term B-1 Loans”); ~~the Term B Facility, together with the existing Revolving Credit Facility, the “Senior Credit Facilities”).~~and

WHEREAS, the Administrative Agent, the Term B Borrower and the Term B-2 Lenders have agreed to extend credit to the Term B Borrower in the form of a senior secured term loan facility in an original aggregate principal amount equal to $700,000,000 as of the Second Amendment Effective Date (the “Term B-2 Facility,” and the Loans thereunder, the “Term B-2 Loans”; the Term B-2 Facility, together with the Term B-1 Facility and the Revolving Credit Facility, the “Senior Credit Facilities”).

NOW, THEREFORE, the Lenders and the Issuing Banks shall extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I
Definitions

Section 1.01      Defined Terms.

As used in this Agreement, the following terms shall have the meanings specified below:

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect for such day plus 0.50%, (b) the Prime Rate in effect on such day and (c) the Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the ABR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for all purposes of this Agreement and the other Loan Documents.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans other than Swingline Loans.

“ABR Loan” shall mean any ABR Term Loan or ABR Revolving Loan or any Swingline Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term B Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Additional Amendment” shall have the meaning assigned to such term in Section 9.08(j)(vi).

“Additional Loan Party” shall have the meaning assigned to such term in Section 5.10.

“Adjustment Date” shall have the meaning assigned to such term in the definition of “Applicable Margin”.

“Administration Fee” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, together with its successors and assigns. Unless the context requires otherwise, the term “Administrative Agent” shall include any branch or Affiliate of Morgan Stanley Senior Funding, Inc. through which Morgan Stanley Senior Funding, Inc. shall perform any of its obligations in such capacity hereunder.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or such other form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.19.

“All-in Yield” means as to any Indebtedness, the yield thereon payable to the lenders providing such Indebtedness, as reasonably determined by the Administrative Agent in consultation with Parent, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors, benchmark adjustments or otherwise; provided, that original issue discount and up-front fees payable in the primary syndication of such Indebtedness shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Indebtedness); and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees and customary consent fees for an amendment paid generally to consenting lenders.

“Ancillary Fees” shall have the meaning assigned to such term in Section 9.08(b)(viii).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties concerning or relating to bribery or corruption, including the US Foreign Corrupt Practices Act.

“Anti-Money Laundering Laws” shall mean any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties of any jurisdiction applicable to a Loan Party, its Subsidiaries or Affiliates, related to terrorism financing or money laundering including any applicable provision of the USA PATRIOT Act of 2001 and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), in each case, as amended from time to time and any successors thereto.

“Applicable Commitment Fee” shall mean for any day, with respect to any Revolving Facility Commitments, ~~0.375~~0.250% per annum until the first Adjustment Date occurring after the Second Amendment Effective Date; provided that, on or after the first Adjustment Date occurring after the Second Amendment Effective Date and each subsequent Adjustment Date, the “Applicable Commitment Fee” shall mean the percentage rate per annum specified below corresponding to the Net First Lien Leverage Ratio set forth opposite such percentage rate, in each case, based upon the Net First Lien Leverage Ratio as set forth in the most recent Compliance Certificate delivered prior to such Adjustment Date:

Net First Lien Leverage Ratio	Applicable Commitment Fee
Greater than or equal to 2.00:1.00	0.375%
Less than 2.00:1.00	0.250%

For the purposes of the Applicable Commitment Fee, changes in the Applicable Commitment Fee resulting from changes in the Net First Lien Leverage Ratio shall become effective on the Adjustment Date and shall remain in effect until the next change to be effected pursuant to this paragraph. If (x) any financial statements or Compliance Certificate referred to in the definition of Adjustment Date are not delivered within the time periods specified in Section 5.02 or if the related Compliance Certificate does not set forth the Net First Lien Leverage Ratio, then, at the option of the Administrative Agent or the Required Lenders, until the date that is one Business Day after the date on which such financial statements and Compliance Certificate showing such Net First Lien Leverage Ratio are delivered, the Applicable Commitment Fee that is the highest Applicable Commitment Fee shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered or if the related Compliance Certificate does not set forth the Net First Lien Leverage Ratio and (y) at any time an Event of Default has occurred and is continuing under paragraphs (b), (c), (h) or (i) of Section 7.01, in each case, the Applicable Commitment Fee that is the highest Applicable Commitment Fee shall apply.

In the event that any financial statements or Compliance Certificate under Section 5.02 are determined to be inaccurate at any time and such inaccuracy, if corrected, would have led to a higher Applicable Commitment Fee for any Relevant Period than the Applicable Commitment Fee applied for such Relevant Period, then (i) Parent shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent correct financial statements and a correct Compliance Certificate for such Relevant Period, (ii) the Applicable Commitment Fee shall be determined by reference to such corrected financial statements and Compliance Certificate, and (iii) if such determination is made prior to the termination of all Commitments and repayment in full of all Loans, the Borrowers shall pay to the Administrative Agent promptly upon written demand (and in no event later than five (5) Business Days after written demand) any additional fees owing as a result of such increased Applicable Commitment Fee for such Relevant Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof.

“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).

“Applicable Law” means, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject (including, for the avoidance of doubt, any Gaming Laws or Prediction Market Laws).

“Applicable Margin” shall mean for any day,

(a)            from the ~~Closing~~Second Amendment Effective Date until the first Adjustment Date occurring after the Second Amendment Effective Date, (i) with respect to any ~~Revolving Facility Loan that is a Term SOFR Loan, 2.25% per annum, and (ii) with respect to any~~ Swingline Loan or Revolving Facility Loan that is an ABR Loan, ~~1.25~~0.75% per annum and (ii) with respect to any Revolving Facility Loan that is a Term SOFR Loan, 1.75% per annum;

(b)            from ~~the First Amendment Effective Date and until the first Adjustment Date occurring~~and after the First Amendment Effective Date, (i) with respect to any Term B-1 Loan that is an ABR Loan, 0.75% per annum, and (ii) with respect to any Term B-1 Loan that is a Term SOFR Loan, 1.75% per annum; ~~and~~

(c)            from and after the Second Amendment Effective Date, (i) with respect to any Term B-2 Loan that is an ABR Loan, 1.00% per annum, and (ii) with respect to any Term B-2 Loan that is a Term SOFR Loan, 2.00% per annum; and

(~~c~~d)             on and after the first Adjustment Date occurring after the Second Amendment Effective Date and the delivery of the financial statements and certificates required by Section 5.02, the “Applicable Margin” with respect to any Revolving Facility Loan or Swingline Loan shall be the percentage rate per annum specified below corresponding to the Net First Lien Leverage Ratio set forth opposite such percentage rate, in each case, based upon the Net First Lien Leverage Ratio as set forth in the most recent Compliance Certificate delivered prior to such Adjustment Date:

	Applicable Margin
Net First Lien Leverage Ratio	Term SOFR Loan	ABR Loan
Greater than or equal to 2.00:1.00	2.25%	1.25%
Greater than or equal to 1:50:1.00 and less than 2.00:1.00	2.00%	1.00%
Less than 1.50:1.00	1.75%	0.75%

For the purposes of the Applicable Margin, changes in the Applicable Margin resulting from changes in the Net First Lien Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which the relevant financial statements and Compliance Certificate are delivered to the Administrative Agent pursuant to Section 5.02 for each fiscal quarter beginning with the first fiscal quarter of Parent ended after the ~~Closing Date or the First~~Second Amendment Effective Date ~~, as applicable~~, and shall remain in effect until the next change to be effected pursuant to this paragraph. If (x) any financial statements or Compliance Certificate referred to in the preceding sentence are not delivered within the time periods specified in Section 5.02 or if the related Compliance Certificate does not set forth the Net First Lien Leverage Ratio, then, at the option of the Administrative Agent or the Required Lenders, until the date that is one Business Day after the date on which such financial statements and Compliance Certificate showing such Net First Lien Leverage Ratio are delivered, the Applicable Margin that is the highest Applicable Margin shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered and (y) at any time an Event of Default has occurred and is continuing under paragraphs (b), (c), (h) or (i) of Section 7.01, in each case, the Applicable Margin that is the highest Applicable Margin shall apply.

In the event that any financial statements or Compliance Certificate under Section 5.02 are determined to be inaccurate at any time and such inaccuracy, if corrected, would have led to a higher Applicable Margin for any period (a “Relevant Period”) than the Applicable Margin applied for such Relevant Period, then (i) Parent shall promptly (and in no event later than five (5) Business Days thereafter) deliver to the Administrative Agent correct financial statements and a correct Compliance Certificate for such Relevant Period, (ii) the Applicable Margin shall be determined by reference to the corrected financial statements and Compliance Certificate, and (iii) if such determination is made prior to the termination of all Commitments and repayment in full of all Loans, the Borrowers shall pay to the Administrative Agent promptly upon written demand (and in no event later than five (5) Business Days after written demand) any additional interest owing as a result of such increased Applicable Margin for such Relevant Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).

“Arrangers” shall mean, collectively, each of the Persons on the cover page hereof as Joint Lead Arranger or Joint Bookrunner.

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any Disposition (including any sale and leaseback of assets) to any Person of, any asset or assets of any Borrower or any Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent and Parent, in the form of Exhibit A or such other form (including electronic documentation generated by use of an electronic platform) as shall be approved by the Administrative Agent and reasonably satisfactory to Parent.

“Assignor” shall have the meaning assigned to such term in Section 9.04(i).

“Availability Period” shall mean with respect to any Class of Revolving Facility Commitments, the period from and including the Closing Date until the Revolving Facility Maturity Date for such Class.

“Available Tenor” shall mean, as of any date of determination and with respect to any then-current Benchmark for any currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time; provided that, solely for the purpose of calculating the Commitment Fee pursuant to Section 2.12(a), the Revolving Facility Credit Exposure shall not include the applicable Swingline Exposure of such Revolving Facility Lender.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).“Basel II” shall mean, the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement.

“Basel III” shall mean, “Basel III: A global regulatory framework for more resilient banks and banking systems” and “Basel III: International framework for liquidity risk measurement, standards and monitoring” published by the Basel Committee on Banking Supervision in December 2010 in the form existing on the date of this Agreement.

“Basel IV” shall mean, any guidelines and standards published by the Basel Committee on Banking Supervision regarding capital requirements, leverage ratio and liquidity standards applicable to banks, following Basel III.

“Benchmark” shall mean, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b).

“Benchmark Replacement” shall mean, for any Available Tenor with respect to any Benchmark Transition Event, the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (B) the related Benchmark Replacement Adjustment; provided that, in the case of clause (B), such adjustment shall not be in the form of an increase of the Applicable Margin; provided further that, if the Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities that are substantially similar to the credit facilities under this Agreement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR” (if applicable), the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “SOFR Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(c)            in the case of a Term SOFR Transition Event, the Term SOFR Transition Date applicable thereto.

For the avoidance of doubt, (A) if the Reference Time for the applicable Benchmark refers to a specific time of day and the event giving rise to the Benchmark Replacement Date for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b) and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” shall have the meaning assigned to such term in Section 9.27(b).

“Board of Directors” shall mean, as to any Person, the board of directors or comparable governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Bona Fide Debt Fund” shall mean (i) commercial or corporate banks and (ii) bona fide fixed income investors or funds which principally hold passive investments in portfolios of commercial loans or debt securities for investment purposes in the ordinary course of business and for which a competitor of Parent or its Subsidiaries does not, directly or indirectly, possess the power to cause the direction of the investment policies at such entity.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement; provided that the term “Borrowers” shall also include any other Person from time to time that becomes an RCF Borrower hereunder pursuant to Section 9.25, and shall not include any Person that resigns as an RCF Borrower pursuant Section 9.25.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17.

“Borrower Representative” shall have the meaning assigned to such term in Section 9.22.

“Borrowing” shall mean (a) a group of Loans of a single Type under a single Facility, and made on a single date to any Borrower and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Minimum” shall mean (a) in the case of Term SOFR Loans, $1,000,000, (b) in the case of ABR Loans, $1,000,000, and (c) in the case of Swingline Loans, $250,000.

“Borrowing Multiple” shall mean (a) in the case of Term SOFR Loans, $500,000, (b) in the case of ABR Loans, $250,000, and (c) in the case of Swingline Loans, $250,000.

“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D-1 or another form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent).

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that if such day relates to any interest rate settings as to a Term SOFR Loan, any fundings, disbursements, settlements and payments in respect of any such Term SOFR Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Term SOFR Loan, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.

“Capitalized Lease Obligations” of any Person shall mean an obligation that is required to be classified and accounted for as a finance lease for financial reporting purposes on the basis of GAAP as of the Closing Date. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Revolving Facility Lenders, as collateral for Revolving L/C Exposure or obligations of the Revolving Facility Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the Collateral Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and each applicable Issuing Bank. “Cash Collateral”, “Cash Collateralized” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Interest Expense” shall mean, with respect to Parent and its Subsidiaries on a consolidated basis for any period, Interest Expense for such period to the extent such amounts are paid in cash for such period, excluding, without duplication, in any event (a) pay-in-kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, Parent or any Subsidiary thereof, including such fees paid in connection with the Transactions, (c) the amortization of debt discounts, if any, or fees in respect of Hedging Agreements, (d) any commissions, discounts, yield and other fees and charges related to Qualified Receivables Financing and (e) any payments on any leases, including any payment on any lease, sublease, rental or license of assets (or guarantee thereof), in each case as determined by Parent in good faith; provided, that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions or any amendment or other modification of this Agreement.

“Cash Management Agreement” shall mean any agreement to provide to Parent, any other Borrower or any of their respective Subsidiaries cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any Person that, at the time it enters into a Cash Management Agreement (or on the Closing Date with respect to Cash Management Agreements existing on the Closing Date), is a provider of facilities, services and/or other financial accommodations under a Cash Management Agreement.

“Casualty/Condemnation Event” means any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of Parent or its Subsidiaries.

“CFTC” means the U.S. Commodity Futures Trading Commission or any successor thereto.

A “Change in Control” shall be deemed to occur if:

(a)            any Person or Persons constituting a “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person and its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a Permitted Holder, shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of Voting Stock of Parent having more than 40.0% of the ordinary voting power of all of the outstanding Voting Stock of Parent; or

(b)            Parent shall fail to beneficially own, directly or indirectly, 100% of the issued and outstanding Equity Interests of any of the other Borrowers (other than, in the case of any Borrower that is a Subsidiary of Parent, as a result of any liquidation, dissolution, merger or consolidation of such Borrower into Parent or any other Borrower that is a Subsidiary of Parent consummated in connection with Section 6.05 and any Person that resigns as a Borrower pursuant to Section 9.25).

Notwithstanding the foregoing, a transaction or series of transactions in which Parent or a Parent Entity of Parent becomes a subsidiary of another Person (such Person, the “New Parent”) shall not constitute a Change in Control if (a) the equity holders of Parent or such Parent Entity immediately prior to such transaction or series of transactions beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the total voting power of the Voting Stock of Parent or such New Parent immediately following the consummation of such transaction or series of transactions, or (b) immediately following the consummation of such transaction or series of transactions, no Person, other than the New Parent, any subsidiary of the New Parent or any Permitted Holder, beneficially owns, directly or indirectly through one or more intermediaries, more than 40.0% of the voting power of the Voting Stock of Parent or such Parent Entity.

“Change in Law” shall mean (a) the adoption of any law, treaty, rule or regulation after the Closing Date (or, if later, the date the relevant Lender or Issuing Bank becomes party to this Agreement), (b) any change in law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date (or, if later, the date the relevant Lender or Issuing Bank becomes party to this Agreement) or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(c), by any Lending Office of such Lender or such Issuing Bank or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (or, if later, the date the relevant Lender or Issuing Bank becomes party to this Agreement); provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, or any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel II, Basel III and Basel IV, shall in each case under clauses (x) and (y), shall be deemed to be a “Change in Law” but only to the extent a Lender was not aware or could not have been reasonably aware of the matters set out in clauses (x) and (y) on the Closing Date (or, if later, the date the relevant Lender or Issuing Bank becomes party to this Agreement) and is imposing applicable increased costs or costs in connection with capital adequacy or liquidity requirements similar to those described in clauses (a) and (c) of Section 2.15 generally on other borrowers of loans under United States of America, which, as a credit matter, are similarly situated to the Borrowers.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Term B-1 Loans, Term B-2 Loans, Initial Revolving Loans, Extended Revolving Loans, Extended Term Loans or Swingline Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Term B-1 Loans, Term B-2 Loans, Initial Revolving Loans or Extended Revolving Loans, Extended Term Loans or Swingline Loans. Extended Revolving Loans or Extended Term Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Term B-1 Loans, Term B-2 Loans, Initial Revolving Loans or other Extended Revolving Loans or other Extended Term Loans, as applicable, shall each be construed to be in separate and distinct Classes.

“Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Closing Date” shall mean the date on which the conditions in Section 4.02 are satisfied or waived and the Revolving Credit Facility becomes effective, which is November 7, 2024.

“Closing Date Refinancing” shall mean the repayment, repurchase, redemption, defeasance or other discharge of all Indebtedness incurred under the Existing Credit Agreement (other than any Existing Letters of Credit) in accordance with its terms, and the termination and release of any security interests and guarantees in connection therewith.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all the “Collateral” (or equivalent term) as defined in any Security Document and all other property that is now or hereafter subject (or purported to be subject) to any Lien in favor of the Administrative Agent, the Collateral Agent or any subagent for the benefit of the Secured Parties pursuant to any Security Documents and which has not been released from such Lien in accordance with the Loan Documents at the time of determination.

“Collateral and Guarantee Requirements” shall mean the requirements set out in Section 5.10.

“Collateral Agent” shall mean Morgan Stanley Senior Funding, Inc.

“Collateral Agreement” shall mean the Collateral Agreement, dated as of the date of this Agreement, by and among Parent, certain Subsidiaries party thereto as grantors, and the Collateral Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean, with respect to any Lender, such Lender’s Revolving Facility Commitment, Term B-1 Loan Commitment, Term B-2 Loan Commitment or Incremental Term Loan Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall mean a certificate of a Financial Officer of Parent delivered pursuant to Section 5.02(b) for the applicable Test Period substantially in the form of Exhibit G, with such modifications to such form as may be reasonably approved by the Administrative Agent and Parent.

“Conduit Lender” shall mean any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that a Conduit Lender shall be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.05 (subject to the limitations and requirements of those Sections and Section 2.20 and it being understood that the documentation required under Section 2.17(e) shall be delivered solely to the designating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b) but no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.15, Section 2.16, Section 2.17, Section 2.18 or Section 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made with the prior written consent of the Company (not to be unreasonably withheld or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of “Conduit Lender” and provided that the designating Lender provides such information as the Company reasonably requests in order for the Company to determine whether to provide its consent or (b) be deemed to have made any Commitment.

“Consolidated Debt” at any date shall mean the sum of (without duplication) the aggregate principal amount of all Indebtedness of Parent and its Subsidiaries described in paragraphs (a), (b), (e) and (j) of such term (other than letters of credit or bank guarantees, in each case, to the extent undrawn), determined on a consolidated basis on such date in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its consolidated subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication,

(a)            any net after-tax extraordinary, exceptional, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto), any severance, relocation or other restructuring expenses (including any cost or expense related to employment of terminated employees), any expenses, promotions or charges related to any New Project or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to closing costs, rebranding costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, opening costs, recruiting costs, signing, retention or completion bonuses, litigation and arbitration costs, charges, fees and expenses (including settlements), and expenses or charges related to any offering of Equity Interests or debt securities of Parent or any Subsidiary, any Investment, acquisition, Disposition, recapitalization or incurrence, issuance, repayment, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses or charges related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and Transaction Expenses incurred before, on or after the Closing Date), in each case, shall be excluded,

(b)            any net after-tax income or loss from Disposed of, abandoned, closed or discontinued operations or fixed assets and any net after-tax gain or loss on the Dispositions of Disposed of, abandoned, closed or discontinued operations or fixed assets shall be excluded,

(c)            any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business Dispositions or asset Dispositions other than in the ordinary course of business (as determined in good faith by the management of Parent) shall be excluded,

(d)            any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or buy-back of indebtedness, Hedging Agreements or other derivative instruments shall be excluded,

(e)            (i) the Net Income for such period of any Person that is not a subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) in respect of such period and (ii) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent Person or a subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) from any Person in excess of, but without duplication of, the amounts included in subclause (i),

(f)             the cumulative effect of a change in accounting principles during such period shall be excluded,

(g)            effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and its subsidiaries and including the effects of adjustments to (i) deferred rent, (ii) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (iii) any deferrals of revenue) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(h)            any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP, shall be excluded,

(i)             any (i) non-cash compensation charge or (ii) non-cash costs or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,

(j)             accruals and reserves that are established or adjusted in connection with the Transactions or within twelve months after the Closing Date or the closing of any acquisition or investment and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,

(k)            non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretation shall be excluded,

(l)            any non-cash charges for deferred tax asset valuation allowances shall be excluded,

(m)           any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Agreements for currency exchange risk, shall be excluded,

(n)            (A) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and (B) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period).

“Continuing Letter of Credit” shall have the meaning assigned to such term in Section 2.05(k).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Covered Affiliate” shall have the meaning assigned to such term in Section 9.08(k)(i).

“Covered Entity” shall have the meaning assigned to such term in Section 9.27(b).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding any Business Day adjustment) as such Available Tenor.

“Covered Party” shall have the meaning assigned to such term in Section 9.27(a).

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Cumulative Credit” shall mean, as of any date of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a)            the greater of (x) $~~150,000,000~~250,000,000 and (y) 50% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, plus

(b)            an amount equal to the greater of (i) 50% of Consolidated Net Income of Parent for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Closing Date occurs to the end of Parent’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.02(a) (which amount shall be not less than zero), (ii) 100% of EBITDA of Parent for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Closing Date occurs to the end of Parent’s most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.02(a) less 140% of the Fixed Charges of Parent for the same period (which amount shall not be less than zero) and (iii) an amount (which amount shall not be less than zero) equal to the Cumulative Retained Excess Cash Flow Amount at such time, plus

(c)            the cumulative amount of proceeds (including cash and the fair market value (as determined in good faith by Parent) of property other than cash) from the sale of Equity Interests of Parent or any Parent Entity after the Closing Date (including upon exercise of warrants or options), which proceeds have been contributed as common equity to the capital of Parent; provided, that this clause (c) shall exclude (i) Permitted Cure Securities, (ii) sales of Equity Interests financed as contemplated by Section 6.04(d) or used as described in clause (vii) of the definition of “EBITDA”, (iii) any amount used to incur Indebtedness under Section 6.01(k), any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b), and (iv) Excluded Contributions, plus

(d)            100% of the aggregate amount of contributions as common equity to the capital of Parent received in cash (and the fair market value (as determined in good faith by Parent) of property other than cash) after the Closing Date (subject to the same exclusions as are applicable to clause (c) above), plus

(e)            an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale or other disposition, repayments, repurchases, redemptions, income and similar amounts) actually received by any Borrower or any of their respective Subsidiaries in respect of any Investments made pursuant to Section 6.04(i)(Y); provided, that any amount added to the Cumulative Credit pursuant to this clause (e) shall not exceed the amount of the initial Investment, plus

(f)            100% of the aggregate amount received by Parent or any of its Subsidiaries in cash (and the fair market value (as determined in good faith by Parent) of property other than cash received by Parent or any of its Subsidiaries) after the Closing Date from:

(i)            the issuance or sale (other than to Parent or any of its Subsidiaries) of the Equity Interests of an Unrestricted Subsidiary, or

(ii)           any dividend or other distribution by an Unrestricted Subsidiary, plus

(g)            in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Parent or any Subsidiary, the fair market value (as determined in good faith by Parent) of the Investments of Parent or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) if the original designation of such Subsidiary as an Unrestricted Subsidiary constituted a use of the Cumulative Credit; provided, that any amount added to the Cumulative Credit pursuant to this clause (g) shall not exceed the amount of the initial Investment, plus

(h)            100% of the proceeds initially received by Parent or any Subsidiary from Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of Parent or any Subsidiary thereof (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Qualified Equity Interests in Parent or any Parent Entity, plus

(i)             the amount of any Declined Proceeds, minus

(j)             any amounts thereof used to make Investments pursuant to Section 6.04(i)(Y) after the Closing Date prior to such time, minus

(k)            the cumulative amount of Restricted Payments made pursuant to Section 6.06(e) after the Closing Date prior to such time, minus

(1)            any amount thereof used to make payments or distributions in respect of Junior Financings pursuant to Section 6.09(b)(i)(E) (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (b) above).

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods (which shall not be less than zero for any Excess Cash Flow Period) ending after the First Amendment Effective Date and prior to such date.

“Cure Amount” shall have the meaning assigned to such term in Section 7.03.

“Cure Right” shall have the meaning assigned to such term in Section 7.03.

“Current Assets” shall mean, with respect to Parent and the Subsidiaries on a consolidated basis at any date of determination, the sum of all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Parent and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.

“Current Liabilities” shall mean, with respect to Parent and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of Parent and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) Third Party Funds, if applicable, and (f) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations.

“Customary Bridge Loans” shall mean customary bridge loans (as determined by Parent in good faith) with a maturity date of no longer than one year (without giving effect to any extension option or similar provision); provided that, where the term Customary Bridge Loans is used in the context of any exception to any requirement as to the Weighted Average Life to Maturity or the final maturity of any Indebtedness, and to the extent the bridge loans include exchange or conversion provisions, any Indebtedness that is to be exchanged for or otherwise to replace such bridge loans, or into which such bridge loans are to be converted, shall be used for purposes of determining whether such requirement is satisfied, except to the extent any such Indebtedness would constitute Inside Maturity Date Debt.

“Data Privacy Laws” shall mean all Applicable Laws relating in any way to the transmission, storage, security or protection of data and information, including Personal Information.

“DCM” shall have the meaning assigned to such term in the definition of the term “Prediction Markets”.

“DCO” shall have the meaning assigned to such term in the definition of the term “Prediction Markets”.

“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code and all other administration, liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization, or similar debtor relief law or corporate insolvency laws in the United States of America or other applicable jurisdictions from time to time in effect.

“Debt Service” shall mean, with respect to the Borrowers and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period, plus scheduled principal amortization of Consolidated Debt for such period.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.10(c)(i).

“Declining Lender” shall have the meaning assigned to such term in Section 2.10(c)(i).

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Right” shall have the meaning assigned to such term in Section 9.27(b).

“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Parent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified Parent, Administrative Agent or any Issuing Bank in writing that it does not intend or expect to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or Parent, to confirm in writing to the Administrative Agent and Parent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Parent), (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, interim receiver, receiver and manager, monitor, examiner, administrative receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (e) is a Sanctioned Party. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery of written notice of such determination to Parent, each Issuing Bank and each Lender.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by Parent) of non-cash consideration received by Parent or any of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of Parent, setting forth such valuation, less the amount of cash equivalents received in connection with a subsequent disposition of, or other receipt of cash equivalents in respect of, such Designated Non-Cash Consideration.

“Disinterested Director” shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Dispose” or “Disposed of” shall mean to convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset. The term “Disposition” shall have a correlative meaning to the foregoing.

“Disqualification” shall mean, with respect to any Lender:

(a)            the failure of that Person timely to file pursuant to applicable Gaming Laws:

(i)            any application requested of that Person by any Gaming Authority in connection with any licensing required of that Person as a lender to a Borrower; or

(ii)           any required application or other papers in connection with determination of the suitability of that Person as a lender to a Borrower;

(b)            the withdrawal by that Person (except where requested or permitted by the Gaming Authority) of any such application or other required papers;

(c)            any finding by a Gaming Authority that there is reasonable cause to believe that such Person may be found unqualified or unsuitable;

(d)            any final determination by a Gaming Authority pursuant to applicable Gaming Laws:

(i)            that such Person is “unsuitable” as a lender to a Borrower;

(ii)           that such Person shall be “disqualified” as a lender to a Borrower; or

(iii)          denying the issuance to that Person of any license or other approval required under applicable Gaming Laws to be held by all lenders to a Borrower; and the word “Disqualified” as used herein shall have a meaning correlative thereto; or

(e)            any other “Unsuitable Person” as defined in the Articles of Incorporation of Parent.

“Disqualified Stock” shall mean, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by Parent or the other Borrowers in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EBITDA” shall mean, with respect to Parent and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of Parent and its Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (ix) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i)            provision for Taxes based on income, profits or capital of Parent and its Subsidiaries for such period, including state, franchise, gross receipts and margins, and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations) and, without duplication of the foregoing, the amount of any distributions in respect of the foregoing items pursuant to Section 6.07(b)(iii) or Section 6.06(1),

(ii)           Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of Parent and its Subsidiaries for such period, together with items excluded from the definition of “Interest Expense” pursuant to clause (a) thereof,

(iii)          depreciation and amortization expenses of Parent and its Subsidiaries for such period including the amortization of intangible assets, deferred financing fees, original issue discount, amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,

(iv)           business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include the effect of inventory optimization programs, facility, branch, office or business unit closures, facility, branch, office or business unit consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments, excess pension charges, start-up or initial costs for any project, division or new line of business, reserves associated with improvements to IT and accounting functions, office or business unit opening costs or any one-time costs incurred in connection with acquisitions, Investments, New Projects and any fees, costs, expenses associated with acquisition related litigation and settlements thereof),

(v)            any other non-cash charges; provided, that for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),

(vi)           any expenses, promotions or charges (other than depreciation or amortization expense as described in the preceding subclause (v)) related to any issuance of Equity Interests, Investment, acquisition, New Project, Disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to this Agreement and (y) any amendment or other modification of the Obligations or other Indebtedness,

(vii)          any costs or expense incurred pursuant to any management equity plan or stock option plan, any non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of any management equity plan and any charges arising on any management equity plan accounted for as cash settled under GAAP), or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of a Loan Party (other than contributions received from Parent or another Subsidiary Loan Party) or net cash proceeds of an issuance of Qualified Equity Interests of Parent,

(viii)         the amount of any loss attributable to a New Project~~,~~ until the date that is 12 months after the date of completing the construction, acquisition, assembling, creation, launch or offering of such New Project, as the case may be; provided, that (A) such losses are reasonably identifiable and factually supportable and certified by a Responsible Officer of Parent and (B) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling, launch or creation, as the case may be, shall not be included in this subclause (viii), ~~and~~except that the amount of any losses attributable to any and all New Projects relating to the Prediction Markets Business that were completed on or prior to August 19, 2026 (which is the date on which Parent completed the launch of its FCM), including relating to the launch and operation of its IB, FCM, DCM and market maker operations (in each case as in existence as of and prior to August 19, 2026), may be added until February 28, 2028; and

(ix)            with respect to any joint venture that is not a Subsidiary an amount equal to the proportion of EBITDA relating to such joint venture corresponding to Parent’s and the Subsidiaries’ proportionate share of such joint venture’s EBITDA (determined as if such joint venture were a Subsidiary), minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of Parent and its Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent

“EEA Member Country” shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Employee Benefit Plan” shall mean any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained by Parent, any other Borrower or any of the Subsidiaries or under which Parent, any other Borrower or any of the Subsidiaries has any obligations.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all Applicable Laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, use, transport, management, Release or threatened Release of, or exposure to, any Hazardous Material or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials).

“Environmental Permits” shall have the meaning assigned to such term in Section 3.15.

“Equity Interests” of any Person shall mean any and all shares, stock or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred stock, any member interest in a cooperative, any limited or general partnership interest and any limited liability company membership interest, any warrants, options or other rights to purchase or otherwise acquire any of the foregoing and any securities or other rights or interests convertible into or exchangeable for any of the foregoing (but excluding, prior to such conversion or exchange, any Indebtedness convertible or exchangeable for any of the foregoing).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Parent, any other Borrower or any Subsidiary Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by Parent, the other Borrowers, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by Parent, the other Borrowers, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan under Section 4041 or 4042 of ERISA; (g) the incurrence by Parent, the Borrowers, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by Parent, the other Borrowers, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Parent, the other Borrowers, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (j) the withdrawal of any of Parent, the other Borrowers, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“Erroneous Payment” shall have the meaning assigned to such term in Section 8.16(a).

“Erroneous Payment Subrogation Rights” shall have the meaning assigned to such term in Section 8.16(b).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, with respect to Parent and its Subsidiaries on a consolidated basis for any Excess Cash Flow Period, EBITDA of Parent and its Subsidiaries on a consolidated basis for such Excess Cash Flow Period, minus, without duplication (and without duplication of any deductions set forth in Section 2.11(c)), (A):

(a) Debt Service for such Excess Cash Flow Period,

(b) the amount of any voluntary payment or prepayment permitted hereunder of term Indebtedness or other long-term liabilities during such Excess Cash Flow Period (other than any voluntary prepayment of Term Loans and term or notes Other Pari Passu Indebtedness, which in each case shall be the subject of Section 2.11(c)) and the amount of any voluntary payment or prepayment of revolving Indebtedness (other than any voluntary prepayment of the Revolving Facility Loans and revolving Other Pari Passu Indebtedness, which in each case shall be the subject of Section 2.11(c)) to the extent accompanied by permanent reductions of any revolving facility commitments during such Excess Cash Flow Period, so long as the amount of such prepayment is not already reflected in Debt Service,

(c) (i) Capital Expenditures and New Project expenditures by Parent and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period that are paid in cash and (ii) the aggregate consideration paid in cash during the Excess Cash Flow Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder,

(d) Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or other permitted Investments or payments in respect of planned restructuring activities that Parent or any Subsidiary shall, during such Excess Cash Flow Period, become obligated to make or otherwise anticipated to make payments with respect thereto but that are not made during such Excess Cash Flow Period; provided, that (i) Parent shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of Parent and certifying that payments in respect of such Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or other permitted Investments are expected to be made in the following Excess Cash Flow Period, and (ii) any amount so deducted shall not be deducted again in a subsequent Excess Cash Flow Period,

(e)            Taxes paid in cash by ~~the~~ Parent and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period or that will be paid within nine months after the close of such Excess Cash Flow Period; provided, that with respect to any such amounts to be paid after the close of such Excess Cash Flow Period, (i) any amount so deducted shall not be deducted again in a subsequent Excess Cash Flow Period, and (ii) appropriate reserves shall have been established in accordance with GAAP,

(f)            an amount equal to any increase in Working Capital (other than any increase arising from the recognition or de-recognition of any Current Assets or Current Liabilities upon an acquisition or disposition of a business) of Parent and its Subsidiaries for such Excess Cash Flow Period,

(g)            cash expenditures made in respect of Swap Obligations during such Excess Cash Flow Period, to the extent not reflected in the computation of EBITDA or Interest Expense,

(h) permitted Restricted Payments paid in cash by Parent during such Excess Cash Flow Period and permitted Restricted Payments paid by any Subsidiary to any ~~person~~Person other than the Borrowers or any of the Subsidiaries during such Excess Cash Flow Period, in each case in accordance with Section 6.06 (other than Section 6.06(e)),

(i)            amounts paid in cash during such Excess Cash Flow Period on account of (A) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining EBITDA of Parent and its Subsidiaries in a prior Excess Cash Flow Period and (B) reserves or accruals established in purchase accounting,

(j)            the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) thereon, in connection with any asset disposition or Casualty/Condemnation Event, except to the extent deducted in the computation of Net Proceeds, and

(k)            (i) the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Excess Cash Flow Period), or an accrual for a cash payment, by Parent and its Subsidiaries or did not represent cash received by Parent and its Subsidiaries, in each case on a consolidated basis during such Excess Cash Flow Period and (ii) without duplication, amounts added back in calculating EBITDA pursuant to clauses (a)(viii) and (a)(ix) of the definition thereof, plus, without duplication, (B):

(a)            an amount equal to any decrease in Working Capital (other than any decrease arising from the recognition or de-recognition of any Current Assets or Current Liabilities upon an acquisition or disposition of a business) of Parent and its Subsidiaries for such Excess Cash Flow Period,

(b)          all amounts referred to in clauses (A)(b), (A)(c) and (A)(d) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capitalized Lease Obligations and purchase money Indebtedness, but excluding proceeds of extensions of credit under any revolving credit facility), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any ~~person~~Person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(c)            to the extent any permitted Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or permitted Investments or payments in respect of planned restructuring activities referred to in clause (A)(d) above do not occur in the following Excess Cash Flow Period of Parent specified in the certificate of Parent provided pursuant to clause (A)(d) above, the amount of such Capital Expenditures, Permitted Business Acquisitions, New Project expenditures or permitted Investments or payments in respect of planned restructuring activities that were not so made in such following Excess Cash Flow Period,

(d)            cash payments received in respect of Swap Obligations during such Excess Cash Flow Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense,

(e)            any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(b)), and

(f)            the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by Parent or any Subsidiary or (ii) such items do not represent cash paid by Parent or any Subsidiary, in each case on a consolidated basis during such Excess Cash Flow Period.

“Excess Cash Flow Period” shall mean each fiscal year of Parent, commencing with the fiscal year of Parent ending December 31, 2026.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” shall mean the cash and the fair market value of assets other than cash (as determined by Parent in good faith) received by Parent after the Closing Date from: (a) contributions to its common Equity Interests, and (b) the sale or issuance (other than to a Subsidiary of Parent or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Qualified Equity Interests of Parent, in each case designated as Excluded Contributions pursuant to a certificate of a Responsible Officer of Parent on or promptly after the date such capital contributions are made or the date such Equity Interest is sold or issued, as the case may be.

“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.

“Excluded Lender” shall have the meaning assigned to such term in Section 9.08(k)(i).

“Excluded Property” shall mean:

(a)            (1) any property subject to a purchase money security agreement, capital lease or similar arrangement permitted by this Agreement to the extent the granting of a security interest therein is prohibited thereby or otherwise requires consent (unless such consent has been obtained) and/or (2) any lease, license, permit or agreement or any property subject to such agreement, in each case in existence on the Closing Date or upon acquisition of the relevant Subsidiary party thereto, to the extent that a grant of a security interest therein would violate or invalidate such lease, license, permit or agreement or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (unless such consent has been obtained) and such prohibition, termination right or consent requirement is not entered into in contemplation hereof; provided that the foregoing exclusions in clauses (1) and (2) shall not apply if (i) such prohibition has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such lease, license, permit, agreement or property or (ii) such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of Article 9 of the Uniform Commercial Code, as applicable and as then in effect in any relevant jurisdiction, or any other Applicable Law (including the U.S. Bankruptcy Code) or principles of equity; provided further that immediately upon the ineffectiveness, lapse or termination of any such prohibition provision, the applicable Loan Party shall be deemed to have automatically granted a security interest in, all its rights, title and interests in and to such lease, license, permit, agreement or property as if such provision had never been in effect;

(b)            to the extent that, and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of, render void or voidable, or result in the cancellation of, any registration that issues from such intent-to-use trademark or service mark application under applicable federal law, the Collateral shall not include any intent-to-use trademark or service mark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, provided that upon such filing and acceptance, such intent-to-use applications shall be included in the Collateral and automatically subject to the Lien granted herein;

(c)            motor vehicles, airplanes and other assets subject to certificates of title;

(d)            any (i) fee interest in owned real property, (ii) any leasehold interests in real property and (iii) any fixtures affixed to any real property to the extent a security interest in such fixtures may not be perfected by a UCC-1 financing statement in the jurisdiction of organization of the applicable Loan Party;

(e)            letter of credit rights (other than those that constitute Supporting Obligations (as defined in the Uniform Commercial Code) as to other Collateral) (i) where the value is less than $5,000,000 in the aggregate and (ii) to the extent a Lien thereon cannot be perfected by the filing of a Uniform Commercial Code financing statement;

(f)            any governmental licenses or state or local franchises, charters and authorizations, including any Gaming Licenses or other assets relating to Gaming or any Prediction Market Licenses or other assets relating to Prediction Markets, in each case, to the extent the granting of security interests therein are prohibited or restricted thereby;

(g)            pledges and security interests prohibited or restricted by Applicable Law (including any requirement to obtain the consent of any Governmental Authority or third party, unless such consent has been obtained) (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code);

(h)            Commercial Tort Claims (as defined in the Uniform Commercial Code) where the amount of damages claimed by the applicable Loan Party is less than $5,000,000 in the aggregate;

(i)            any assets to the extent a security interest in such assets would result in material and adverse tax consequences (for the avoidance of doubt, excluding any required Uniform Commercial Code or similar filing fees or taxes) as reasonably determined by Parent in good faith;

(j)            particular assets if and for so long as, in the reasonable judgment of the Collateral Agent in consultation with Parent, the cost, burden, difficulty or consequence of obtaining or perfecting a security interest in such assets is disproportionate to the benefits to Collateral Agent and the Lenders afforded thereby;

(k)            any assets that require action under the law of any non-U.S. jurisdiction to create or perfect a security interest in such assets, including any Intellectual Property registered in any non-U.S. jurisdiction (and no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction shall be required);

(l)            interests in, and assets of, (i)  captive insurance subsidiaries, (ii) special purpose securitization vehicles, (iii) Immaterial Subsidiaries and (iv) any Subsidiary that primarily holds player deposits, reserves or winnings ~~and/or Gaming Licenses,~~ (including DK Player Reserve, LLC, a Delaware limited liability company), Gaming Licenses, customer segregated funds and/or Prediction Market Licenses (including any Subsidiary registered as a DCM, DCO, FCM, IB or SD), in each case, for so long as such Subsidiary continues to primarily hold such player deposits, reserves or winnings ~~and/or Gaming~~, Gaming Licenses, customer segregated funds and/or Prediction Market Licenses;

(m)            interests in joint ventures and non-Wholly Owned Subsidiaries which cannot be pledged without the consent of third parties (unless such consent has been obtained);

(n)            any segregated funds held in escrow for the benefit of an unaffiliated third party;

(o)            securitization assets subject to a Qualified Receivables Financing to the extent the terms of the Qualified Receivables Financing prohibit the existence of the Liens hereunder;

(p)            any Exempt Accounts (as defined in the Collateral Agreement); and

(q)            any Excluded Securities.

“Excluded Securities” shall mean any of the following:

(a)            any Equity Interests or Indebtedness with respect to which the Administrative Agent and Parent reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents (including any adverse tax consequences) are likely to be excessive in relation to the value to be afforded thereby;

(b)            any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any Applicable Law after giving effect to the anti-assignment provisions of the Uniform Commercial Code or equivalent law of any applicable jurisdiction;

(c)            (i) any Equity Interests of any Person that is not a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by (x) any applicable organizational documents, joint venture agreement or shareholder agreement or (y) any other contractual obligation with an unaffiliated third party not in violation of Section 6.09(c) binding on such Equity Interests to the extent in existence on the Closing Date or on the date of acquisition thereof and not entered into in contemplation thereof (other than in connection with the incurrence of Indebtedness of the type contemplated by Section 6.01(h)) (other than, in this subclause (A)(y), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other Applicable Laws), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(y) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrowers or any Subsidiary to obtain any such consent) and shall only apply for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(y) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (A)(y), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other Applicable Laws);

(d)            any Equity Interests of (i) any Immaterial Subsidiary, (ii) any Subsidiary that is an Excluded Subsidiary pursuant to clause (l) of the definition thereof or (iii) any Unrestricted Subsidiary;

(e)            more than 65.0% of the issued and outstanding Equity Interests (other than non-voting Equity Interests) of (i) each Subsidiary that is not a Foreign Subsidiary, (ii) each Subsidiary that is a FSHCO and (iii) any Subsidiary of such Persons in clauses (i) and (ii); and

(f)            any Margin Stock.

“Excluded Subsidiary” shall mean any of the following:

(a)            each Immaterial Subsidiary;

(b)            each Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary);

(c)            each Subsidiary that is prohibited from Guaranteeing or granting Liens to secure the Obligations by any Applicable Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless such Applicable Law is satisfied or such consent, approval, license or authorization has been received);

(d)            each Subsidiary that is prohibited by any applicable contractual requirement from Guaranteeing or granting Liens to secure the Obligations on the Closing Date or at the time such Subsidiary becomes a Subsidiary not in violation of Section 6.09(c) (and for so long as such restriction or any replacement or renewal thereof is in effect);

(e)            any other Subsidiary with respect to which, the Administrative Agent and Parent reasonably agree that the cost or other consequences (including any adverse tax consequences) of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby;

(f)            each Unrestricted Subsidiary;

(g)            with respect to any Swap Obligation, any Subsidiary that is not an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder;

(h)            any joint venture or any such similar entity;

(i)            any Foreign Subsidiary;

(j)            any FSHCO;

(k)            any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary; and

(l)            any Subsidiary that primarily holds player deposits, reserves or winnings ~~and/or Gaming Licenses,~~ (including DK Player Reserve, LLC, a Delaware limited liability company), Gaming Licenses, customer segregated funds and/or Prediction Market Licenses (including any Subsidiary registered as a DCM, DCO, FCM, IB or SD), in each case, for so long as such Subsidiary continues to primarily hold such player deposits, reserves or winnings ~~and/or Gaming~~, Gaming Licenses, customer segregated funds and/or Prediction Market Licenses;

provided that (i) no Borrower that is a Subsidiary of Parent shall be an Excluded Subsidiary and (ii) if Parent elects pursuant to clause (b) of the definition of “Subsidiary Loan Party” for any Subsidiary that would otherwise be an Excluded Subsidiary to become a Guarantor under the Loan Documents, such Subsidiary shall not constitute an Excluded Subsidiary (or a Foreign Subsidiary or FSHCO) for purposes of this definition for so long as such election is in effect.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the ~~Commodity Futures Trading Commission~~CFTC (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and Parent. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document (each such Person, a “Recipient”), (i) franchise Taxes and Taxes imposed on or measured by its overall net income, profits, gains or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), by a jurisdiction (including any political subdivision thereof) as a result of such Recipient being organized in, under the laws of, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (1) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by a Borrower under Section 2.19(b)) or (2) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (iii) any withholding Tax that is attributable to such Recipient’s failure to comply with Section 2.17(e) or Section 2.17(f), and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Existing Convertible Note” shall mean the 0% Convertible Senior Notes issued by DraftKings Holdings Inc. (formerly known as DraftKings Inc.) in an aggregate principal amount of $1,265,000,000 pursuant to the Indenture dated March 18, 2021, between DraftKings Holdings Inc., as issuer, and Computershare Trust Company, N.A., as trustee.

“Existing Credit Agreement” shall have the meaning assigned to such term in the recitals of this Agreement.

“Existing Letter of Credit” shall mean each letter of credit that is listed on Schedule 1.01(H) hereto and (b) any other letter of credit that is issued by any Issuing Bank (or any Person that substantially concurrently with such designation shall become an Issuing Bank in accordance with this Agreement) for the account of Parent or any Subsidiary (or any Person that substantially concurrently with such designation shall merge or consolidate with Parent or any Subsidiary or shall become a Subsidiary) and, subject to compliance with the requirements set forth in Section 2.05 as to the maximum Revolving L/C Exposure and expiration of Letters of Credit, is designated as an Existing Letter of Credit by written notice thereof by Parent and such Issuing Bank (or such person) to the Administrative Agent. Any such designation shall constitute a Credit Event for purposes of Section 4.01.

“Expiring Credit Commitment” shall have the meaning assigned to such term in Section 2.04(d).

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(f).

“Extended Revolving Loans” shall have the meaning assigned to such term in Section 2.21(f).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(f).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(f).

“Extension” shall have the meaning assigned to such term in Section 2.21(f).

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder; it being understood that, as of the ~~First~~Second Amendment Effective Date, there are ~~two~~three Facilities (i.e. the Term B-1 Facility established on the First Amendment Effective Date and the Term B-2 Facility and Revolving Facility Commitments established on the ~~Closing~~Second Amendment Effective Date and, in each case, the extensions of credit thereunder) and, thereafter, the term “Facility” shall include any other Class of Commitments and the extensions of credit thereunder.

“Fantasy Sports Contests” shall mean any fantasy or simulated activity or contest where winning outcomes are determined predominantly by accumulated statistical results of the performance of individuals in athletic or other events; the wining outcome reflects the knowledge and skill of the participant; and a winning outcome is not based solely on the performance of a single team or individual.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any Treasury Regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the Closing Date (or any amended or successor version described above) and any intergovernmental agreements (or related rules, legislation or official administrative guidance) implementing the foregoing.

“FCA” means the Financial Conduct Authority, the regulatory supervisor of the IBA.

“FCM” shall have the meaning assigned to such term in the definition of the term “Prediction Markets”.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) of the quotations for such day for such transactions received by the Administrative Agent from three depositary institutions of recognized standing selected by it and (c) if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letters” shall mean, collectively, (i) the Original Fee Letter and (ii) the Administrative Agent Fee Letter, dated as of ~~February 12~~July 20, ~~2025~~2026, between Parent and Morgan Stanley Senior Funding, Inc.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administration Fees.

“Financial Covenant” shall mean the covenant of Parent set forth in Section 6.11.

“Financial Officer” of any Person shall mean the Chief Financial Officer or an equivalent financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller or a director of such Person, or a duly authorized signatory of such Person who is a Financial Officer of a subsidiary of such Person.

“First Amendment” shall mean that certain First Amendment, dated as of March 4, 2025, by and among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” shall mean the date on which the conditions in Section 5 of the First Amendment are satisfied or waived and the Term B-1 Facility becomes effective, which is March 4, 2025.

“Fitch” shall mean Fitch Ratings Inc. and its successors and assigns.

“Fixed Charges” shall mean, with respect to any Person for any period, the sum of:

(a)            Cash Interest Expense of such Person and its Subsidiaries on a consolidated basis for such period, and

(b)            all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Floor” shall mean (a) with respect to ABR, a rate of interest equal to 1.00% per annum and (b) with respect to Term SOFR, a rate of interest equal to 0.00% per annum.

“Foreign Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States Person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Foreign Plan” shall have the meaning assigned to such term in Section 3.14(b).

“Foreign Subsidiary” shall mean any direct or indirect Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (i) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (ii) with respect to any Swingline Lender, such Defaulting Lender’s Revolving Facility Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“FSHCO” shall mean any Subsidiary of Parent that has no material assets other than Equity Interests (or Equity Interests and Indebtedness) in one or more Foreign Subsidiaries or other FSHCOs.

“GAAP” shall mean the generally accepted accounting principles in the United States of America as in effect from time to time, provided that at any date after the Closing Date, Parent may make an irrevocable election to establish that “GAAP” shall mean GAAP as in effect on a date that is on or prior to the date of such election, provided, further that if, after the Closing Date, any Governmental Authority with jurisdiction over the Group (including the ~~Securities and Exchange Commission~~SEC) determines that a material change is required to the application of GAAP (or any component, rule or principle thereof) as it relates to the preparation of the financial statements of Parent, as compared to such application prior to that determination, Parent (acting reasonably and in good faith) may request by notice in writing to the Administrative Agent that the ratios in respect of the Financial Covenant are amended to ensure that Parent is given comparable protection in respect of the Financial Covenant to that contemplated by such ratios prior to that determination and such amendments shall be implemented by the Administrative Agent without the need for any other consent or permission from any other Person provided that the Administrative Agent has not received notice in writing of objection to such proposed amendments from any Lender or Lenders comprising the Required Lenders under the Revolving Facility within 10 Business Days of the Administrative Agent having received such notice from Parent. Except as otherwise will be set forth in this Agreement, all ratios and calculations based on GAAP contained in this Agreement shall be computed in accordance with GAAP.

“Gaming” shall mean games of chance or skill, pari-mutuel, fixed odds, pools or otherwise (including Lottery, Fantasy Sports Contests, pari-mutuel betting, bingo, horse and dog racing, simulated racing and sporting events, jai alai, sports betting, online casino games/igaming, social casino, poker and keno) whether played for real money or cash equivalent, virtual currency, free, or otherwise and any type of ancillary service or product related to the foregoing; provided that, for the avoidance of doubt, the definition of “Gaming” shall exclude Prediction Markets.

“Gaming Authority” means any Governmental Authority in any jurisdiction with regulatory, enforcement or administrative control, authority or jurisdiction over Gaming activities~~.~~ (other than any general criminal, consumer, tax, revenue or competition Governmental Authority, except to the extent that such Governmental Authority (or bureau, division or department thereof) is specifically responsible for administering Gaming Laws).

“Gaming Business” shall mean, collectively, the research, design, development, marketing, broadcasting, streaming, promotion, sales, operations, maintenance and commercial exploitation pertaining to the operation of, and providing products and services for, Gaming, and all products and services incidentally related to, or which are an extension, development or expansion of, Gaming.

“Gaming Laws” shall mean all Applicable Laws (including any statute, regulation, rule, requirement, standard, guidance, order, announcement or notice of any Gaming Authority) or industry codes of practice or conduct relating to Gaming that are applicable to Parent, its Subsidiaries and/or their respective ~~businesses~~Gaming Businesses.

“Gaming Licenses” shall mean any permits, licenses, memorandums of understanding, authorization to operate, certifications, approvals, registrations, consents, authorizations, franchises, variances, contractual authority, exemptions and orders issued or granted to Parent or any of Affiliate thereof by a Gaming Authority with respect to their respective Gaming Businesses.

“Governmental Authority” shall mean the government of the United States of America, any other nation or government, any state, territorial, municipal, local or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization (including, for the avoidance of doubt, any Gaming Authorities or Prediction Market Authorities).

“Group” means Parent and its Subsidiaries (excluding, for the avoidance of doubt, any Unrestricted Subsidiaries).

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guarantee Agreement” shall mean the Guarantee Agreement, dated as of the date of this Agreement, by and among Parent, certain Subsidiaries party thereto as Guarantors and the Collateral Agent, as may be amended, restated, supplemented or otherwise modified from time to time.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee”.

“Guarantors” shall mean each of the Subsidiary Loan Parties and, except with respect to the Obligations in respect of which it is primarily liable as a Borrower, each of Parent and the other Borrowers.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hedge Bank” shall mean any Person that at the time it enters into a Hedging Agreement (or on the Closing Date with respect to Hedging Agreements existing on the Closing Date), is an Agent, an Arranger or a Lender or an Affiliate of any such Person, in each case, in its capacity as a party to such Hedging Agreement. For the avoidance of doubt, any Hedge Bank shall continue to be a Hedge Bank with respect to the applicable Hedging Agreement even if it ceases to be an Agent, Arranger, Lender or Affiliate thereof after the Closing Date.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or any of its Subsidiaries shall be a Hedging Agreement.

“IB” shall have the meaning assigned to such term in the definition of the term “Prediction Markets”.

“Immaterial Subsidiary” shall mean any Subsidiary that did not, as of the last day of the fiscal quarter of Parent most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.02, have revenue equal to or greater than 5.0% of the consolidated revenues of Parent and its Subsidiaries as of such date for the Test Period most recently ended; provided, that if at any time all Immaterial Subsidiaries, taken as a whole, have revenue which is greater than 10.0% of the consolidated revenues of Parent and its Subsidiaries on such date, the Borrowers shall designate which of such Subsidiaries will no longer constitute “Immaterial Subsidiaries” to the extent necessary to cause such excess to be eliminated.

“Increased Cost Party” shall have the meaning assigned to such term in Section 2.15(a)(i).

“Incremental Amendment” shall have the meaning assigned to such term in Section 2.21(b).

“Incremental Amount” shall mean, at the time of the establishment of the commitments in respect of the Indebtedness to be incurred utilizing this definition (or, at the option of Parent, at the time of incurrence of such Indebtedness), the sum of:

(a)            the excess (if any) of (i) the greater of $~~300,000,000~~500,000,000 and 100.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period over (b) the sum of (x) the aggregate outstanding principal amount of all Incremental Term Loans and Incremental Revolving Facility Commitments, in each case incurred or established after the Closing Date and outstanding at such time pursuant to Section 2.21 utilizing this clause (a) (other than Incremental Term Loans and Incremental Revolving Facility Commitments in respect of Refinancing Term Loans, Extended Term Loans, Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments, respectively) and (y) the aggregate principal amount of Incremental Equivalent Debt outstanding at such time under Section 6.01(x) utilizing this clause (a); plus

(b)            any amounts so long as immediately after giving effect to the establishment of the commitments in respect thereof utilizing this clause (b) (and assuming any Incremental Revolving Facility Commitments being established at such time utilizing this clause (b) are fully drawn unless such commitments have been drawn or have otherwise been terminated) (or, at the option of Parent, immediately after giving effect to the incurrence of the Incremental Loans thereunder) and the use of proceeds of the loans thereunder, (i) in the case of Incremental Loans or Incremental Equivalent Debt secured by Other First Liens, the Net First Lien Leverage Ratio as of the last day of the most recently ended Test Period on a Pro Forma Basis is not greater than 4.00 to 1.00 (or, if such Incremental Loans or Incremental Equivalent Debt is incurred in connection with an acquisition of assets or Equity Interests (including a Permitted Business Acquisition), merger, consolidation or other Investment not prohibited by this Agreement, the Net First Lien Leverage Ratio as of the last day of the most recently ended Test Period on a Pro Forma Basis is not greater than the greater of (x) 4.00 to 1.00 and (y) the Net First Lien Leverage Ratio in effect immediately prior thereto), (ii) in the case of Incremental Loans or Incremental Equivalent Debt secured by Junior Liens, the Net Secured Leverage Ratio as of the last day of the most recently ended Test Period on a Pro Forma Basis is not greater than 5.00 to 1.00 (or, if such Incremental Loans or Incremental Equivalent Debt is incurred in connection with an acquisition of assets or Equity Interests (including a Permitted Business Acquisition), merger, consolidation or other Investment not prohibited by this Agreement, the Net Secured Leverage Ratio as of the last day of the most recently ended Test Period on a Pro Forma Basis is not greater than the greater of (x) 5.00 to 1.00 and (y) the Net Secured Leverage Ratio in effect immediately prior thereto) and (iii) in the case of Incremental Loans or Incremental Equivalent Debt that is unsecured, (x) the Net Total Leverage Ratio as of the last day of the most recently ended Test Period on a Pro Forma Basis is not greater than 5.00 to 1.00 (or, if such Incremental Loans are incurred in connection with an acquisition of assets or Equity Interests (including a Permitted Business Acquisition), merger, consolidation or other Investment not prohibited by this Agreement, the Net Total Leverage Ratio as of the last day of the most recently ended Test Period on a Pro Forma Basis is not greater than the greater of (I) 5.00 to 1.00 and (II) the Net Total Leverage Ratio in effect immediately prior thereto) or (y) the Interest Coverage Ratio for the most recently ended Test Period on a Pro Forma Basis is not less than 2.00 to 1.00 (or, if such Incremental Loans are incurred in connection with an acquisition of assets or Equity Interests (including a Permitted Business Acquisition), merger, consolidation or other Investment not prohibited by this Agreement, the Interest Coverage Ratio for the most recently ended Test Period on a Pro Forma Basis is no less than the lower of (I) 2.00 to 1.00 and (II) the Interest Coverage Ratio in effect immediately prior thereto); provided that, for purposes of this clause (b), net cash proceeds funded by financing sources upon the incurrence of Incremental Loans or Incremental Equivalent Debt incurred at such time of calculation shall not be netted against the applicable amount of Consolidated Debt for purposes of such calculation of the Net First Lien Leverage Ratio, the Net Secured Leverage Ratio and Net Total Leverage Ratio at such time; plus

(c)            the aggregate amount of all voluntary prepayments of Revolving Facility Loans, Term Loans, Incremental Equivalent Debt or other Indebtedness (including any repurchase of any of the foregoing, with credit given to the actual cash amount paid by the Borrowers in connection with such repurchase); provided, that in each case, (i) any such Term Loans, Incremental Equivalent Debt or other Indebtedness is secured by Liens that are pari passu with the Liens securing the Senior Credit Facilities and (ii) such voluntary prepayment or repurchase is not funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness or Indebtedness incurred under this clause (c) the proceeds of which are substantially concurrently applied to finance such prepayment or repurchase); provided, further, that in the case of any prepayment of Revolving Facility Loans or other revolving Indebtedness, such prepayment is accompanied by a permanent reduction of Revolving Facility Commitments or the commitments in respect of such other revolving Indebtedness, as applicable;

provided that, for the avoidance of doubt, (i) any Incremental Loans or Incremental Equivalent Debt will be deemed incurred first utilizing clause (b), to the extent available, with the balance incurred utilizing clause (c) and, thereafter, clause (a), (ii) any Incremental Loans or Incremental Equivalent Debt incurred in reliance on clause (a) or clause (c) will subsequently be automatically reclassified as having been incurred under clause (b) at any time when Borrowers could have satisfied the relevant incurrence tests under clause (b) had they incurred such Incremental Loans or Incremental Equivalent Debt at such time and (iii) any calculation of the Net First Lien Leverage Ratio, Net Secured Leverage Ratio or the Interest Coverage Ratio on a Pro Forma Basis pursuant to clause (b) above may be determined, at the option of Parent, without giving effect to any simultaneous establishment or incurrence of any amounts utilizing clause (a) or (c) above or any fixed debt basket under Section 6.01.

“Incremental Commitment” shall mean an Incremental Term Loan Commitment or an Incremental Revolving Facility Commitment.

“Incremental Equivalent Debt” shall mean Indebtedness; provided, that:

(a)            at the time of incurrence thereof, the aggregate principal amount of all Incremental Equivalent Debt on any date such Indebtedness is incurred (or commitments with respect thereto are made) shall not, together with any Incremental Revolving Facilities and/or Incremental Term Facilities then outstanding (or committed, if applicable), exceed the Incremental Amount;

(b)            the conditions applicable to Incremental Term Loans and/or Incremental Revolving Facility Commitments set forth in Section 2.21(c)(iii), Section 2.21(c)(iv), Section 2.21(c)(vi), Section 2.21(c)(vi) and Section 2.21(c)(viii) shall apply, mutatis mutandis, to any Incremental Equivalent Debt;

(c)            the MFN Provision will apply, mutatis mutandis, to Incremental Equivalent Debt incurred in the form of broadly syndicated, Dollar denominated term loans secured by Liens on the Collateral that are pari passu in right of security with the liens thereon securing ~~the~~any Class of Term B ~~Facility~~Loans; and

(d)            if such Incremental Equivalent Debt consists of notes, such notes shall not include any mandatory prepayment or redemption provisions other than customary prepayment or redemptions required as a result of a “change of control,” “asset sale,” “special mandatory redemption events” or other prepayment events, in each case consistent with market practice (as determined by Parent in good faith) at the time of issuance.

“Incremental Loan” shall mean an Incremental Term Loan or an Incremental Revolving Loan.

“Incremental Revolving Facility” shall mean any Class of Incremental Revolving Loan Commitments and the Incremental Revolving Loans made thereunder.

“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Revolving Loans to a Borrower.

“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” shall mean (a) Revolving Facility Loans made by one or more Revolving Facility Lenders to a Borrower pursuant to an Incremental Revolving Facility Commitment to make additional Revolving Facility Loans including in the form of Extended Revolving Loans or Replacement Revolving Loans.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Facility” shall mean any Class of Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loans” shall mean term loans made by one or more Lenders to the Borrowers pursuant to Section 2.01(~~d~~e).

“Incremental Term Loan Commitments” shall mean the Commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrowers.

“Incremental Term Loan Installment Date” shall have, with respect to any Class of Incremental Term Loans established pursuant to an Incremental Amendment, the meaning assigned to such term in Section 2.10(a)(~~i~~iii).

“Indebtedness” of any Person shall mean, if and to the extent (other than with respect to clause (i) of this definition) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course of business or consistent with past practice), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations of such Person, (f) all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (h) the principal component of all obligations of such Person in respect of bankers’ acceptances, (i) all Guarantees by such Person of Indebtedness described in clauses (a) to (h) above and (j) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade and other ordinary-course payables and accrued expenses (including on an intercompany basis) arising in the ordinary course of business or consistent with past practice or industry norm, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business or consistent with past practice in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out or similar obligations or purchase price adjustments in respect of acquisitions or similar Investments until and to the extent such obligation (I) becomes fixed and determined, (II) has not been paid within 90 days after becoming due and payable (it being understood that any such obligation or adjustment that is subject to a good faith ongoing dispute by Parent or any Subsidiary shall not be deemed fixed or determined, or due and payable, pending the settlement or other resolution of such dispute) and (III) appears as a liability for the payment of cash on the balance sheet of such Person prepared in accordance with GAAP (and excluding, for the avoidance of doubt, any such earn-outs or purchase price adjustments that are payable in Equity Interests of Parent or a Parent Entity), (E) obligations in respect of Third Party Funds, (F) in the case of Parent and its Subsidiaries, (I) all intercompany Indebtedness and (II) intercompany liabilities in connection with the cash management, tax and accounting operations of Parent and its Subsidiaries including any Cash Management Agreement or any similar or equivalent arrangement, (G) any performance bond, advance payment bond, surety, completion bond, any bank guarantee, bond or similar instrument issued in favor of, or as required by, an administrative, supervisory or regulatory authority or, in each case, any similar or equivalent instrument, (H) any deferred payment amount where the payment deferral results from the delayed or non-satisfaction of contract terms by the supplier, from a dispute carried out in good faith or from contract terms establishing payment schedules tied to total or partial contract completion and/or to the results of operational testing procedures, (I) any obligations in respect of letters of credit and/or bankers acceptances to the extent such obligations relate to trade payables or other obligations arising in the ordinary course of trading, (J) obligations in respect of workers’ compensation claims, pension schemes, early retirement or termination obligations, pension funds obligations or contributions or similar claims, obligations or contributions or social security or wage taxes, (K) amounts owed to dissenting shareholders (or any other holder of an ownership interest) pursuant to Applicable Law (including in connection with, or as a result of, exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)) pursuant to or in connection with a consolidation, acquisition, merger or transfer that is not prohibited by the terms of this Agreement and (L) obligations of any Person arising under any customary factoring arrangements permitted under this Agreement solely as a result of a recharacterization of a sale by such Person of accounts receivable as an incurrence of debt. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such Person in respect thereof.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Ineligible Institution” shall mean, collectively, (i) the Persons identified as Ineligible Institutions in writing to the Arrangers and the Administrative Agent by Parent on or prior to the ~~Closing~~Second Amendment Effective Date, (ii) the Persons as may be identified in writing to the Administrative Agent by Parent from time to time ~~after the Closing~~following the Second Amendment Effective Date in respect of bona fide business competitors of the Borrowers (in the good faith determination of Parent), by delivery of a notice thereof to the Administrative Agent setting forth such Person or Persons (or the Person or Persons previously identified to the Administrative Agent that are to be no longer considered “Ineligible Institutions”) ~~and~~, (iii) the Persons as may be identified in writing to the Administrative Agent by Parent from time to time following the Second Amendment Effective Date whose primary business involves investing in stressed, distressed or defaulted debt for purposes of control, litigation or activist activities (in the good faith determination of Parent), by delivery of a notice thereof to the Administrative Agent setting forth such Person or Persons (or the Person or Persons previously identified to the Administrative Agent that are to be no longer considered “Ineligible Institutions”), subject to the Administrative Agent’s consent thereto (not to be unreasonably withheld, conditioned or delayed), and (iv) any Affiliate of any Person referred to in clause (i) ~~or~~, (ii) or (iii) above that is clearly identifiable as such by name; provided that a “competitor” or an Affiliate of a competitor shall not include any Bona Fide Debt Fund; provided, further, that no such updates shall be deemed to retroactively disqualify any parties that have (x) previously acquired or have entered into a trade to acquire an assignment or participation interest in respect of the Loans (with such Person’s status as an Ineligible Institution being determined as of the applicable Trade Date) from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Ineligible Institutions or (y) previously acquired any allocation in, to or of any Facility that was approved in writing by Parent in connection with the primary syndication of such Facility. Any written notice of an Ineligible Institution shall be deemed not delivered and not effective unless delivered by or on behalf of Parent to the Administrative Agent by email to [REDACTED] or such other email address as agreed by the Administrative Agent and Parent and shall only become effective, as of and following three (3) Business Days after such delivery.

“Information” shall have the meaning assigned to such term in Section 3.13.

“Initial Revolving Loan” shall mean a Revolving Facility Loan made (a) pursuant to the Revolving Facility Commitments in effect on the ~~Closing~~Second Amendment Effective Date (as the same may be amended from time to time in accordance with this Agreement) or (b) pursuant to any Incremental Revolving Facility Commitment on the same terms as the Revolving Facility Loans referred to in clause (a) of this definition.

“Inside Maturity Date Debt” shall mean loans or other Indebtedness in an aggregate principal amount outstanding that do not exceed the greater of (x) $~~90,000,000~~150,000,000 and (y) 30.0% of EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period.

“Intellectual Property” shall mean all U.S. and non-U.S. intellectual property rights, both statutory and common law rights, if applicable, including: (a) copyrights, registrations and applications for registration thereof, (b) trademarks, service marks, trade names, brand names, corporate names, slogans, domain names, logos, trade dress, and other identifiers of source or goodwill, and registrations and applications of registrations thereof, (c) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom, (d) trade secrets and confidential information, including, rights in software, ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable and (e) any rights in databases.

“Intercreditor Agreement” shall mean any Permitted Pari Passu Intercreditor Agreement and any Permitted Junior Intercreditor Agreement.

“Interest Coverage Ratio” shall mean, on any date, the ratio of (a) EBITDA to (b) Cash Interest Expense, in each case, for the Test Period most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that the Interest Coverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Interest Election Request” shall mean a request by Parent to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit E or another form approved by the Administrative Agent.

“Interest Expense” shall mean, with respect to any Person for any period, the sum of (a) gross interest expense of such Person for such period on a consolidated basis, including the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and excluding amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market of obligations in respect of Hedging Agreements or other derivatives (in each case permitted hereunder) under GAAP and (b) capitalized interest of such Person, minus interest income for such period. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by Parent and its Subsidiaries with respect to Hedging Agreements, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Interest Payment Date” shall mean:

(a)            with respect to any Term SOFR Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, and

(b)            with respect to any ABR Loan, the last Business Day of each calendar quarter.

“Interest Period” shall mean, as to any Term SOFR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (or 12 months, if at the time of the relevant Borrowing, all relevant Lenders make interest periods of such length available or, if agreed to by the Administrative Agent, any shorter period), as Parent may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. Notwithstanding anything herein to the contrary, (a) the initial Interest Period for any Loans borrowed on the Closing Date shall be as set forth in the Borrowing Request delivered with respect thereto and (b) the initial Interest Period for any Incremental Loans may be such period as shall be set forth in the Borrowing Request for such Incremental Loans.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“IRS” shall mean the U.S. Internal Revenue Service.

“ISDA CDS Definitions” shall have the meaning assigned to such term in Section 9.08(k)(iv).

“Issuing Bank” shall mean (a) as agreed between Parent and the applicable issuing bank and as notified to the Administrative Agent from time to time and (b) each other Issuing Bank designated pursuant to Section 2.05(1), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity; provided that absent express agreement in writing, Issuing Banks shall only be required to issue standby Letters of Credit. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any domestic or foreign branch, designee or Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch, designee or Affiliate with respect to Letters of Credit issued by such branch, designee or Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Joinder Date” shall have the meaning assigned to such term in Section 9.25(b).

“Judgment Currency” shall have the meaning assigned to such term in Section 9.19.

“Junior Financing” shall mean any Indebtedness (other than intercompany Indebtedness) that is subordinated in right of payment to the Loan Obligations.

“Junior Liens” shall mean Liens on the Collateral that are junior to the Liens thereon securing the Revolving Facility Loans (and other Loan Obligations that are secured by Liens on the Collateral that rank pari passu with the Liens thereon securing the Revolving Facility Loans) pursuant to a Permitted Junior Intercreditor Agreement (it being understood that Junior Liens are not required to be pari passu with other Junior Liens, and that Indebtedness secured by Junior Liens may have Liens that are senior in priority to, or pari passu with, or junior in priority to, other Liens constituting Junior Liens).

“Latest Maturity Date” shall mean, at any date of determination, the latest of the latest Revolving Facility Maturity Date and the latest Term Facility Maturity Date, in each case then in effect on such date of determination.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.12(b).

“LCT Election” shall have the meaning assigned to such term in Section 1.08.

“LCT Test Date” shall have the meaning assigned to such term in Section 1.08.

“Lender” shall mean each financial institution listed on Schedule 2.01, the Swingline Lenders, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.21 (in each case, other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Assumption in accordance with Section 9.04).

“Lending Office” shall mean, as to any Lender, the applicable branch, office, permanent establishment, agency, or Affiliate of such Lender designated by such Lender to make Loans.

“Lender Presentation” shall mean the Lender Presentation, dated October 16, 2024 as modified or supplemented prior to the Closing Date.

“Letter of Credit” shall mean (a) any Existing Letter of Credit and (b) any letter of credit or bank guarantee issued pursuant to Section 2.05.

“Letter of Credit Sublimit” shall mean, at any time, the aggregate amount of the Specified L/C Sublimits of all the Issuing Banks at such time. The Letter of Credit Sublimit on the ~~Closing~~Second Amendment Effective Date is $~~125,000,000~~150,000,000.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, fixed charge, floating charge, assignment by way of security, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell an asset be deemed to constitute a Lien.

“Limited Condition Transaction” shall mean (a) any acquisition or other similar Investment (including Permitted Business Acquisitions or other similar Investments) that one or more of the Borrowers or one or more of the Subsidiaries is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) and whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (b) any Disposition that one or more of the Borrowers or one or more of the Subsidiaries is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement), (c) any Restricted Payment or (d) any Restricted Debt Payment, in each case, not prohibited by this Agreement.

“Loan Documents” shall mean (a) this Agreement, (b) the Guarantee Agreement, (c) the Security Documents, (d) each Incremental Amendment, (e) any Intercreditor Agreement, (f) any Note issued under Section 2.09(f) (other than  for purposes of Section 9.08) and (g) and any other document or instrument designated by Parent and the Administrative Agent as a “Loan Document”.

“Loan Obligations” shall mean (a) the due and punctual payment by the Borrowers of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to any of the Borrowers under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any of the Borrowers under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide Cash Collateral and (iii) all other monetary obligations of any of the Borrowers owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents.

“Loan Parties” shall mean Parent, the other Borrowers and the Subsidiary Loan Parties.

“Loans” shall mean the Term Loans, the Revolving Facility Loans and the Swingline Loans.

“Lottery” shall mean lottery courier services, iLottery, ~~scratcher~~scratch ticket courier services and bingo sweepstakes.

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time (subject to the last paragraph of Section 9.08(b)).

“Mandatory Borrowing” shall have the meaning assigned to such term in Section 2.04(c).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Market Capitalization” shall mean, as of any date of determination, an amount equal to (i) the total number of issued and outstanding shares of Class A common (or equivalent) Equity Interests of Parent or applicable Parent Entity on such date of determination multiplied by (ii) the arithmetic mean of the closing prices per share of such Class A common (or equivalent) Equity Interests on the principal securities exchange on which such Equity Interests are traded for the 30 consecutive trading days immediately preceding such date of determination.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, property, operations or financial condition of Parent and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder or (c) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents.

“Material Indebtedness” shall mean Indebtedness for borrowed money (other than intercompany Indebtedness, Loans and Letters of Credit) of any one or more of Parent or any Subsidiary in an aggregate principal amount exceeding the greater of (x) $~~60,000,000~~100,000,000 and (y) 20% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period.

“Material Intellectual Property” shall mean any Intellectual Property that is material to the operation of the business of Parent and its Subsidiaries, taken as a whole (as determined by Parent in good faith).

“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“MFN Exception” shall have the meaning assigned to such term in Section 2.21(c)(xii).

“MFN Provision” shall have the meaning assigned to such term in Section 2.21(c)(xii).

“Minimum L/C Collateral Amount” shall mean, at any time, in connection with any Letter of Credit, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C Exposure as determined by the applicable Issuing Bank in its sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor to its ratings agency business.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which Parent, the other Borrowers or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net First Lien Leverage Ratio” shall mean, on any date, the ratio of (a) (i) the sum of, without duplication, (x) the aggregate principal amount of any Consolidated Debt consisting of Loan Obligations outstanding as of the last day of the Test Period most recently ended as of such date that are then secured by first-priority Liens on the Collateral and (y) the aggregate principal amount of any other Consolidated Debt of Parent and its Subsidiaries outstanding as of the last day of such Test Period that is then secured by Liens on the Collateral that are Other First Liens less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments (excluding clause (l) of the definition thereof) of Parent and its Subsidiaries as of the last day of such Test Period, to (b) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Net First Lien Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“Net Proceeds” shall mean:

(a)            100% of the cash proceeds actually received by Parent or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including cash payments or insurance proceeds received in respect of Casualty/Condemnation Events (excluding any proceeds of insurance that in the good faith determination of Parent are allocable to business interruption), but only as and when received) from any Asset Sale under Section 6.05(g) (or Sale and Lease-Back Transactions under Section 6.03(b)), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable (in the good faith determination of Parent) as a result thereof (including, without duplication of the foregoing, the amount of any distributions in respect thereof pursuant to Section 6.06(b)(iii) or Section 6.06(1)), (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by Parent or any of the Subsidiaries including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction) and (iv) payments made on a ratable basis (or less than ratable basis) to holders of non-controlling interests in non-Wholly Owned Subsidiaries as a result of such Asset Sale; and

(b)            100% of the cash proceeds from the incurrence, issuance or sale by Parent or any Subsidiary of any Indebtedness (other than Excluded Indebtedness except for Refinancing Notes), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

“Net Secured Leverage Ratio” shall mean, on any date, the ratio of (A) (i) without duplication, the aggregate principal amount of any Consolidated Debt of Parent and its Subsidiaries outstanding as of the last day of such Test Period that is then secured by Liens on the Collateral less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments (excluding clause (1) of the definition thereof) of Parent and its Subsidiaries as of the last day of such Test Period, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Net Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“Net Short Lender” shall have the meaning assigned to such term in Section 9.08(k).

“Net Total Leverage Ratio” shall mean, on any date, the ratio of (A) (i) without duplication, the aggregate principal amount of any Consolidated Debt of Parent and its Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments (excluding clause (1) of the definition thereof) of Parent and its Subsidiaries as of the last day of such Test Period, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided, that the Net Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.

“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“New Parent” shall have the meaning assigned to such term in the definition of the term “Change in Control”.

“New Project” shall mean (x) each plant, facility, branch, office, business unit, product or service offering, or business, activity, jurisdiction or casino relating to the Gaming Business or the Prediction Markets Business, which is either (i) a new plant, facility, branch, office, business unit, product or service offering, or business, activity, jurisdiction or casino relating to the Gaming Business or the Prediction Markets Business or (ii) an enhancement, extension, material variation, expansion (including an expansion into a new state or territory of the United States or any foreign jurisdiction), relocation, remodeling, refurbishment or substantial modernization of an existing plant, facility, branch, office, product or service offering, or business, activity, jurisdiction or casino relating to the Gaming Business or the Prediction Markets Business, in each case, owned or operated by Parent or its Subsidiaries which in fact commences operations or is offered and (y) each creation (in one or a series of related transactions) of ~~a~~such business unit, product or service offering to the extent such business unit commences operations or such product or service is offered or each expansion (in one or a series of related transactions) of business or product or service offering into a new jurisdiction (including a new state or territory of the United States or any foreign jurisdiction) or through a new distribution method or channel; provided, further, that, for the avoidance of doubt, there may be multiple New Projects associated with each such business unit or product or service offering.

“NFA” means the National Futures Association or any successor thereto.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Expiring Credit Commitment” shall have the meaning assigned to such term in Section 2.04(d).

“Note” shall have the meaning assigned to such term in Section 2.09(f).

“Obligations” shall mean, collectively, (a) the Loan Obligations, (b) obligations in respect of any Secured Cash Management Agreement (c) obligations in respect of any Secured Hedge Agreement and (d) Erroneous Payment Subrogation Rights.

“Original Engagement Letter” shall mean the Engagement Letter, dated as of October 11, 2024, between Parent and Morgan Stanley Senior Funding, Inc.

“Original Fee Letter” means the Administrative Agent Fee Letter, dated as of October 11, 2024, between Parent and Morgan Stanley Senior Funding, Inc.

“Other First Lien Debt” shall mean obligations secured by Other First Liens.

“Other First Liens” shall mean Liens on the Collateral that are pari passu with the Liens thereon securing the Senior Credit Facilities (and other Loan Obligations that are secured by Liens on the Collateral that are pari passu with the Liens thereon securing the Senior Credit Facilities) pursuant to a Permitted Pari Passu Intercreditor Agreement.

“Other Pari Passu Indebtedness” shall mean (i) Indebtedness (other than the Loans) that is secured by Other First Liens permitted by Section 6.02 and (ii) Indebtedness that is secured by Liens on the Collateral that are pari passu with the Liens thereon securing the Senior Credit Facilities originally incurred pursuant to Section 6.01(g), 6.01(p) or 6.01(q) (or any Refinancing thereof).

“Other Taxes” shall mean any present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Taxes imposed with respect to an assignment by a jurisdiction (including any political subdivision thereof) as a result of a Recipient (as such term is used in “Excluded Taxes”) being organized in, under the laws of, having its principal office in, or in the case of any Lender, having its applicable Lending Office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder).

“Overnight Rate” shall mean, for any day, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent (or to the extent payable to an Issuing Bank or a Swingline Lender, such Issuing Bank or Swingline Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.

“Parent” shall have the meaning assigned to such term in the recitals of this Agreement.

“Parent Entity” shall mean any direct or indirect parent of Parent.

“Participant” shall have the meaning assigned to such term in Section 9.04(d)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(d)(ii).

“Payment” shall have the meaning assigned to such term in Section 8.16(a).

“Payment Notice” shall have the meaning assigned to such term in Section 8.16(b).

“Payment Recipient” shall have the meaning assigned to such term in Section 8.16(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall have the meaning assigned to such term in the Collateral Agreement.

“Permitted Business Acquisition” shall mean any acquisition by Parent or any of its Subsidiaries, whether by merger, consolidation or amalgamation or otherwise, of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by Parent and its Subsidiaries in, a Person, division or line of business, business unit or product or service offering of a Person if (a)(i) such Person is or will become a Subsidiary after giving effect to such transaction or (ii) if such Person is merged, consolidated or amalgamated with or into, or transfer or conveys all or substantially all of its assets (or of such division or line of business, business unit or product or service offering) to, or is liquidated into, Parent or any Subsidiary and (b) immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom; provided that the total consideration paid, after the Closing Date, by Parent and the other Loan Parties (A) for the acquisition of the Equity Interests of any Person that is not, or does not become (including as a result of a merger or consolidation of such Person with or into, or liquidation of such Person into, a Loan Party), a Loan Party (except as a result of being an Excluded Subsidiary under clauses (a), (c), (e), (l) or, with respect to agreements or arrangements with customers (including any “terms of use”), clause (d) of the definition thereof, or if otherwise not permitted under applicable Gaming Laws or Prediction Market Laws) or (B) in the case of an asset acquisition, for the acquisition of assets by Subsidiaries that are not Loan Parties (other than assets that are Excluded Property pursuant to clauses (f), (g) or (l) of the definition thereof or where a security interest in favor of the Collateral Agent cannot otherwise be granted under applicable Gaming Laws or Prediction Market Laws) shall not exceed the sum of (i) an amount that, when taken together with the aggregate amount of Investments outstanding in reliance on Section 6.04(b)(ii), is equal to the greater of (x) $~~150,000,000~~250,000,000 and (y) 50.0% of EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period plus (ii) the amount of other Investments in such Equity Interests or other assets permitted hereunder.

“Permitted Cure Securities” shall mean any Qualified Equity Interests of Parent, or any Parent Entity issued pursuant to the Cure Right.

“Permitted Holders” shall mean any of:

(a)            Jason Robins, or any funds, investment vehicles, trusts or other entities owned, advised or managed by Jason Robins or over which Jason Robins exercises governance rights, and any of their respective Affiliates or direct or indirect subsidiaries;

(b)            any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in clause (a) above are members; provided that, without giving effect to the existence of such group or any other group, the Persons described in clause (a) above, collectively, beneficially own (as defined in Rules 13(d) and 14(d) of the Exchange Act) Voting Stock representing at least a majority of the aggregate voting power represented by the issued and outstanding Voting Stock of Parent or a Parent then held by such group; and

(c)            any Parent Entity, for so long as a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of such Parent Entity is beneficially owned (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, by one or more Permitted Holders described in clauses (a) and/or (b) above.

“Permitted Investments” shall mean:

(a)            direct obligations of the United States of America or obligations guaranteed by the United States of America, in each case with maturities not exceeding ten years from the date of acquisition thereof;

(b)            time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits maturing within three years of such date and issued or guaranteed by or placed with, and any money market deposit accounts issued or offered by, any lender under the Facilities or by any commercial bank organized under the laws of the United States of America, any state thereof or the District of Columbia;

(c)            repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)            commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of Parent) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P 2 (or higher) according to Moody’s, F 2 (or higher) according to Fitch, or A 2 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e)            securities with maturities of three years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P, A by Moody’s or A by Fitch (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f)            shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)            money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated by any of (1) AAA by S&P, (2) Aaa by Moody’s or (3) AAA by Fitch and (iii) have portfolio assets of at least $5,000,000,000;

(h)            time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits;

(i)            credit card receivables to the extent included in cash or cash equivalents on the consolidated balance sheet of such Person;

(j)            instruments equivalent to those referred to in clauses (a) through (i) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by Parent or any of its Subsidiaries organized in such jurisdiction;

(k)            fully collateralized repurchase agreements with counterparties whose long term debt is rated not less than A- by S&P and A3 by Moody’s and with a term of not more than six months from such date;

(l)            Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (a) through (k) above, in each case, as of such date, including, but not be limited to, money market funds or short-term and intermediate bonds funds;

(m)            Third Party Funds and/or other Investments of player deposits, reserves or winnings or other customer funds held in the ordinary course of business in government obligations (including securities issued or fully guaranteed by any State, commonwealth or territory of the United States or other country, or by any political subdivision or taxing authority thereof), time deposit accounts, certificates of deposit, money market deposits, commercial paper, mutual funds, exchange traded funds, debt securities rated at least investment grade by at least one nationally recognized statistical rating organization and similar obligations, in each case in accordance with the internal investment guidelines established by Parent and its Subsidiaries; and

(n)            any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet as of such date.

“Permitted Junior Intercreditor Agreement” shall mean an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Loan Purchase” shall have the meaning assigned to such term in Section 9.04(i).

“Permitted Loan Purchase Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender as an Assignor and Parent or any of the Subsidiaries as an Assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent in the form of Exhibit F or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to Parent.

“Permitted Pari Passu Intercreditor Agreement” shall mean an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent.

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), such Refinanced Indebtedness (or unutilized commitments in respect of any Refinanced Indebtedness) or any prior Permitted Refinancing Indebtedness in respect thereof; provided that (a) the principal amount (or accreted value, if applicable) or, if greater, the committed amount of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of such Refinanced Indebtedness plus an amount equal to unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses (including original issue discount and mortgage and similar taxes) incurred in connection with such Refinancing, plus an amount equal to any existing commitment unutilized thereunder (but only to the extent that had such Refinanced Indebtedness been incurred under such commitments at the time of such Refinancing, it would have been permitted under the applicable clause of Section 6.01 under which such Refinanced Indebtedness is outstanding) and letters of credit undrawn thereunder, (b) except with respect to assumed Indebtedness pursuant to Section 6.01(g) and/or Section 6.01(h), (i) the scheduled final maturity date of such Permitted Refinancing Indebtedness (other than Customary Bridge Loans) is on or after the earlier of (x) the final maturity date of such Refinanced Indebtedness and (y) the Latest Maturity Date in effect at the time of incurrence thereof and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness (other than Customary Bridge Loans) is greater than or equal to the lesser of (i) the remaining Weighted Average Life to Maturity of such Refinanced Indebtedness and (ii) the Weighted Average Life to Maturity of the Class of Incremental Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity, (c) if the Refinanced Indebtedness is subordinated in right of payment to the Loan Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Refinanced Indebtedness, (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to such Refinanced Indebtedness (except that a Loan Party may be added as an additional obligor), (e) if the Refinanced Indebtedness is secured by Liens on any Collateral (whether senior to, equally and ratably with, or junior to the Liens on such Collateral securing the Loan Obligations or otherwise), such Permitted Refinancing Indebtedness may be secured by such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral secured (or would have secured) the Refinanced Indebtedness) on terms in the aggregate that are substantially similar to, or not materially less favorable to the Secured Parties than, the Refinanced Indebtedness or on terms otherwise permitted by Section 6.02, (f) no Permitted Refinancing Indebtedness shall have greater guarantees or security than the Refinanced Indebtedness (except to the extent one or more Loan Parties are added as Guarantors or to the extent such guarantees or security are otherwise incurred under Section 6.01 or Section 6.02) and (g) the outstanding principal amount of such Permitted Refinancing Indebtedness incurred shall be without duplication of any amounts of the Refinanced Indebtedness (and related Liens) outstanding in reliance on any basket set forth in Section 6.01 and Section 6.02, such that the amount available under the relevant basket (where such amount is a fixed amount) shall be reduced by the amount of the applicable Permitted Refinancing Indebtedness.

“Permitted Reorganizations” shall mean any reorganization or corporate restructuring, on a solvent basis, involving Parent or any of its Subsidiaries (any such reorganization or corporate restructuring, a “Reorganization”), including any merger, consolidation or amalgamation, or any sale or other disposition of any assets, that is consummated as part of such Reorganization; provided that, after giving effect thereto, (a) all the business and assets of Parent and its Subsidiaries (as in effect prior to such Reorganization) shall remain within Parent and its Subsidiaries, (b) the jurisdiction of incorporation of any Loan Party may be changed so long as it remains within the United States, (c) no guarantees by any Loan Party shall be released and any Equity Interests or other assets that constitute Collateral and that are subject to any intragroup disposition or distribution as part of such Reorganization shall remain as Collateral (including as a result of Liens thereon granted by the new owner thereof), subject to Liens thereon securing the Obligations that are valid and enforceable the same extent as the Liens thereon were prior to such sale or other disposition, in each case, as determined by Parent in good faith, it being understood and agreed that, in connection with any Reorganization, Liens on any Collateral may be released and re-taken in a customary manner if required and (d) in the event of a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of, or a consolidation, amalgamation or merger with or into, a Loan Party, the surviving entity thereof (if not a Loan Party) shall assume the obligations of such Loan Party pursuant to documentation (and with related deliverables) generally consistent with those required under Section 5.10.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, Governmental Authority or any agency or political subdivision thereof.

“Personal Information” means any information that (a) identifies or could reasonably be used, alone or in combination with other information held by Parent or any of its Subsidiaries, to identify an individual or household, or (b) is defined as “personally identifiable information,” “personal information,” “personal data,” or any term similar to any of the foregoing under Applicable Laws or Data Privacy Laws.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Parent, any Borrower, any Subsidiary or any ERISA Affiliate, and (iii) in respect of which Parent, any Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prediction Market Authority” means any Governmental Authority in any jurisdiction with regulatory, enforcement or administrative control, authority or jurisdiction over Prediction Markets activities, including the CFTC and the NFA (other than any (i) Gaming Authority and (ii) any general criminal, consumer, tax, revenue or competition Governmental Authority, except to the extent that such Governmental Authority (or bureau, division or department thereof) is specifically responsible for administering Prediction Market Laws or derivatives activity).

“Prediction Market Laws” shall mean all Applicable Laws (including any statute, regulation, rule, requirement, standard, guidance, order, announcement or notice of any Prediction Market Authority) or industry codes of practice or conduct relating to Prediction Markets that are applicable to Parent, its Subsidiaries and/or their respective Prediction Markets Businesses, including the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA (and excluding, for the avoidance of doubt, Gaming Laws).

“Prediction Market Licenses” shall mean any permits, licenses, memorandums of understanding, authorization to operate, certifications, approvals, registrations, consents, authorizations, franchises, variances, contractual authority, exemptions and orders issued or granted to Parent or any Affiliate thereof by a Prediction Market Authority with respect to their respective Prediction Markets Businesses, including registration or licensure as a DCM, DCO, FCM, IB and/or SD (and excluding, for the avoidance of doubt, Gaming Licenses).

“Prediction Markets” shall mean event-based trading markets, however structured, through which participants may take positions on the occurrence, non-occurrence, outcome, or magnitude of future events, occurrences, or contingencies (including sporting events, elections, economic or financial indicators, weather events, and other measurable or ascertainable events), including through: (a) the listing, designation, self-certification, and/or clearing of event contracts, binary options, index event contracts, and other derivatives (including futures, options, and swaps based on or referencing such events), whether pursuant to or via a designated contract market (“DCM”), a derivatives clearing organization (“DCO”), a swap execution facility, or any other trading facility, platform, or clearing organization, in each case whether registered, exempt from registration, or otherwise operating under Applicable Law; (b) the execution, matching, or facilitation of trades of event contracts or other derivatives on behalf of, or with, participants, including pursuant to or via a futures commission merchant (“FCM”), introducing broker (“IB”), guaranteed introducing broker, clearing member, clearing broker, or other registered or exempt intermediary; (c) the making of markets in, and the provision of liquidity for, event contracts and other derivatives, including by quoting bid and offer prices, acting as a market maker, liquidity provider, or principal counterparty (whether as principal, riskless principal, or agent), and hedging, offsetting, or otherwise managing positions or risk arising from any of the foregoing; and (d) any other activity that is the same as, similar to, or a successor or evolution of any of the foregoing, and any type of ancillary service, product, or offering related to, the same as, similar to, or a successor or evolution of any of the foregoing.

“Prediction Markets Business” shall mean, collectively, the research, design, development, marketing, promotion, sale, licensing, distribution, operation, maintenance, and commercial exploitation of, and the provision of products, offerings, services, technology, and data pertaining to, Prediction Markets, and all products, offerings, and services incidentally related to, or which are an extension, development, or expansion of, Prediction Markets.

“Prescribed Laws” means, collectively, (a) the Anti-Money Laundering Laws, (b) Sanctions, (c) Anti-Corruption Laws and (d) all other legal requirements relating to money laundering, terrorism, bribery or corruption.

“Primary Obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee”.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” shall mean, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred as of the first day of the most recently ended Test Period (the “Reference Period”): (i) pro forma effect shall be given to any Disposition, any acquisition, Investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions whether or not otherwise permitted under Section 6.04 or Section 6.05 or that require a waiver or consent of the Required Lenders, but if so required, solely to the extent such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, New Project, and any restructurings of the business of Parent or any of its Subsidiaries that Parent or any of the Subsidiaries have determined to make and/or made and in the good faith determination of a Responsible Officer of Parent are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments Parent determines are reasonable as set forth in a certificate of a Financial Officer of Parent (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) Interest Expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (z) in giving effect to clause (i) above with respect to each New Project which commences operations or is offered and records not less than one full fiscal quarter’s operations during the Reference Period, the operating results of such New Project shall be annualized on a straight line basis during such period, taking into account any seasonality adjustments determined by Parent in good faith, and (iii) (A) for any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) for any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

In the event that EBITDA or any financial ratio is being calculated for purposes of determining whether Indebtedness or any Lien relating thereto may be incurred or whether any Investment may be made, Parent may elect pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent to treat all or any portion of the commitment relating thereto as being incurred at the time of such commitment, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of Parent and may include adjustments to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from any relevant pro forma event (including, to the extent applicable, the Transactions), and (2) all adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in the Lender Presentation to the extent such adjustments, without duplication, continue to be applicable to such Reference Period. Parent shall deliver to the Administrative Agent a certificate of a Financial Officer of Parent setting forth such operating expense reductions, other operating improvements or synergies and adjustments pursuant to clause (2) above, and information and calculations supporting them in reasonable detail.

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(f).

“Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f).

“Prohibited Jurisdictions” shall mean, with respect to a particular gambling activity, any jurisdiction in which (i) such gambling activity is prohibited by Applicable Law and (ii) a Governmental Authority has taken affirmative, concrete action to enforce such Applicable Law with respect to such gambling activity.

“Projections” shall mean any financial estimates, forecasts, budgets, projections and other forward-looking information of Parent and the Subsidiaries furnished to the Lenders or the Administrative Agent by or on behalf of Parent or any of the Subsidiaries prior to the Closing Date.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 9.17.

“QFC” shall have the meaning assigned to such term in Section 9.27(b).

“QFC Credit Support” shall have the meaning assigned to such term in Section 9.27.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions: (1) a Responsible Officer of Parent shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Parent and the Receivables Subsidiary, (2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at fair market value (as determined in good faith by Parent), and (3) the financing terms, covenants, termination events and other provisions thereof shall be on market or better terms (as determined in good faith by Parent) and may include Standard Securitization Undertakings.

“Rate” shall have the meaning assigned to such term in the definition of the term “Type”.

“RCF Borrower” shall have the meaning assigned to such term in the recitals of this Agreement.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment incidental to the ownership, lease or operation thereof.

“Receivables Assets” shall mean (a) any accounts receivable of Parent or any Subsidiary and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations, in each case in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with an accounts receivable financing and which are sold, contributed, conveyed, assigned or otherwise transferred or pledged by Parent or any of the Subsidiaries in connection with a Receivables Facility.

“Receivables Facility” means an arrangement between Parent or a Subsidiary and a counterparty pursuant to which (a) Parent or such Subsidiary, as applicable, sells (directly or indirectly), factors, conveys or otherwise transfers accounts receivable owing by customers, together with Receivables Assets owed to Parent or a Subsidiary related thereto, (b) the obligations of Parent or such Subsidiary, as applicable, thereunder are non-recourse (except for Receivables Repurchase Obligations and Standard Securitization Undertakings) to Parent and such Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by Parent) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.

“Receivables Financing” means any transaction or series of transactions that may be entered into by Parent or any of its Subsidiaries pursuant to which Parent or any of its Subsidiaries may sell, factor, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Parent or any of its Subsidiaries), or (b) any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of Parent or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transactions or factoring involving accounts receivable and any hedging obligations entered into by Parent or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Subsidiary of Parent (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with Parent in which Parent or any Subsidiary of Parent makes an Investment and to which Parent or any Subsidiary of Parent transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of Parent and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Parent (as provided below) as a Receivables Subsidiary and:

(a)            no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Parent or any other Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Parent or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Parent or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; and

(b)            to which neither Parent nor any other Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Recipient” shall have the meaning assigned to such term in the definition of the term “Excluded Taxes”. “Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis”.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancings” shall have a meaning correlative thereto.

“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.21(k).

“Refinancing Notes” shall mean any secured or unsecured notes or loans issued by Parent, the other Borrowers or any Subsidiary Loan Party (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided, that (a) 100% of the Net Proceeds of such Refinancing Notes are used to permanently repay Loans and/or replace Commitments substantially simultaneously with the issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so repaid and/or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) the final maturity date of such Refinancing Notes is on or after the Term Facility Maturity Date or the Revolving Facility Maturity Date, as applicable, of the Term Loans so repaid or the Revolving Facility Commitments so replaced, respectively; (d) the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the remaining Weighted Average Life to Maturity of the Term Loans so repaid; (e) in the case of Refinancing Notes in the form of notes issued under an indenture, the terms thereof do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Revolving Facility Maturity Date of the Revolving Facility Commitments so replaced or the Term Facility Maturity Date of the Term Loans so repaid, as applicable (other than customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (f) the other terms of such Refinancing Notes (other than interest rates, fees, floors, funding discounts and redemption or prepayment premiums and other pricing terms), taken as a whole, are substantially similar to, or not materially less favorable to the Borrowers and its Subsidiaries than the terms, taken as a whole, applicable to the Term B Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date in effect at the time such Refinancing Notes are issued or those that are otherwise reasonably acceptable to the Administrative Agent), as determined by Parent in good faith (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard); (g) [reserved]; (h) there shall be no obligor in respect of such Refinancing Notes that is not a Loan Party; (i) Refinancing Notes that are secured by Collateral shall be subject to the provisions of an Intercreditor Agreement and (j) if such Refinancing Notes are secured, such Refinancing Notes shall not be secured by any assets of Parent or its Subsidiaries other than assets constituting Collateral.

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.21(k).

“Refund” shall mean, in respect of any Tax, (i) a refund or repayment of such Tax or (ii) a reduction in, or elimination of, a liability to make a payment of Tax as a result of the use or set-off of a credit or other relief against tax arising as a result of or in respect of such Tax.

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulated Bank” shall have the meaning assigned to such term in Section 9.08(k)(iii).

“Regulation T” shall mean Regulation T of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Controlled or Controlling Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Controlled or Controlling Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Period” shall have the meaning assigned to such term in the definition of “Applicable Margin”.

“Replacement Revolving Facilities” shall have the meaning assigned to such term in Section 2.21(m).

“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(m).

“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(m).

“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(m).

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Repricing Event” means (a) any repayment or prepayment of all or any portion of any Term B Loans with the proceeds of any new or replacement tranche of secured term loans that have an All-In Yield that is less than the All-in Yield of such Term B Loans or (b) any amendment to this Agreement which reduces the All-In Yield of all or any portion of any Term B Loans (other than, in the case of each of clauses (a) and (b), any repayment, prepayment or amendment in connection with a Change in Control or a Transformative Acquisition); provided that a “Repricing Event” shall only be deemed to have occurred in respect of any Term B Loans if the primary purpose (as determined by Parent in good faith) of such repayment, prepayment or amendment is to reduce the All-In Yield or weighted average yield applicable to ~~the~~such Term B Loans.

“Required Lenders” shall mean, at any time, Lenders having (a) Term Loans outstanding, (b) unused Incremental Term Loan Commitments and (c) Revolving Facility Commitments or after the Revolving Facility Termination Event, the Revolving Facility Credit Exposures, that, taken together, represent more than 50% of the sum of (x) all Term Loans outstanding, (y) all unused Incremental Term Loan Commitments and (z) all the Revolving Facility Commitments or after the Revolving Facility Termination Event, all Revolving Facility Credit Exposures; provided, that the Term Loans, unused Incremental Term Loan Commitments, Revolving Facility Credit Exposures and unused Revolving Facility Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Percentage” means 50%; provided that “Required Percentage” shall be reduced to 25% and 0% if the Net First Lien Leverage Ratio (as calculated as at the most recent quarter-end) is less than or equal to 2.00 to 1.00 and 1.00 to 1.00, respectively.

“Required Revolving Facility Lenders” shall mean, at any time, Revolving Facility Lenders having Revolving Facility Commitments or after the Revolving Facility Termination Event, Revolving Facility Credit Exposures, that, taken together, represent more than 50% of the sum of the total Revolving Facility Commitments or after the Revolving Facility Termination Event, the Revolving Facility Credit Exposures; provided, that the Revolving Facility Credit Exposures and unused Revolving Facility Commitment of any Defaulting Lender shall be disregarded in determining Required Revolving Facility Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” shall mean, with respect to any Loan Party, each of the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Senior Vice President and Vice President of Finance, the Controller and the Secretary and Assistant Secretary of such Loan Party, as well as any other officer or employee identified as an Authorized Officer in the corporate resolution delivered by such Loan Party to the Agents in connection with this Agreement.

“Restricted Debt Payment” shall have the meaning assigned to such term in Section 6.09(b)(i).

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof (as determined by Parent in good faith).

“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the Required Percentage with respect to such Excess Cash Flow Period.

“Revolving Credit Facility” shall have the meaning assigned to such term in the recitals of this Agreement.

“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the Revolving Facility Loans and other extensions of credit made thereunder by the Revolving Facility Lenders of such Class.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(~~a~~c), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased (or replaced) as provided under Section 2.21. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or Incremental Amendment pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable.

“Revolving Facility Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the aggregate principal amount of the Revolving Facility Loans outstanding at such time, (b) the Revolving L/C Exposure applicable to such Lender at such time and (c) the Swingline Exposure applicable to such Lender at such time.

“Revolving Facility Lender” shall mean, at any time, a Lender that has a Revolving Facility Commitment or any Revolving Facility Credit Exposure at such time.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(~~a~~c).

“Revolving Facility Maturity Date” shall mean, with respect to the Revolving Facility in effect on the ~~Closing~~Second Amendment Effective Date, ~~November  7~~August 25, ~~2029~~2031.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender at any time, the percentage of the total Revolving Facility Commitments at such time represented by such Lender’s Revolving Facility Commitments at such time; provided that for purposes of Section 2.22, when there is a Defaulting Lender, any such Defaulting Lender’s Revolving Facility Commitment shall be disregarded in the relevant calculations. In the event that (a) the Revolving Facility Commitments of any Class have expired or been terminated in accordance with the terms hereof (other than pursuant to Article VII), the Revolving Facility Percentage shall be recalculated without giving effect to the Revolving Facility Commitments of such Class or (b) the Revolving Facility Commitments of all Classes have terminated (or the Revolving Facility Commitments of any Class have terminated pursuant to Article VII), the Revolving Facility Percentage shall be determined based upon the Revolving Facility Commitments (or the Revolving Facility Commitments of such Class) most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving Facility Termination Event” shall have the meaning assigned to such term in Section 2.05(k).

“Revolving L/C Exposure” shall mean, with respect to any Lender, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit, in respect of which such Lender has made (or is required to have made), outstanding at such time and (b) the aggregate principal amount of all L/C Disbursements applicable to such Lender that have not yet been reimbursed at such time. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“S&P” shall mean S&P Global Ratings and any successor to its ratings agency business.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive country Sanctions (at the time of the Closing Date, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Kherson or Zaporizhzhia regions of Ukraine (in each case to the extent that such areas of Kherson or Zaporizhzhia are under control of Russia), and the Crimean region of the Ukraine).

“Sanctioned Party” means a Lender, Administrative Agent, Collateral Agent or Issuing Bank that is, or is directly or indirectly owned or controlled (where relevant as defined by the applicable Sanctions) by, a Sanctioned Person or otherwise directly or indirectly the subject of Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, Office of Financial Sanctions Implementation, the United Nations Security Council, the Counsel of the European Union (or any member state thereof), or His Majesty’s Treasury (collectively “Sanctions Authority”), (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” shall have the meaning assigned to such term in the definition of “Sanctioned Person”.

“SD” shall mean a “swap dealer” within the meaning of the Commodity Exchange Act and the rules and regulations of the CFTC.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Amendment” shall mean that certain Second Amendment, dated as of August 25, 2026, by and among the Borrowers, the other Loan Parties party thereto, the Lenders party thereto, each Issuing Bank party thereto and the Administrative Agent.

“Second Amendment Effective Date” shall mean the date on which the conditions in Section 6 of the Second Amendment are satisfied or waived and the Term B-2 Facility and Revolving Credit Facility become effective, which is August 25, 2026.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party (or any Subsidiary of a Loan Party) and any Cash Management Bank, or any Guarantee by any Loan Party (or any Subsidiary of a Loan Party) of any Cash Management Agreement entered into by and between any Loan Party (or any Subsidiary of a Loan Party) and any Cash Management Bank, in each case to the extent that such Cash Management Agreement or such Guarantee, as applicable, is designated in writing by Parent to the Administrative Agent to be included as a Secured Cash Management Agreement for the purposes of this Agreement.

“Secured Hedge Agreement” shall mean any Hedging Agreement that is entered into by and between any Loan Party (or any Subsidiary of a Loan Party) and any Hedge Bank, or any Guarantee by any Loan Party (or any Subsidiary of a Loan Party) of any Hedging Agreement entered into by and between any Loan Party (or any Subsidiary of a Loan Party) and any Hedge Bank, in each case to the extent that such Hedging Agreement or such Guarantee, as applicable, is designated in writing by Parent to the Administrative Agent to be included as a Secured Hedge Agreement. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement and each sub-agent appointed pursuant to Section 8.02 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean collectively, each of the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to Section 4.02 or Section 5.10 hereof, including the Collateral Agreement.

“Senior Credit Facilities” shall have the meaning assigned to such term in the recitals of this Agreement.

“Senior Indebtedness” shall have the meaning assigned to such term in Section 9.08(b)(viii).

“Similar Business” shall mean any business, the majority of whose revenues are derived from (i) business or activities conducted by Parent and its Subsidiaries on the Closing Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing (including, for the avoidance of doubt, the Prediction Markets Business) or (iii) any business that in Parent’s good faith business judgment constitutes a reasonable diversification of businesses conducted by Parent and its Subsidiaries.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Specified L/C Sublimit” shall mean, with respect to any Issuing Bank, the amounts set forth beside such Issuing Bank’s name on Schedule 1.01(F) hereto or, in each case, such other amount as specified in the agreement pursuant to which such Person becomes an Issuing Bank hereunder or, in each case, such larger amount not to exceed the Revolving Facility Commitment as the Administrative Agent and the applicable Issuing Bank may agree.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Parent or any Subsidiary of Parent which Parent has determined in good faith to be customary in a Receivables Financing, including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Standby Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Subagent” shall have the meaning assigned to such term in Section 8.02.

“Subsequent Transaction” shall have the meaning assigned to such term in Section 1.08.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent or (c) consolidated in the consolidated financial statements of the applicable Person in accordance with GAAP.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of Parent. Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Parent or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Loan Party” shall mean (a) each Subsidiary that is a Wholly Owned Subsidiary of Parent (other than the Excluded Subsidiaries) and has provided a guarantee of the obligations under this Agreement and (b) each other Subsidiary that Parent elects, in its sole discretion and by notice to the Administrative Agent, to provide a Guarantee of the Obligations notwithstanding that such Guarantee is not required by Section 5.10 by satisfying the requirements of Section 5.10 as if it were subject to such requirements, in each case until released from such Guarantee in accordance with the Loan Documents. The Subsidiary Loan Parties on the ~~Closing~~Second Amendment Effective Date are set forth on Schedule 1.01(C).

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Successor Borrower” shall have the meaning assigned to such term in Section 6.05(q).

“Supported QFC” shall have the meaning assigned to such term in Section 9.27.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Borrower” shall mean, any Revolving Facility Borrower.

“Swingline Commitment” shall mean, with respect to any Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04, expressed as an amount representing the maximum permitted aggregate outstanding amount of the Swingline Loans made by such Swingline Lender. The amount of the Swingline Commitment of each Swingline Lender is set forth on Schedule 2.01 or in the written agreement referred to in Section 2.04(g) pursuant to which such Swingline Lender shall have acquired its Swingline Commitment, or is such other maximum permitted aggregate amount with respect to such Swingline Lender as may have been agreed in writing (and notified in writing to the Administrative Agent) by such Swingline Lender and Parent. The aggregate amount of the Swingline Commitments on the ~~Closing~~Second Amendment Effective Date is $~~50,000,000~~75,000,000.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Facility Lender at any time shall equal its Revolving Facility Percentage of the aggregate Swingline Exposure at such time, adjusted to give effect to any reallocation under Section 2.22 of the Swingline Exposure of Defaulting Lenders in effect at such time.

“Swingline Lenders” shall mean each Revolving Facility Lender set forth on Schedule 2.01 as having a Swingline Commitment in its capacity as lender of Swingline Loans hereunder or, in each case, any replacement or successor thereto, as such schedule may be supplemented from time to time in accordance with the terms hereof.

“Swingline Loans” shall mean a Loan made by a Swingline Lender pursuant to Section 2.01(~~c~~d).

“Swingline Maturity Date” shall mean, with respect to any Swingline Loan, the date that is three (3) Business Days prior to the Revolving Facility Maturity Date.

“Tax Group” shall have the meaning assigned to such term in Section 6.06(l).

“Taxes” shall mean all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding) or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term B Borrower” shall have the meaning assigned to such term in the recitals of this Agreement.

“Term B Lender” shall mean a Term B-1 Lender or a Term B-2 Lender.

“Term B Loans” shall mean the Term B-1 Loans and the Term B-2 Loans.

“Term Borrowing” shall mean any Term B-1 Borrowing, Term B-2   Borrowing or any Incremental Term Borrowing.

“Term B-1 Borrowing” shall mean any Borrowing comprised of Term B-1 Loans.

“Term B-1 Facility” shall mean the Term B-1 Loan Commitments and the Term B-1 Loans made pursuant to the First Amendment.

“Term B-1 Facility Maturity Date” shall mean the date that is seven years after the First Amendment Effective Date, which is March 4, 2032.

“Term B-1 Lender” shall mean a Lender with either a Term B-1 Loan Commitment or an outstanding Term B-1 Loan.

“Term B-1 Loan Commitment” shall have the meaning assigned to such term in the First Amendment.

“Term B-1 Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“Term B-2 Borrowing” shall mean any ~~Term B Borrowing or any Incremental Term Borrowing~~Borrowing comprised of Term B-2 Loans.

“Term B-2 Facility” shall mean the Term B-2 Loan Commitments and the Term B-2 Loans made pursuant to the Second Amendment.

“Term B-2 Facility Maturity Date” shall mean the date that is seven years after the Second Amendment Effective Date, which is August 25, 2033.

“Term B-2 Lender” shall mean a Lender with either a Term B-2 Loan Commitment or an outstanding Term B-2 Loan.

“Term B-2 Loan Commitment” shall have the meaning assigned to such term in the Second Amendment.

“Term B-2 Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(ii).

“Term Facility” shall mean the Term B-1 Facility, Term B-2 Facility and/or any Incremental Term Facility.

“Term Facility Lender” shall mean a Lender with either a Term Loan Commitment or an outstanding Term Loan.

“Term Facility Maturity Date” shall mean, as the context may require (a) with respect to the Term B-1 Facility in effect on the First Amendment Effective Date, the Term B-1 Facility Maturity Date, (b) with respect to the Term B-2 Facility in effect on the Second Amendment Effective Date, the Term B-2 Facility Maturity Date and (~~b~~c) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.

“Term Loan Commitment” shall mean the Term B Loan Commitments, the Incremental Term Loan Commitments or any other commitment to make Term Loans hereunder.

“Term Loan Installment Date” shall mean any Term B-1 Loan Installment Date, any Term B-2 Loan Installment Date or any Incremental Term ~~B~~ Loan Installment Date.

“Term Loans” shall mean the Term B Loans and any Incremental Term Loans.

“Term SOFR” shall mean:

(a)            for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the CME Term SOFR Administrator; provided, however, that if as of 5:00 p.m., New York City time, on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the CME Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)            for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the CME Term SOFR Administrator; provided, however, that if as of 5:00 p.m., New York City time, on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the CME Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the CME Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Borrowing” shall mean a Borrowing comprised of Term SOFR Loans of the same Class.

“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR other than pursuant to clause (c) of the definition of “ABR”.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document and all other Loan Obligations shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due) and (c) all Letters of Credit (other than those that have been Cash Collateralized) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of Parent then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.02.

“Testing Condition” shall be satisfied at any time if as of such time (i) the sum of, without duplication, (x) the aggregate principal amount of outstanding Revolving Facility Loans at such time and (y) the aggregate stated amount of Letters of Credit issued hereunder (other than (1) $50,000,000 of undrawn Letters of Credit and (2) any Letters of Credit that have been Cash Collateralized in accordance with Section 2.05(j)) exceeds (ii) an amount equal to 40.0% of the aggregate amount of the Revolving Facility Commitments at such time.

“Third Party Funds” shall mean (i) any segregated accounts or funds, or any portion thereof, received by Parent or any of its Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Parent or one or more of its Subsidiaries to collect and remit those funds to such third parties, (ii) any segregated restricted cash account and escrow account held exclusively for the benefit of third parties (other than a Loan Party or a Subsidiary), (iii) any segregated fiduciary or trust account held exclusively for the benefit of third parties (other than a Loan Party or a Subsidiary), and, in each case of the clauses (i) through (iii), the funds or other property held in or maintained in any such account.

“Trade Date” shall have the meaning assigned to such term in Section 9.04(b)(i)(A).

“Trade Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Transaction Documents” shall mean this Agreement and the other Loan Documents.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by Parent or any of its Subsidiaries or any of their Affiliates in connection with (i) the Transactions and the Transaction Documents and (ii) the transactions contemplated hereby and thereby.

“Transactions” shall have the meaning assigned to such term in the recitals of this Agreement.

“Transformative Acquisition” means any acquisition by Parent or any Subsidiary that (a) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide Parent and its Subsidiaries with adequate flexibility under the Loan Documents for the conduct, continuation and/or expansion of their combined operations following such consummation, as reasonably determined by Parent acting in good faith.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include Term SOFR and the ABR.

“Unfunded Pension Liability” shall mean, as of the most recent valuation date for the applicable Plan, the excess of (1) the Plan’s actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan for purposes of Section 412 of the Code or Section 302 of ERISA) of its benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over (2) the fair market value of the assets of such Plan.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” shall mean the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction in the United States of America, to the extent it may be required to apply to any item or items of Collateral.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.05(e).

“Unrestricted Cash” shall mean cash or cash equivalents of Parent or any of its Subsidiaries that would not appear as “restricted” (other than restricted cash or cash equivalents held for the benefit of the Secured Parties) or “customer deposits” on a consolidated balance sheet of Parent or any of its Subsidiaries prepared in accordance with GAAP.

“Unrestricted Subsidiary” shall mean (1) any Subsidiary of Parent (other than any Borrower that is a Subsidiary), whether owned on the Closing Date or acquired or created after the Closing Date, that is designated by Parent as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent and (2) any subsidiary of an Unrestricted Subsidiary; provided that Parent shall be permitted to designate a Subsidiary as an Unrestricted Subsidiary only so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom (including after giving effect to the Investments referred to in clauses (b) and (c) below), (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by Parent or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04, and any prior or concurrent Investments in such Subsidiary by Parent or any of its Subsidiaries shall be deemed to have been made on such date of designation and (c) without duplication of clause (b), at the time of such designation, Parent and its Subsidiaries shall be deemed to have made an Investment in such Subsidiary in an amount equal to the portion of the net assets of such Subsidiary attributable to Parent’s and its Subsidiaries’ equity interest therein, as reasonably estimated by Parent; provided, that no Unrestricted Subsidiary may own or exclusively license any Material Intellectual Property, and neither Parent nor any of its Subsidiaries may assign or otherwise transfer (including by way of Sale and Lease-Back Transaction) to any Unrestricted Subsidiary any Material Intellectual Property. Parent may designate any Unrestricted Subsidiary by written notice to the Administrative Agent to be a Subsidiary for purposes of this Agreement (each such designation, a “Subsidiary Redesignation”), and each Subsidiary Redesignation shall constitute the making, incurrence or granting, as applicable, at the time thereof, of any then-existing Investment, Indebtedness or Lien of such Unrestricted Subsidiary, as applicable; provided that no Default or Event of Default would result therefrom (including after giving effect to the deemed making, incurrence or granting of Investments of, Indebtedness of and Liens on the assets of, the applicable Unrestricted Subsidiary).

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Lender” shall mean any Lender other than a Foreign Lender.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.27.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii).

“Voting Stock” shall mean, with respect to any Person, such Person’s Equity Interests having the right to vote for the election of directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Applicable Law) are owned by such Person or another Wholly Owned Subsidiary of such Person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of Parent that is a Wholly Owned Subsidiary of Parent.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, with respect to Parent and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Differential” shall have the meaning assigned to such term in Section 2.21(c)(xii).

Section 1.02          Terms Generally; Accounting Terms.

(a)            The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law), and all judgments, orders, writs and decrees (including administrative or judicial precedents or authorities), standards, guidelines, ordinances, injunctions, and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authorities. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. References to any matter being “permitted” under the Loan Documents shall include references to such matters not being prohibited or otherwise approved under the Loan Documents. Except as otherwise expressly provided herein, (i) any reference herein to any ~~person~~Person shall be construed to include such ~~person’s~~Person’s permitted successors and assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (ii) the words “herein”, “hereof” and “hereunder”, and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iii) any reference in this Agreement to any Loan Document or other agreement or document shall mean such agreement or document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if Parent notifies the Administrative Agent that Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b)            Unless a contrary indication appears, a reference in this Agreement to:

(i)            any transaction being in the “ordinary course of business” of a member of the Group (or any similar construct) shall be construed to include, without limitation, any transaction that is consistent with industry practice in the industries in which the Group operates or consistent with current and/or past practice of any member of the Group (and in each case shall be as determined by Parent in good faith); and

(ii)           the knowledge or awareness of any member of the Group shall be limited to the actual knowledge or awareness of that member of the Group at the relevant time.

(c)            Unless otherwise specified, where a request for consent is required from a member of the Group, when determining whether to grant such consent, that member of the Group may act in its sole discretion (which may be given, withheld, conditioned or delayed in its sole and absolute discretion and shall not, under any circumstances, be deemed given).

Section 1.03          Effectuation of Transactions.

Each of the representations and warranties of Parent and the Borrowers contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions as shall have taken place on or prior to the date of determination, unless the context otherwise requires.

Section 1.04          Timing of Payment or Performance.

Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.05          Times of Day.

Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.06          Cashless Rollovers.

Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, in connection with any Refinancing of any Class of Loans hereunder, any Lender may, with the consent of Parent, elect to accept any other Indebtedness (which, if such Indebtedness is incurred prior to the Termination Date, shall be permitted by the terms of this Agreement) in lieu of all or any part of such Lender’s applicable share of any payment hereunder with respect to such Loans, it being agreed that (a) such acceptance shall not be subject to any requirement hereunder or under any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in like funds”, “in cash” or any other similar requirement and (b) notice of such acceptance shall be provided to the Administrative Agent and, if such other Indebtedness is in the form of Loans, the mechanics of the cashless settlement thereof shall be reasonably acceptable to the Administrative Agent.

Section 1.07          Interest Rates.

The interest rate on a Loan may be derived from a Benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. No Agent, Arranger, Lender or Issuing Bank warrants or accepts any responsibility or shall have any liability with respect to (i) the administration, submission or any matter relating to the rates in the definition of any Benchmark (including Term SOFR), or with respect to any rate that is an alternative, comparable or successor rate thereto or (ii) the effect of any of the foregoing or any conforming changes with respect thereto, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, such Benchmark, or have the same volume or liquidity as did the applicable rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates or other related persons may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Parent, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.08          Limited Condition Transactions.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of: (i) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Net First Lien Leverage Ratio, Net Secured Leverage Ratio and Net Total Leverage Ratio; (ii) determining compliance with the applicable representations and warranties in Article III or determining compliance with any covenant in this Agreement and the absence of any Default or Event of Default (other than any Event of Default under Section 7.01(b), (c), (h) or (i)); or (iii) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of EBITDA); in each case, at the option of Parent (Parent’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be, at the option of Parent in its discretion, (A) in the case of any acquisition or other similar Investment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment, (B) in the case of any Disposition, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Disposition or (y) the consummation of such Disposition, (C) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (D) in the case of any Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment (such time, in each case, the “LCT Test Date”) and if, after giving pro forma effect to the Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof), a Borrower or any Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, or compliance with Section 4.01, such ratio, test or basket and such Sections shall be deemed to have been complied with. For the avoidance of doubt, if the Borrowers have made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Borrowers have made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement with respect to any acquisition or similar Investment is terminated or the date for any Restricted Debt Payment in an irrevocable notice for such Limited Condition Transaction, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) had been consummated. Notwithstanding the foregoing, the amount of (i) any Incremental Commitments that may be incurred under clause (b) of the definition of “Incremental Amount” and (ii) any Indebtedness that may be incurred under baskets requiring the calculation of any financial ratio or test, including the Net First Lien Leverage Ratio, Net Secured Leverage Ratio and Net Total Leverage Ratio, in each case, determined at the time of signing of definitive documentation with respect to, or giving of notice with respect to, a Limited Condition Transaction may be recalculated, at the option of Parent, at the time of funding.

Section 1.09          Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division of or with respect to any Person under Delaware law (or any comparable event under the Applicable Law of any other jurisdiction), if, pursuant thereto, (a) any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been Disposed by the original Person to the subsequent Person, and (b) any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II
The Credits

Section 2.01          Commitments.

Subject to the terms and conditions set forth herein:

(a)            Pursuant to the First Amendment, each Term B-1 Lender severally agreed to make the Term B-1 Loans denominated in Dollars to the Term B Borrower on the First Amendment Effective Date in an aggregate principal amount not to exceed its Term B-1 Loan Commitment. Amounts repaid or prepaid in respect of the Term B-1 Loans may not be re-borrowed.

(b)            Pursuant to the Second Amendment, each Term B-2 Lender severally agreed to make the Term B-2 Loans denominated in Dollars to the Term B Borrower on the Second Amendment Effective Date in an aggregate principal amount not to exceed its Term B-2 Loan Commitment. Amounts repaid or prepaid in respect of the Term B-2 Loans may not be re-borrowed.

(~~b~~c)            Each Revolving Facility Lender agrees to make Revolving Facility Loans denominated in Dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment or (ii) the aggregate Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Facility Loans.

(~~c~~d)            Each of (i) the Term B Loans shall be ABR Term Loans or Term SOFR Loans, (ii) the Revolving Facility Loans shall be Term SOFR Loans or ABR Loans, (iii) the Swingline Loans shall be ABR Loans and (iv) the Incremental Loans shall be of the Type provided for in the relevant Incremental Amendment, in each case, as further provided herein.

(~~d~~e)            Each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Amendment, to make Incremental Term Loans to the applicable Borrowers, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment.

Section 2.02          Loans and Borrowings.

(a)            Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)            At the commencement of each Interest Period for any Term SOFR Borrowing and at the time each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) any Term SOFR Borrowing that results from a continuation of an outstanding Term SOFR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) any Term SOFR Revolving Facility Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the aggregate Commitments of such Class; provided further that a Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than 10 Term SOFR Borrowings outstanding under all Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)            Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or the applicable Term Facility Maturity Date for such Class, as applicable.

Section 2.03          Requests for Borrowings.

To request a Borrowing, Parent (on behalf of itself or any other Borrower) shall deliver (by email or other electronic means approved by the Administrative Agent) to the Administrative Agent a written Borrowing Request, duly completed and executed by a Responsible Officer, (a) in the case of a Term SOFR Borrowing, not later than 12:00 p.m. (Noon), New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 p.m. (Noon), New York City time, on the Business Day of the proposed Borrowing (or, in each case, such shorter period as the Administrative Agent may agree); provided, that, (i) to request a Term SOFR Borrowing and/or ABR Borrowing on the Closing Date, Parent shall deliver such Borrowing Request to the Administrative Agent not later than 9:00 a.m., New York City time, two (2) Business Days prior to the Closing Date (or such later time as the Administrative Agent may agree); (ii) any such notice of a Borrowing of Term B-1 Loans on the First Amendment Effective Date may be given at such time as provided in the First Amendment ~~and~~; (iii) any such notice of a Borrowing of Term B-2 Loans on the Second Amendment Effective Date may be given at such time as provided in the Second Amendment; and (iv) any such notice of an Incremental Borrowing may be given at such time as provided in the applicable Incremental Amendment; provided further, that if Parent wishes to request Term SOFR Loans having an Interest Period of twelve (12) months as provided in the definition of “Interest Period,” the applicable Borrowing Request must be received by the Administrative Agent not later than 12:00 p.m. (Noon), New York City time, four (4) Business Days prior to the requested date of such Borrowing, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 p.m. (Noon), New York City time, three (3) Business Days before the requested date of such Borrowing, the Administrative Agent shall notify Parent whether or not the requested Interest Period has been consented to by all relevant Lenders.

Any Borrowing Request for a borrowing of Loans on the Closing Date may be conditioned on the occurrence of the Closing Date, any such notice of a borrowing of Term B-1 Loans on the First Amendment Effective Date may be conditioned on the occurrence of the First Amendment Effective Date, any such notice of a borrowing of Term B-2 Loans on the Second Amendment Effective Date may be conditioned on the occurrence of the Second Amendment Effective Date and any borrowing of Incremental Loans may be conditioned on the occurrence of the effectiveness of the applicable Incremental Amendment. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(a)            the Class of the requested Borrowing;

(b)            the Borrower or Borrowers making the requested Borrowing;

(c)            the date of such Borrowing, which shall be a Business Day;

(d)            whether such Borrowing is to be a Term SOFR Borrowing or an ABR Borrowing;

(e)            in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(f)            the location and number of the applicable Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04          Swingline Loans.

(a)            Whenever a Swingline Borrower desires to incur Swingline Loans hereunder, Parent (on behalf of itself or any other Swingline Borrower) shall give the Administrative Agent written notice of each Borrowing of Swingline Loans in substantially in the form of Exhibit D-2 (or another form approved by the Administrative Agent) prior to 9:00 a.m. New York City time on the date of such Borrowing. Each such notice shall specify (x) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing, (y) the date of Borrowing (which shall be a Business Day during the Availability Period for the Revolving Facility) and (z) the Swingline Borrower or Swingline Borrowers making the requested Borrowing. Each Swingline Loan shall be denominated in U.S. Dollars and be an ABR Loan. Promptly following receipt of a request in accordance with this Section 2.04 (and in any event, by no later than 10:00 a.m. (New York City time) on the date of such Borrowing), the Administrative Agent shall advise each Swingline Lender of the details thereof and of the amount of such Swingline Lender’s Swingline Loan to be made as part of the requested Borrowing of Swingline Loans.

(b)            The Swingline Lenders shall not make any Swingline Loan after receiving a written notice from any of the Borrowers, the Administrative Agent or the Required Revolving Facility Lenders stating that a Default or Event of Default exists and is continuing until such time as the Swingline Lenders shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice or (ii) the waiver of such Default or Event of Default in accordance with the provisions of Section 9.08.

(c)            On any Business Day that is at least three (3) Business Days after the date of Borrowing of any Swingline Loan, any Swingline Lender may, in its sole discretion, give notice to the Administrative Agent and each Revolving Facility Lender that all then outstanding Swingline Loans of each Swingline Lender shall be funded with a Borrowing of Revolving Facility Loans, in which case (i) Revolving Facility Loans constituting ABR Loans shall be made on the immediately succeeding Business Day (each such Borrowing, a “Mandatory Borrowing”) by each Revolving Facility Lender pro rata based on each Revolving Facility Lender’s Revolving Facility Percentage, and the proceeds thereof shall be applied directly to the Swingline Lenders to repay the Swingline Lenders for all such outstanding Swingline Loans. Each Revolving Facility Lender hereby irrevocably agrees to make such Revolving Facility Loans upon one (1) Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by the Swingline Lenders notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for each Borrowing specified in Section 2.02(b), (ii) whether any conditions specified in Section 4.01 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing, or (v) any reduction in the total Revolving Facility Commitment after any such Swingline Loans were made. In the event that, in the sole judgment of the Swingline Lenders, any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under the U.S. Bankruptcy Code or any other Debtor Relief Law in respect of the applicable Borrower), each Revolving Facility Lender hereby agrees that it shall forthwith purchase from each Swingline Lender (without recourse or warranty) such participation of the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Revolving Facility Percentages; provided that all principal and interest payable on such Swingline Loans shall be for the account of the Swingline Lenders until the date the respective participation is purchased and, to the extent attributable to the purchased participation, shall be payable to such Lender purchasing same from and after such date of purchase.

(d)            If the maturity date shall have occurred in respect of any Class of Revolving Facility Commitments (the “Expiring Credit Commitment”) at a time when another Class of Revolving Facility Commitments is or are in effect with a longer maturity date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swingline Loan, if consented to by the Swingline Lenders (in their sole discretion), on the earliest occurring maturity date such Swingline Loan shall be deemed reallocated to the Class or Classes of the Non-Expiring Credit Commitments on a pro rata basis; provided that (x) to the extent that the amount of such reallocation would cause the aggregate credit exposure to (including with respect to outstanding Letters of Credit) exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swingline Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized and (y) notwithstanding the foregoing, if a Default or Event of Default has occurred and is continuing, the applicable Borrower shall still be obligated to pay Swingline Loans allocated to the Revolving Facility Lenders holding the Expiring Credit Commitments at the maturity date of the Expiring Credit Commitment or if the Loans have been accelerated prior to the maturity date of the Expiring Credit Commitment. Upon the maturity date of any Class of Revolving Facility Commitments, the relevant sublimit for Swingline Loans may be reduced as agreed between the relevant Swingline Lenders and the applicable Borrower, without the consent of any other Person.

(e)            Prior to the making of each Swingline Loan, the Administrative Agent and the Swingline Lenders shall have received a Borrowing Request meeting the applicable requirements of Section 2.03.

(f)            Mandatory Borrowings shall be made upon the notice specified in Section 2.04(c), with the applicable Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

(g)            Any Swingline Lender may be replaced at any time by written agreement among Parent, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swingline Lender. At the time any such replacement shall become effective, the applicable Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(h)

(i)            In the case of the replacement of a Swingline Lender where Parent intends and agrees that a successor Swingline Lender be appointed, subject to the appointment and acceptance of a successor Swingline Lender, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, Parent and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.04(g) above.

(ii)            In the case of a resignation of a Swingline Lender where Parent has agreed that no successor Swingline Lender need be appointed as a condition of such resignation, any Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, Parent and the Lenders. The Administrative Agent shall notify the Lenders of any such resignation of a Swingline Lender. At the time any such resignation shall become effective (which shall be no earlier than the date falling thirty days after the date on which such prior written notice was received by the Administrative Agent and Parent), the applicable Borrower shall pay all unpaid interest accrued for the account of the resigning Swingline Lender pursuant to Section 2.13(a). After the resignation of a Swingline Lender hereunder, the resigned Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its resignation becoming effective, but shall not be required to make additional Swingline Loans.

Section 2.05          Letters of Credit.

(a)            General. Subject to the terms and conditions set forth herein, Parent (on behalf of itself or any other Borrower) may request the issuance of one or more letters of credit or bank guarantees in Dollars in the form of (x) trade letters of credit or bank guarantees in support of trade obligations of Parent and/or its Subsidiaries incurred in the ordinary course of business (such letters of credit or bank guarantees issued for such purposes, “Trade Letters of Credit”) and (y) standby letters of credit issued for any other lawful purposes of Parent and/or its Subsidiaries (such letters of credit issued for such purposes, “Standby Letters of Credit”; each such letter of credit or bank guarantee, issued hereunder, a “Letter of Credit” and collectively, the “Letters of Credit”) for its own account or for the account of any Subsidiary in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five (5) Business Days prior to the applicable Revolving Facility Maturity Date; provided, that (x) no Issuing Bank shall be required to issue Trade Letters of Credit unless it agrees in writing to do so in its sole discretion, (y) the issuance of any Letter of Credit for the account of any Subsidiary that is not a Borrower shall be subject to (i) receipt of such information and documentation as shall be reasonably requested by the Administrative Agent or the applicable Issuing Bank in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT and (ii) Parent being a co-applicant and remaining primarily liable for the obligations of such Subsidiary with respect to such Letter of Credit and (z) the applicable Issuing Bank shall not be obligated to issue Letters of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, the issuance of such Letter of Credit would violate any Applicable Law binding upon such Issuing Bank or the issuance of the Letter of Credit would, in the sole discretion of such Issuing Bank (acting reasonably and in good faith), violate one or more policies of such Issuing Bank applicable to letters of credit generally. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder for all purposes under this Agreement (including clauses (d) and (e) of this Section 2.05).

(b)            Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section 2.05) or extension of an outstanding Letter of Credit), Parent (on behalf of itself or any other Borrower) shall transmit (including by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (at least three (3) Business Days in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and the applicable Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.04), the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit such Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) any Lender’s Revolving Facility Credit Exposure of any Class shall not exceed such Lender’s Revolving Facility Commitment of such Class, (ii) the aggregate Revolving Facility Credit Exposure of any Class shall not exceed the applicable Revolving Facility Commitments of such Class, (iii) the aggregate Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit and (iv) with respect to any Issuing Bank, the Revolving L/C Exposure of all outstanding Letters of Credit issued by such Issuing Bank shall not exceed the Specified L/C Sublimit of such Issuing Bank then in effect.

(c)            Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one (1) year (unless otherwise agreed upon by Parent and the applicable Issuing Bank in their sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one (1) year (unless otherwise agreed upon by Parent and the applicable Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the applicable Revolving Facility Maturity Date; provided, that any Letter of Credit with a one (1) year tenor may provide for automatic renewal or extension thereof for additional one (1) year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Letter of Credit permits the applicable Issuing Bank to prevent any such extension at least once in each twelve (12)-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve (12)-month period to be agreed upon at the time such Letter of Credit is issued; provided, further, that if such Issuing Bank consents in its sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in clause (ii) above, provided, that if any such Letter of Credit is outstanding or is issued under the Revolving Facility Commitments of any Class after the date that is five (5) Business Days prior to the Revolving Facility Maturity Date for such Class such Borrower shall provide Cash Collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in an amount equal to the face amount of each such Letter of Credit on or prior to the date that is five (5) Business Days prior to such Revolving Facility Maturity Date or, if later, such date of issuance.

(d)            Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank such Revolving Facility Lender’s applicable Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to such Borrower for any reason. Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments (in which case, Parent shall provide Cash Collateral pursuant to Section 2.05(j)), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)            Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 2:00 p.m., New York City time, on the first Business Day after such Borrower receives notice under paragraph (g) of this Section 2.05 of such L/C Disbursement (or the second Business Day, if such notice is received after 12:00 noon, New York City time), together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to such Revolving Facility Loans of the applicable Class; provided, that such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Facility Borrowing of the applicable Class in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing. If such Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from such Borrower in respect thereof (the “Unreimbursed Amount”) and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the Administrative Agent its Revolving Facility Percentage of the Unreimbursed Amount in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from such Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such L/C Disbursement. If any Revolving Facility Lender’s Revolving Facility Percentage of the Unreimbursed Amount is paid to the applicable Issuing Bank after the date such payment is due, such Revolving Facility Lender shall pay to the Administrative Agent, which in turn shall remit to such Issuing Bank on demand, in addition to such amount, the sum of (x) the product of (i) such amount times (ii) the Overnight Rate during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Bank times (iii) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360, plus (y) any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing.

(f)            Obligations Absolute. The obligation of a Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided, that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are determined by final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise reasonable care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (with such absence to be presumed unless otherwise determined by a final, non-appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised reasonable care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties hereto agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)            Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by electronic means) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.

(h)            Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the applicable Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that such Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Revolving Facility Loans of the applicable Class; provided, that, if such L/C Disbursement is not reimbursed by the applicable Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment and shall be payable on the date on which the applicable Borrower is required to reimburse the applicable L/C Disbursement in full (and, thereafter, on demand).

(i)             Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the applicable Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, such Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j)             Cash Collateralization Following Certain Events. If and when the applicable Borrower is required to Cash Collateralize any Revolving L/C Exposure relating to any outstanding Letters of Credit pursuant to any of Section 2.05(c), Section 2.11(b), Section 2.11(g), Section 2.22(a)(v) or Section 7.01, such Borrower shall deposit in an account with or at the direction of the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Facility Lenders, an amount in cash in Dollars equal to the Revolving L/C Exposure as of such date (or, in the case of Section 2.05(c), Section 2.11(b), Section 2.11(g) and Section 2.22(a)(v), the portion thereof required by such sections). Each deposit of Cash Collateral (x) made pursuant to this paragraph or (y) made by the Administrative Agent pursuant to Section 2.22(a)(ii), in each case, shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of such Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Collateral Agent and (ii) at any other time, such Borrower, in each case, in Permitted Investments and at the risk and expense of such Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to (x) the consent of Lenders with Revolving L/C Exposure representing greater than 50.0% of the total Revolving L/C Exposure and (y) in the case of any such application at a time when any Revolving Facility Lender is a Defaulting Lender (but only if, after giving effect thereto, such Issuing Bank will have Fronting Exposure with respect to such Revolving Facility Lender, and solely with respect to an amount up to such Fronting Exposure), the consent of each Issuing Bank), be applied to satisfy other obligations of such Borrower under this Agreement. If the applicable Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender or the occurrence of a limit under Section 2.11(b) or Section 2.11(g) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three (3) Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status or the limits under Section 2.11(b)  and Section 2.11(g) no longer being exceeded, as applicable.

(k)            Cash Collateralization Following Termination of the Revolving Facility. Notwithstanding anything to the contrary herein, in the event of the prepayment in full of all outstanding Revolving Facility Loans and the termination of all Revolving Facility Commitments (a “Revolving Facility Termination Event”) in connection with which the applicable Borrower notifies any one or more Issuing Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such Revolving Facility Termination Event (each, a “Continuing Letter of Credit”), then the security interest of the Collateral Agent in the Collateral under the Security Documents may be terminated in accordance with Section 9.18 if each such Continuing Letter of Credit is Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount, which shall be deposited with or at the direction of each such Issuing Bank.

(l)             Additional Issuing Banks. From time to time, Parent may, by notice to the Administrative Agent, designate as an additional Issuing Bank any Lender (in addition to the initial Issuing Banks) that agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed) and shall thereafter be an Issuing Bank hereunder for all purposes.

(m)           Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from Parent pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and such Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised such Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.

(n)           Letters of Credit Issued for Subsidiaries. Parent unconditionally and irrevocably agrees that, in connection with any Letter of Credit (including any Existing Letter of Credit) issued for the account of any Subsidiary (other than any Subsidiary that is a Borrower), Parent will be fully responsible for the reimbursement of L/C Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due hereunder in respect of such Letter of Credit to the same extent as if it were the sole account party in respect of such Letter of Credit (and Parent hereby irrevocably waives any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary).

Section 2.06          Funding of Borrowings.

(a)            Each Lender shall make each Loan (other than any Swingline Loan) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m., New York City time (or in the case of an ABR Loan, if later, by two hours after the delivery by Parent to the Administrative Agent of the applicable Borrowing Request), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided, that all Swingline Loans shall be made available to the Administrative Agent in the full amount thereof by the Swingline Lenders no later than 1:00 p.m. (New York City time) on the proposed date thereof. The Administrative Agent will make such Loans available to the applicable Borrower promptly (and, in the case of Swingline Loans, by no later than 2:00 p.m. (New York City time)) by crediting the amounts so received, in like funds, to an account or accounts designated by such Borrower as specified in the applicable Borrowing Request; provided, that Revolving Facility Loans made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank and for the avoidance of doubt, the Administrative Agent shall not be required to front for any amounts not received from any Lender in accordance with the terms hereof.

(b)            Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 p.m., New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally (and jointly and severally with respect to the RCF Borrowers in the case of any Revolving Facility Borrowing) agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by any of the Borrowers, the interest rate applicable to ABR Loans under the applicable Facility at such time. If such Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrowers the amount of such interest paid by such Borrowers for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by any of the Borrowers shall be without prejudice to any claim such Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)            The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make a Revolving Facility Loan on behalf of the Lenders. In such event, the applicable Lenders on behalf of whom the Administrative Agent made the Revolving Facility Loan shall reimburse the Administrative Agent for all or any portion of such Revolving Facility Loan made on its behalf upon written notice given to each applicable Lender not later than 2:00 p.m., New York City time, on the Business Day such reimbursement is requested. The entire amount of interest attributable to such Revolving Facility Loan for the period from and including the date on which such Revolving Facility Loan was made on such Lender’s behalf to but excluding the date the Administrative Agent is reimbursed in respect of such Revolving Facility Loan by such Lender shall be paid to the Administrative Agent for its own account.

Section 2.07          Interest Elections.

(a)            Each Borrowing initially shall be of the Type and under the applicable Class specified in the applicable Borrowing Request and, in the case of Term SOFR Borrowings, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swingline Loans, which may not be converted or continued.

(b)            To make an election pursuant to this Section 2.07, Parent shall deliver (by email or other electronic means approved by the Administrative Agent) to the Administrative Agent a written Interest Election Request, duly completed and executed by a Responsible Officer, by the time that a Borrowing Request would be required under Section 2.03 if Parent were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c)            Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrower of the Borrowing to which such Interest Election Request applies;

(ii)           the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(iii)          the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iv)         whether the resulting Borrowing is to be an ABR Borrowing or a Term SOFR Borrowing; and

(v)          if the resulting Borrowing is a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term SOFR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Section 2.02(b) regarding the maximum number of Borrowings of the relevant Type.

(d)            Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)            If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall continue as a Term SOFR Borrowing with a one-month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing and (ii) each Term SOFR Borrowing, unless repaid, shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.08          Termination and Reduction of Commitments.

(a)            At the close of business on the last Business Day of the Availability Period for each Facility and unless previously terminated, any portion of the Commitments in relation to that Facility remaining undrawn will terminate.

(b)            Parent may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class; provided, that (i) each reduction of the Revolving Facility Commitments of any Class shall be in an amount that is an integral multiple of $250,000 and not less than $1,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) Parent shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 and any Cash Collateralization of Letters of Credit in accordance with Section 2.05(j) or Section 2.05(k), the Revolving Facility Credit Exposure of any Lender (excluding any Cash Collateralized Letter of Credit) would exceed the total Revolving Facility Commitments of such Lender.

(c)            Parent shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class under paragraph (b) of this Section 2.08 at least three (3) Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by Parent pursuant to this Section 2.08 shall be irrevocable; provided, that a notice of termination or reduction of the Revolving Facility Commitments of any Class delivered by Parent may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by Parent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (or waived by Parent or the applicable Borrower in its sole discretion) and/or rescinded at any time by Parent if Parent determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

Section 2.09          Repayment of Loans; Evidence of Debt.

(a)            Each RCF Borrower hereby jointly and severally unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan to such RCF Borrower on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans and (ii) to the Administrative Agent for the account of each Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Facility Maturity Date and the fifth Business Day after such Swingline Loan is made; provided that on each date that a Borrowing of a Revolving Facility Loan is made, the applicable RCF Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b)            The Term B Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Term B Lender the then unpaid principal amount of each Term B Loan of such Term B Lender as provided in Section 2.10.

(c)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility, Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)            The entries made in the accounts maintained pursuant to clause (c) or (d) of this Section 2.09 shall be prima facie evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans and interest thereon in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent and the accounts maintained by any Lender, the accounts maintained by the Administrative Agent shall govern and control.

(f)            Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the RCF Borrowers or the Term B Borrower, as applicable, shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (as the case may be) or its registered assigns and in a form approved by the Administrative Agent and reasonably acceptable to the RCF Borrowers ~~and~~or the Term B Borrower, as applicable. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein or its registered assigns.

Section 2.10          Repayment of Term Loans and Revolving Facility Loans.

(a)            Subject to the other clauses of this Section 2.10 and to Section 9.08(e),

(i)            the Term B Borrower shall repay the Term B-1 Loans, on the last day of each March, June, September and December of each year (commencing on the last day of the first full fiscal quarter of Parent ending after the First Amendment Effective Date) and on the applicable Term Facility Maturity Date or, if any such date is not a Business Day, on the next Business Day thereafter (each such date being referred to as a “Term B-1 Loan Installment Date”), in an aggregate principal amount of such Term B-1 Loans equal to (A) in the case of quarterly payments due prior to the Term B-1 Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of the Term B-1 Loans outstanding on the First Amendment Effective Date and (B) in the case of such payment due on the Term B-1 Facility Maturity Date, an amount equal to the then unpaid principal amount of such Term B-1 Loans outstanding;

(ii)           the Term B Borrower shall repay the Term B-2 Loans, on the last day of each March, June, September and December of each year (commencing on the last day of the first full fiscal quarter of Parent ending after the Second Amendment Effective Date) and on the applicable Term Facility Maturity Date or, if any such date is not a Business Day, on the next Business Day thereafter (each such date being referred to as a “Term B-2 Loan Installment Date”), in an aggregate principal amount of such Term B-2 Loans equal to (A) in the case of quarterly payments due prior to the Term B-2 Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of the Term B-2 Loans outstanding on the Second Amendment Effective Date and (B) in the case of such payment due on the Term B-2 Facility Maturity Date, an amount equal to the then unpaid principal amount of such Term B-2 Loans outstanding;

(~~ii~~iii)        in the event that any Incremental Term Loans are made, the Borrowers shall repay such Incremental Term Loans on the dates and in the amounts set forth in the related Incremental Amendment (each such date being referred to as an “Incremental Term Loan Installment Date”); and

(~~iii~~iv)       to the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.

(b)            To the extent not previously paid, outstanding Revolving Facility Loans shall be due and payable on the applicable Revolving Facility Maturity Date. To the extent not previously paid, outstanding Swingline Loans shall be due and payable on the Swingline Maturity Date.

(c)            Prepayment of Loans from:

(i)            all Net Proceeds pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(c)  shall be allocated to the Class or Classes of Term Loans determined pursuant to Section 2.11(d), with the application thereof to reduce in direct order amounts due on the succeeding Term Loan Installment Dates under such Classes as provided in the remaining scheduled amortization payments under such Classes; provided, that any Lender, at its option, may elect to decline any such prepayment of any Term Loan held by it (other than any prepayment from Refinancing Notes and/or Refinancing Term Loans) if it shall give written notice to the Administrative Agent thereof by 5:00 p.m. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”) and on the date of any such prepayment, any amounts that would otherwise have been applied to prepay Term Loans owing to Declining Lenders (such amounts, the “Declined Proceeds”) shall instead be retained by the Borrowers for application for any purpose not prohibited by this Agreement and shall increase the Cumulative Credit, and

(ii)           any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to such Classes of the Term Loans and the remaining installments thereof under the applicable Class or Classes as Parent may in each case direct.

(d)           Mandatory Prepayment.

(i)            Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) or (c) shall be applied so that the aggregate amount of such prepayment is allocated among the Classes of Term B Loans and Incremental Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Term B Loans and Incremental Term Loans.

(ii)           Subject to clause (i) above, Parent may allocate such prepayment in its discretion among the Class or Classes of Term Loans (if such allocation complies with Section 2.21(b) or Section 2.21(f), as applicable).

(iii)          Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. All repayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.13(e).

Section 2.11          Prepayment of Loans.

(a)            The Borrowers shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.12(d), 2.12(e) and 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.11(d).

(b)           The Term B Borrower shall apply all Net Proceeds from the incurrence, issuance or sale by Parent or any of its Subsidiaries of any Indebtedness (other than Excluded Indebtedness, except for Refinancing Term Facilities and Refinancing Notes) promptly upon receipt thereof to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10.

(c)            The Term B Borrower shall apply all Net Proceeds from any Asset Sale under Section 6.05(g), Sale and Lease-Back Transactions under Section 6.03 or asset disposition resulting from a Casualty/Condemnation Event by Parent or any of its Subsidiaries promptly upon receipt thereof to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10 if (x) such Net Proceeds from a single transaction or series of related transactions exceed the greater of (A) $~~24,000,000~~40,000,000 and (B) 8.0% of EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period (and thereafter only Net Proceeds in excess of such amount will constitute Net Proceeds for purposes of this clause (x)) and (y) the aggregate amount of all such Net Proceeds calculated in accordance with the foregoing clause in the applicable fiscal year exceed the greater of (A) $~~45,000,000~~75,000,000 and (B) 15.0% of EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period (and thereafter only Net Proceeds in excess of such amount will constitute Net Proceeds), provided that the percentage of such Net Proceeds required to be applied for payment shall be reduced to 50% and 0% if the Net First Lien Leverage Ratio (as calculated as at the most recently ended Test Period prior to the time of receipt of such Net Proceeds or at any time during the reinvestment period set out in clause (i) below and after giving pro forma effect to the application of such Net Proceeds) is less than or equal to 2.00 to 1.00 and 1.00 to 1.00, respectively; provided, that:

(i)            if no Event of Default then exists or would arise therefrom, the Net Proceeds thereof shall not be required to be so applied on such date to the extent that the Term B Borrower delivers a certificate of a Responsible Officer of the Term B Borrower to Administrative Agent stating that all or a portion of such Net Proceeds are intended to be reinvested, directly or indirectly, in assets (which may be pursuant to an acquisition of Equity Interests of a Person that directly or indirectly owns such assets) used or useful in the business of (A) if such Asset Sale was effected by any Loan Party, any Loan Party, and (B) if such Asset Sale was effected by any other Subsidiary, Parent or any Subsidiary, in each case within (x) twelve (12) months following receipt of such Net Proceeds (or portion thereof) or (y) if the Term B Borrower or the relevant Subsidiary enters into a legally binding commitment to reinvest such Net Proceeds (or portion thereof) within twelve (12) months following receipt thereof, within the later of (A) one hundred and eighty (180) days following the date of such legally binding commitment and (B) twelve (12) months following receipt of such Net Proceeds (or portion thereof) (which certificate shall set forth the estimates of the proceeds to be so expended) (provided that the Term B Borrower may elect to deem expenditures that otherwise would be permissible reinvestments that occur prior to receipt of the proceeds of an Asset Sale to have been reinvested in accordance with the provisions hereof, so long as such deemed expenditure shall have been made no earlier than the earlier of execution of a definitive agreement for such Asset Sale and the consummation of such Asset Sale); and

(ii)            if all or any portion of such Net Proceeds is not reinvested in assets in accordance with the officer’s certificate referred to in clause (i) above within the period specified by clause (i) above, such remaining portion shall be applied on the last day of such period for prepayments in accordance with the terms that otherwise apply to Net Proceeds from Asset Sales.

(d)            Within five (5) Business Days after financial statements are, or are required to be, delivered under Section 5.02(a) with respect to each Excess Cash Flow Period, the Term B Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and shall apply an amount equal to (i) the amount by which the Required Percentage of such Excess Cash Flow exceeds the greater of (x) $~~22,500,000~~40,000,000 and (y) 7.5% of EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period, minus to the extent not financed using the proceeds of the incurrence of funded long term Indebtedness (other than revolving Indebtedness) (ii) the sum of (A) the amount of any voluntary prepayments during such Excess Cash Flow Period (plus, at the Term B Borrower’s option, without duplication of any amounts previously deducted under this clause (A), the amount of any voluntary prepayments after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (A)) of (x) Term Loans (it being understood that the amount of any such payment constituting a below-par Permitted Loan Purchase shall be calculated to equal the amount of cash used and not the principal amount deemed prepaid therewith) and (y) Other Pari Passu Indebtedness (provided that in the case of the prepayment of any revolving Indebtedness, there was a corresponding reduction in commitments), (B) the amount of Capital Expenditures made in cash during such Excess Cash Flow Period by (or committed during such Excess Cash Flow Period to be used for such purposes within the succeeding twelve-month period, subject to reversal of such deduction if any such committed amount is not actually expended within such twelve-month period by) Parent and its Subsidiaries, (C) the aggregate amount of cash consideration paid by Parent and its Subsidiaries in connection with Investments (including acquisitions) made during such Excess Cash Flow Period (or committed during such Excess Cash Flow Period to be used for such purposes within the succeeding twelve-month period, subject to reversal of such deduction if any such committed amount is not actually expended with such twelve-month period) pursuant to Section 6.04 to the extent such Investments were financed with internally generated cash flow of Parent and its Subsidiaries and (D) the amount of any permanent voluntary reductions during such Excess Cash Flow Period (plus, at the Term B Borrower’s option, without duplication of any amounts previously deducted under this clause (D), the amount of any permanent voluntary reductions after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (D)) of Revolving Facility Commitments to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid, (I) to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10 or (II) to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10 and to prepay any other Indebtedness that is secured by Other First Priority Liens permitted by Section 6.02 in accordance with the agreement(s) governing such other Indebtedness so long as the prepayments under this clause (II) are applied in a manner such that the Term Loans are prepaid on at least a ratable basis with such other Indebtedness (determined based on the aggregate outstanding principal amount of Term Loans and the aggregate outstanding principal amount of such other Indebtedness being prepaid under this clause (II) on the date of such prepayment). Not later than the date on which the payment is required to be made pursuant to the foregoing sentence for each applicable Excess Cash Flow Period, the Term B Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Term B Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.

Any mandatory prepayments shall be without premium or penalty (except as otherwise provided herein) and shall be applied to any remaining scheduled amortization payments in the direct order of maturity.

Notwithstanding the foregoing, any Indebtedness that is permitted to be (and is) secured by Other First Liens (but without regard to the control of remedies) may share in any mandatory prepayments required by the foregoing provisions of Section 2.11(c) or Section 2.11(d) above on a no more than ratable basis (but only to the extent required by the terms of such other permitted Indebtedness).

(e)            Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) to the extent that any or all of the Net Proceeds of any Asset Sale by a Subsidiary, other than a Subsidiary Loan Party that is a Foreign Subsidiary, or Excess Cash Flow attributable to a Subsidiary, other than a Subsidiary Loan Party that is a Foreign Subsidiary, would otherwise be required to be applied pursuant to Section 2.11(c) or Section 2.11(d) but is prohibited, restricted or delayed by applicable local law from being repatriated to the applicable jurisdiction in which such amounts would otherwise be required to be applied pursuant to Section 2.11(c) or Section 2.11(d) (as determined in good faith by Parent), the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans or Other First Lien Debt at the times provided in Section 2.11(c) or Section 2.11(d) but may be retained by the applicable Subsidiary and (ii) to the extent that Parent has determined in good faith that repatriation of any Net Proceeds or Excess Cash Flow attributable to a Subsidiary, other than a Subsidiary Loan Party that is a Foreign Subsidiary, that would otherwise be required to be applied pursuant to Section 2.11(c) or Section 2.11(d) would have an adverse tax consequence (other than a de minimis adverse consequence) with respect to such Net Proceeds or Excess Cash Flow attributable to a Subsidiary, other than a Subsidiary Loan Party that is a Foreign Subsidiary, the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Subsidiary (Parent hereby agreeing to cause the applicable Subsidiary to promptly use commercially reasonable efforts to take actions within the reasonable control of Parent that are reasonably required to eliminate such tax effects).

(f)            In the event that the aggregate amount of the Lenders’ Revolving Facility Credit Exposures of any Class exceeds the total Revolving Facility Commitments of such Class, Parent shall prepay Revolving Facility Borrowings of such Class (or, if no such Borrowings are outstanding, provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(g)            In the event that the Revolving L/C Exposure exceeds the letter of credit sublimit, at the request of the Administrative Agent, Parent shall provide Cash Collateral pursuant to Section 2.05(j) in an aggregate amount equal to such excess.

(h)            Prior to any prepayment of any Loan under any Facility hereunder, Parent shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent in writing of such selection not later than 2:00 p.m., New York City time, (i) in the case of an ABR Borrowing, at least one Business Day before the scheduled date of such prepayment and (ii) in the case of a Term SOFR Borrowing, at least three Business Days before the scheduled date of such prepayment (or such shorter period acceptable to the Administrative Agent); provided, that such notice may be conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, events or circumstances and may be revoked and/or rescinded by Parent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied (or waived by Parent in its sole discretion) or if Parent determines in its sole discretion that any of such conditions will not be satisfied (or waived).

Section 2.12          Fees.

(a)            Parent agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the date that is fifteen (15) Business Days after the last day of March, June, September and December in each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee in Dollars (a “Commitment Fee”) on the average daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee accrued up to the last Business Day of each March, June, September and December. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b)            Parent from time to time agrees to pay (i) to each Revolving Facility Lender of each Class (other than any Defaulting Lender), through the Administrative Agent, on the date that is fifteen (15) Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee in Dollars (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) of such Class, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated) at the rate per annum equal to the Applicable Margin for Revolving Facility Borrowings of Term SOFR Loans, of such Class effective for each day in such period accrued up to the last Business Day of each March, June, September and December, and (ii) to each Issuing Bank, for its own account, (x) on the date that is fifteen (15) Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate to be agreed by Parent and the applicable Issuing Bank (not to exceed 0.125% per annum) times the daily stated amount of such Letter of Credit, plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c)            Parent shall pay, or shall procure that another member of the Group pays, to the Administrative Agent, for the account of the Administrative Agent, the “Administration Fee” as set forth in the Fee Letters, as they may be amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the “Administration Fees”).

(d)            All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks and shall not be refundable under any circumstances; provided, that no Fees shall be payable if the Closing Date does not occur.

(e)            In the event that, prior to the date that is six months after the ~~First~~Second Amendment Effective Date, Parent (A) prepays or repays Term B-2 Loans as set forth in clause (a) of the definition of “Repricing Event” or (B) effects any amendment of this Agreement in respect of the Term B-2 Loans as set forth in clause (b) of the definition of “Repricing Event”, Parent shall pay to the Administrative Agent, for the ratable account of each of the applicable Term B-2 Facility Lenders, in each case, 1.00% of the aggregate principal amount of Term B-2 Loans so prepaid or repaid or, in the case of clause (B), that are the subject of such Repricing Event and that are required to be assigned by any Term B-2 Lender pursuant to Section 2.19(b) as a result of, or in connection with, such Term B-2 Lender not agreeing or otherwise consenting to such amendment of Term B-2 Loans. Such amounts shall be due and payable on the date of such prepayment or the effective date of such amendment, as the case may be.

Section 2.13          Interest.

(a)            The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.

(b)            The Term SOFR Loans comprising each Term SOFR Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)            The Loans comprising each Borrowing of Swingline Loans shall bear interest at the ABR plus the Applicable Margin.

(d)            Notwithstanding the foregoing, if any principal of or interest on any Loan, any L/C Disbursement, any Fees or other amount payable by the Borrowers hereunder is not paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or any unreimbursed L/C Disbursement, 2.00% plus the rate otherwise applicable to such Loan or L/C Disbursement as provided in the preceding clauses of this Section 2.13 or in Section 2.05(h) or (ii) in the case of any other overdue amount, 2.00% plus the rate applicable to ABR Loans as provided in clause (a) of this Section; provided, that this clause (d) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(e)            Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and (iii) in the case of Term Loans, on the applicable Term Facility Maturity Date; provided, that (A) interest accrued pursuant to clause (d) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is an ABR Loan prior to the end of the Availability Period that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable ABR or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14          Alternate Rate of Interest.

(a)            Subject to clause (b) below, if prior to the commencement of any Interest Period for a Term SOFR Borrowing:

(A)            the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Term SOFR, including because the applicable rate is not available or published on a current basis, for such Interest Period; or

(B)            the Administrative Agent is advised by the Required Lenders of any applicable Class that the then applicable benchmark rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give written notice thereof to Parent and the applicable Lenders as promptly as practicable thereafter and, until the Administrative Agent (with respect to clause (B), at the instruction of the Required Lenders) notifies Parent and the applicable Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark, then (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Term SOFR Borrowing, shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing and (y) if any Borrowing Request requests an affected Term SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing. Upon any such conversion, the applicable Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16. Subject to clause (b) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR” until the Administrative Agent revokes such determination.

(b)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without requiring any amendment to, or requiring further action by or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.

(c)            Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) the occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(e) and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including any Term SOFR) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)            Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrowers may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (B) any outstanding affected Term SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

Section 2.15          Increased Costs.

(a)            If any Change in Law, after the Closing Date (or, if later, the date the relevant Lender or Issuing Bank becomes party to this Agreement), shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (each an “Increased Cost Party”); or

(ii)           subject any Lender or Issuing Bank to any Tax with respect to any Loan, Letter of Credit or Loan Document or its obligations thereunder (other than (A) Taxes indemnifiable under Section 2.17 or (B) Excluded Taxes); or

(iii)          impose on any Increased Cost Party or the applicable offshore interbank market any other condition (other than Taxes) affecting this Agreement or Term SOFR Loans made by such Increased Cost Party or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Increased Cost Party of making or maintaining any Term SOFR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Increased Cost Party of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Increased Cost Party hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Increased Cost Party such additional amount or amounts as will compensate such Increased Cost Party for such additional costs incurred or reduction suffered.

(b)            Notwithstanding anything herein to the contrary, the Borrowers will not be obliged to compensate any Increased Cost Party (or any of its Affiliates) in relation to (i) an additional or increased cost, (ii) a reduction in any amount due or payable under any Loan Document and (iii) a reduction in the rate of return from a Facility or on the Increased Cost Party’s (or its Affiliate’s) overall capital, in each case, which is suffered or incurred by an Increased Cost Party or any of its Affiliates:

(i)            compensated for under Section 2.17 or which would have been so compensated for but for an exception in Section 2.17 or Section 9.05;

(ii)           attributable to a change (whether of basis, timing or otherwise) in the Tax on the overall net income of the Secured Party (or any Affiliate of it) or of its Lending Office (or otherwise the branch or office through which it participates in any Loan);

(iii)          attributable to the breach by the Secured Party (or any Affiliate of it) of (w) any Applicable Law or (x) the terms of any Loan Document;

(iv)         attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the Secured Party (or any Affiliate of it) by virtue of its having exceeded any country or sector borrowing limits or breached any directives imposed upon it;

(v)          to the extent that it is attributable to the implementation or application of or compliance with Basel II, Basel III or Basel IV or any other law or regulation which implements Basel II, Basel III or Basel IV (whether such implementation, application or compliance is by a government, regulator, Increased Cost Party or any of its Affiliates), provided that, in each case, any Lender seeking to recover such increased costs indemnity or reimbursement in respect of Basel II, Basel III and Basel IV shall confirm to Parent that it is charging other similarly situated borrowers to whom it lends an equivalent increased cost charge, where it is permitted to do so;

(vi)         attributable to a Secured Party being incorporated, domiciled, established, located, resident or acting through a Lending Office situated in a Non-Cooperative Jurisdiction; or

(vii)        not certified or notified to Parent in accordance with Section 2.15(d) or Section 2.15(e) below.

(c)            If any Increased Cost Party determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Increased Cost Party’s capital or on the capital of such Increased Cost Party’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by such Increased Cost Party, or the Letters of Credit issued by such Increased Cost Party, to a level below that which such Increased Cost Party or such Increased Cost Party’s holding company could have achieved but for such Change in Law (taking into consideration such Increased Cost Party’s policies and the policies of such Increased Cost Party’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers shall pay to such Increased Cost Party such additional amount or amounts as will compensate such Increased Cost Party or such Increased Cost Party’s holding company for any such reduction suffered.

(d)            A certificate of an Increased Cost Party setting forth the amount or amounts necessary to compensate such Increased Cost Party or its holding company, as applicable, as specified in clause (a) or (c) of this Section 2.15 shall be delivered to the Borrowers and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Increased Cost Party’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to the Borrowers and which are subject to similar provisions. The Borrowers shall pay such Increased Cost Party the amount accurately shown as due on any such certificate within ten (10) days after receipt thereof.

(e)            Promptly after any Increased Cost Party has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Increased Cost Party shall notify the Borrowers thereof. Failure or delay on the part of any Increased Cost Party to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Increased Cost Party’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate an Increased Cost Party pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Increased Cost Party notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Increased Cost Party’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16          Break Funding Payments.

In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (other than due to the default of the relevant Lender), convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto, (d) the assignment or prepayment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Parent pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the reasonable, documented and actual loss, cost and expense attributable to such event as determined in good faith by such Lender (excluding loss of margin or anticipated profits). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to Parent and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such accurate certificate within 15 days after receipt thereof.

Section 2.17          Taxes.

(a)            All payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, except as required by Applicable Law; provided, that if a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by Applicable Law (as determined in the good faith discretion of an applicable withholding agent) to deduct or withhold any Taxes from such payments, then (A) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any Applicable Law, (B) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (C) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, an additional amount shall be paid by the Loan Party as necessary so that after all required deductions and withholdings have been made (including such deductions or withholdings applicable to additional sums payable under this Section 2.17) any Lender (or where the Administrative Agent receives the payment for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made. After any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to Parent, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Applicable Law to report such payment or other evidence of such payment reasonably satisfactory to Parent or the Administrative Agent, as the case may be.

(b)            The Borrowers shall timely pay any Other Taxes.

(c)            The Borrowers shall indemnify the Administrative Agent and each Lender within fifteen (15) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as applicable, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrowers by a Lender or by the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)            Each Lender shall severally indemnify the Administrative Agent, within fifteen (15) Business Days after written demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)            Each Lender shall deliver to Parent and the Administrative Agent, at such time or times reasonably requested by Parent or the Administrative Agent, respectively, such properly completed and executed documentation prescribed by Applicable Law and such other reasonably requested information as will permit Parent or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to withholding of Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, any such withholding of Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Each Lender shall co-operate in completing any such procedural formalities, in each case, as will permit any payments to that Lender under any Loan Document to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Parent or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Parent or the Administrative Agent as will enable Parent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(i), (f)(ii) and (l) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f)            Without limiting the generality of the foregoing:

(i)            each U.S. Lender shall deliver to Parent and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon reasonable request of Parent or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding; and

(ii)           each Foreign Lender shall deliver to Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or before the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Parent or the Administrative Agent) whichever of the following is applicable: (A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” Article of such tax treaty, (B) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI, (C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN, or (D) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(iii)            each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or before the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Parent or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit any Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(g)            Each Lender agrees that if any documentation, form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation, form or certification or promptly notify Parent and the Administrative Agent in writing of its legal inability or legal ineligibility to do so.

(h)            Each Person that shall become a Participant pursuant to Section 9.04 or a Lender pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17; provided that a Participant shall furnish all such required forms and statements solely to the Person from which the related participation shall have been purchased.

(i)            Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17.

(j)            If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion exercised in good faith, that it has received a Refund of an Indemnified Tax or Other Tax for which a payment has been made by a Loan Party pursuant to this Agreement or any other Loan Document, which Refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Loan Party, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable and documented out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be (including any Taxes), and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such Refund) as the Lender or Administrative Agent, as the case may be, determines in its sole discretion exercised in good faith to be the proportion of the Refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the Refund) than it would have been in if the Indemnified Tax or Other Tax giving rise to such Refund had not been imposed in the first instance; provided that the Loan Party, upon the request of the Lender or the Administrative Agent shall repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such Refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at Parent’s request, provide Parent with a copy of any notice of assessment or other evidence of the requirement to repay such Refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that it deems confidential). No Lender nor the Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party in connection with this clause (j) or any other provision of this Section 2.17.

(k)            If any Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Loan Party has paid additional amounts or indemnification payments, each affected Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrowers as the Borrowers may reasonably request in challenging such Tax. The Borrowers shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such Person in connection with any request made by any Borrower pursuant to this Section 2.17(k). Nothing in this Section 2.17(k) shall obligate any Lender or Agent to take any action that such Person, in its sole judgment, determines may result in a material detriment to such Person.

(l)             If a payment made to any Lender under this Agreement or any other Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Parent and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Parent or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(l), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(m)            The agreements in this Section 2.17 shall survive the resignation of any Agent, any assignment of rights by a Lender, the termination of this Agreement, and the payment of the Loans and all other amounts payable under any Loan Document.

For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.

Section 2.18          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)            Unless otherwise specified, each of the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 12:00 p.m., New York City time, on the date when due, in immediately available funds. Each such payment shall be made without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to Parent by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)            Subject to Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent from the Borrowers to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrowers hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal of unreimbursed L/C Disbursements then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal unreimbursed L/C Disbursements then due to such parties, and (iii) third, towards payment of principal then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)            If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans, and participations in L/C Disbursements of such Class and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase participations in the Term Loans, Revolving Facility Loans, and participations in L/C Disbursements of such Class of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders entitled thereto ratably in accordance with the principal amount of each such Lender’s respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements of such Class and accrued interest thereon; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, its Swingline Loans or participations in L/C Disbursements to any assignee or participant. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from Parent prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or Section 2.05(e), Section 2.06 or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s or obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19          Mitigation Obligations; Replacement of Lenders.

(a)            If any Lender or Issuing Bank requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.17 or any event that gives rise to the operation of Section 2.20, then such Lender or Issuing Bank, as the case may be, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans or issuing its Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender or Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17 or mitigate the applicability of Section 2.20, as applicable, in the future and (ii) would not subject such Lender or Issuing Bank to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby, jointly and severally, agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender or Issuing Bank in connection with any such designation or assignment.

(b)            If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.20, (ii) the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement, other than its existing rights to payment pursuant to Section 2.15 or Section 2.17, to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Issuing Banks or, if in respect of any Swingline Commitments or Swingline Loans, the Swingline Lenders), to the extent consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent, in each case, shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.20, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrowers may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrowers, the Administrative Agent, such removed Lender and such replacement Lender shall otherwise comply with Section 9.04; provided, that if such removed Lender does not comply with Section 9.04 within one Business Day after Parent’s request, compliance with Section 9.04 shall not be required to effect such assignment. Each Lender agrees that if it is required to assign and delegate any of its rights or obligations pursuant to this Section 2.19(b), it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such assignment and delegation and shall deliver to the Administrative Agent any Note (if the assigning Lender’s Loans are evidenced by one or more Notes) subject to such Assignment and Assumption (provided that, notwithstanding anything to the contrary in Section 9.04, the failure of such Lender to execute an Assignment and Assumption or deliver any such Note shall not render such assignment and delegation (and the corresponding sale and purchase) invalid), and any such assignment and delegation shall be recorded in the Register and any such Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 2.19(b).

(c)            If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then Parent shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon Parent’s request) assign its Loans and its Commitments (or, at Parent’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees reasonably acceptable to (i) the Administrative Agent (unless such assignee is a Lender, an Affiliate of a Lender or an Approved Fund), (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Issuing Banks and the Swingline Lenders; provided, that (a) all Loan Obligations of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrowers, the Administrative Agent, such Non-Consenting Lender and such replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after Parent’s request, compliance with Section 9.04 shall not be required to effect such assignment.

Section 2.20          Illegality.

If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Term SOFR Loans, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (a) any obligations of such Lender to make or continue Term SOFR Loans or to convert ABR Borrowings to Term SOFR Borrowings shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the ABR, the interest rate on such ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the ABR, in each case, until such Lender notifies the Administrative Agent and Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall upon demand from such Lender (with a copy to the Administrative Agent) either: (i) in the case of Term SOFR Loans if the affected Lender may lawfully continue to maintain such Loans as Term SOFR Loans until the last day of such Interest Period, convert all Term SOFR Loans of such Lender to ABR Loans on the last day of such Interest Period (or, otherwise, immediately convert such Term SOFR Loans to ABR Loans) or (ii) prepay such Term SOFR Loans. Upon any prepayment or conversion pursuant to clauses (i) and (ii) above, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Section 2.21          Incremental Facilities.

(a)            Parent or any other Borrower may, by written notice to the Administrative Agent from time to time, establish Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount available at the time such Incremental Commitments are established (or at the time any commitment relating thereto is entered into or, at the option of Parent or the relevant Borrower, at the time of incurrence of the Incremental Loans thereunder or, with respect to any Incremental Term Loan Commitment and/or Incremental Revolving Facility Commitment established for purposes of financing any Permitted Business Acquisition or any other acquisition or similar Investment that is permitted by this Agreement, as of the date the definitive agreement with respect to such Permitted Business Acquisition, acquisition or similar Investment is entered into) from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender or any other Person that would be an eligible Assignee under Section 9.04) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their own discretion; provided, that each Incremental Revolving Facility Lender providing a commitment to make revolving loans shall be subject to the approval of the Administrative Agent and, to the extent the same would be required for an assignment under Section 9.04, and the Issuing Banks (which approval shall not be unreasonably withheld, conditioned or delayed) unless such Incremental Revolving Facility Lender is a Revolving Facility Lender. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being established (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent) and (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are anticipated to become effective.

(b)            Each Incremental Term Facility and/or Incremental Revolving Facility will become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, the Administrative Agent and each Incremental Term Lender and/or Incremental Revolving Facility Lender. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Incremental Amendment. Incremental Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Parent and the other Borrowers in consultation with the Administrative Agent, to effect the provisions of this Section 2.21 and, to the extent practicable, to make an Incremental Loan fungible (including for Tax purposes) with other Loans (subject to the limitations under Section 2.21(c)) to the extent practicable. Without limiting the foregoing, an Incremental Amendment may (i) extend or add “call protection” or most-favored-nation protection to any existing tranche of Term Loans and (ii) amend the schedule of amortization payments relating to any existing tranche of Term Loans (provided, that any such amendment shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior to the effectiveness of the applicable Incremental Amendment), in the case of each clause (i) and (ii), so that such new Incremental Term Loans and the applicable existing Term Loans form the same Class of Incremental Term Loans. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement and the other Loan Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Incremental Facility and the Incremental Loans evidenced thereby. This Section 2.21 shall supersede any provisions in Section 9.08 to the contrary. The applicable Borrowers may use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.

(c)            The terms of any Incremental Term Loans and/or Incremental Revolving Facility Commitments shall be established by the Borrowers and each Incremental Term Lender and/or Incremental Revolving Facility Lender, as applicable, pursuant to the applicable Incremental Amendment; provided, that:

(i)            any Incremental Revolving Facility Commitment shall be documented solely as an increase to the commitments with respect to the Revolving Credit Facility, without any change in terms except for such upfront fees as may be agreed between the Incremental Revolving Facility Lenders providing such Incremental Revolving Commitments and the applicable Borrowers;

(ii)           other than as specified in the other terms of this proviso, any Incremental Term Loans may be in different currencies (with different interest rate and benchmark replacement terms) and may have different pricing (including, for the avoidance of doubt, original issue discount and upfront fees), maturity, amortization, voluntary prepayment provisions, mandatory prepayment or redemption requirements, pro rata sharing provisions, call protection or other terms from the Senior Credit Facilities or any other class of loans (including any other Term Loans);

(iii)          there will be no Guarantor in respect of any Incremental Facility that is not a Loan Party (it being understood that Incremental Term Loans may be established with a single Borrower as selected by Parent);

(iv)          any Incremental Term Loans that are secured will not be secured by any assets not securing the Senior Credit Facilities and the obligations under the Senior Credit Facilities;

(v)          any Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the existing Term Loans in any mandatory prepayment hereunder;

(vi)          if such Incremental Facility is established for a purpose other than financing a Permitted Business Acquisition or other Investment permitted by this Agreement for which an LCT Election has been made by Parent, no Event of Default has occurred and is continuing, or would immediately occur after giving effect to such Incremental Facility (or, in the case of an Incremental Amendment involving Incremental Term Loans to be entered into in connection with a Limited Condition Transaction the purpose of which is to finance a Permitted Business Acquisition or other similar permitted Investment and, subject to Section 1.08, for which an LCT Election has been elected by Parent, to the extent agreed to by the Lenders providing such Incremental Term Loans, (x) on the date of execution of the definitive acquisition agreement or other similar definitive agreement in connection therewith, no Event of Default shall have occurred and be continuing or would result therefrom, and (y) on the date of any funding of any Commitment in respect of Incremental Term Loans therefor, no Event of Default pursuant to Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing or would result therefrom);

(vii)        any such Incremental Term Loans will be entitled to benefit from the same Guarantees and be secured on a pari passu or junior basis by the same Collateral securing the Senior Credit Facilities (subject, in the case of any Incremental Facility established pursuant to documentation separate from this Agreement and the other Loan Documents and secured on a pari passu basis with the Senior Credit Facilities, to a Permitted Pari Passu Intercreditor Agreement and, in the case of any Incremental Facility secured on a junior basis with the Senior Credit Facilities, to a Permitted Junior Intercreditor Agreement);

(viii)         the final maturity date of any such Incremental Term Loans shall be no earlier than the Revolving Facility Maturity Date or the latest Term Facility Maturity Date, in each case, as in effect at the time such Incremental Term Loan is incurred; provided, that this clause (viii) shall not apply to any Customary Bridge Loans or Inside Maturity Date Debt;

(ix)            the Weighted Average Life to Maturity of any such Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of ~~the~~any Class of Term Loans as in effect at the time such Incremental Term Loan is incurred; provided that this clause (ix) shall not apply to any Customary Bridge Loans or Inside Maturity Date Debt;

(x)             the terms of the Incremental Term Loans (other than with respect to currency, interest rate and benchmark replacement terms, pricing, margins, floors, maturity, amortization, voluntary prepayment provisions, mandatory prepayment or redemption provisions, pro rata sharing provisions, call protection and/or fees or as otherwise contemplated by any of clauses above) shall be otherwise reasonably satisfactory in all respects to the Administrative Agent to the extent that such terms are more favorable, in any material respect, to the Incremental Term Lenders of such Incremental Term Loans than the terms set forth in the Loan Documents; provided that any terms (x) that are added in the Loan Documents for the benefit of the Lenders pursuant to an amendment thereto (with no consent of the Lenders being required) or (y) that are only applicable to periods after the Latest Maturity Date existing at the time of the incurrence of such Incremental Term Loans, in each case, shall be deemed reasonably satisfactory to the Administrative Agent;

(xi)            any Incremental Facility that is not secured on a pari passu basis with the Senior Credit Facilities shall be established pursuant to documentation separate from this Agreement and the other Loan Documents (it being understood that any Incremental Facility shall not be considered to not be secured on a pari passu basis with the Senior Credit Facilities because it has a different priority in payments under a cash waterfall or in application of proceeds of the Collateral or in enforcement); and

(xii)            with respect to any broadly syndicated Dollar denominated Incremental Term Loan incurred within six months of the ~~First~~Second Amendment Effective Date that is secured by Liens on the Collateral that are pari passu in right of security with the Liens thereon securing the Term B-2 Facility, the All-in Yield in respect of any such broadly syndicated Dollar denominated Incremental Term Loan may not exceed the All-in Yield in respect of the Term B-2 Loans by more than 0.75%, or if it does so exceed such All-in Yield by more than 0.75% (such difference, the “Yield Differential”) then the Applicable Margin applicable to the Term ~~Loan~~B-2 Facility shall be increased such that after giving effect to such increase, the Yield Differential shall not exceed 0.75%; provided that this clause (c)(xii) shall not apply with respect to any Incremental Term Loan if (A) the principal amount of such Incremental Term Loan is less than, individually or in the aggregate with all other Incremental Term Loans incurred in reliance on this clause (c)(xii) (or, to the extent such MFN Exception is applicable, Section 6.01 or 6.02), the greater of (x) $~~90,000,000~~150,000,000 and (y) 30.0% of the EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, (B) such Incremental Term Loan has a final maturity date no earlier than the date that is 12 months after the Term B-2 Facility Maturity Date or (C) such Incremental Term Loan constitutes (in the determination of Parent acting reasonably and in good faith) a Customary Bridge Loan and/or is being incurred to fund any acquisition or other Investment not prohibited by this Agreement (as applicable) (this clause (c)(xii), the “MFN Provision”, and each of sub-clauses (A), (B) and (C) hereof, an “MFN Exception”).

Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent and the Borrowers and furnished to the other parties hereto.

(d)            Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, if such Incremental Term Loan Commitment or Incremental Revolving Facility Commitment is established for a purpose other than financing any Permitted Business Acquisition or any other acquisition or similar Investment that is permitted by this Agreement for which an LCT Election has been made by Parent, no Event of Default shall have occurred and be continuing or would result therefrom, and (ii) the Administrative Agent shall have received (A) customary legal opinions, board resolutions and other customary closing certificates and documentation to the extent required by the relevant Incremental Amendment and, to the extent required by the Administrative Agent, consistent with those delivered on the Closing Date under Section 4.02 (or such other form as reasonably acceptable to the Administrative Agent); provided, that with respect to any incurrence of Incremental Term Loans pursuant to an Incremental Amendment to be entered into in connection with a Limited Condition Transaction the purpose of which is to finance a Permitted Business Acquisition or other similar permitted Investment and, subject to Section 1.08, for which an LCT Election has been elected by Parent, any certification with respect to the representations and warranties in Article III may be limited to only customary “specified representations” (as may be agreed with the Incremental Term Lender(s) providing such Incremental Term Loans), which shall be true and correct in all material respects (without duplication of materiality qualifiers), and (B) such additional customary documents and filings as the Administrative Agent may reasonably request to assure that the Incremental Term Loans and/or Revolving Facility Loans in respect of Incremental Revolving Facility Commitments are secured by the Collateral ratably with (or, to the extent set forth in the applicable Incremental Amendment, junior to) one or more Classes of then-existing Incremental Term Loans and Revolving Facility Loans.

(e)            Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Incremental Term Loans of a different Class), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments, when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Facility Loans on a pro rata basis.

(f)            Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (f) through (j) of this Section 2.21), pursuant to one or more offers made from time to time by the Borrowers to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments, on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Borrowers are hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Facility Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension or modification are the same. Any such extension (an “Extension”) agreed to between the Borrowers and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an Incremental Revolving Facility Commitment for such Lender if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment” and any Revolving Facility Loans made thereunder, “Extended Revolving Loans”). Each Pro Rata Extension Offer shall specify the date on which the Borrowers propose that the Extended Term Loan shall be made or Extended Revolving Facility Commitment shall become effective, which shall be a date not earlier than five (5) Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).

(g)            The Borrowers and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Amendment shall set forth the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided, that (i) except as to interest rates, fees and any other pricing terms (which interest rates, fees and other pricing terms shall not be subject to the provisions set forth in Section 2.21(c)(iii), Section 2.21(c)(v) or Section 2.21(c)(x)) and amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by Parent and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as an existing Class of Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans (other than any Extended Term Loans that are Inside Maturity Date Debt) shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans (other than any Extended Term Loans that are Inside Maturity Date Debt) shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees, any other pricing terms, participation in mandatory prepayments and commitment reductions and final maturity (which shall be determined by Parent and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (x) the same terms as an existing Class of Revolving Facility Commitments or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent and, in respect of any other terms that would affect the rights or duties of any Issuing Bank, such terms as shall be reasonably satisfactory to such Issuing Bank, (v) any Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) than existing Class of Revolving Facility Commitments in any voluntary or mandatory prepayment or commitment reduction hereunder and (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Term B Loans in any mandatory prepayment hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with Parent’s consent and furnished to the other parties hereto. If provided in any Incremental Amendment with respect to any Extended Revolving Facility Commitments, and (x) with the consent of each Issuing Bank, participations in Letters of Credit and (y) with the consent of the Swingline Lenders, participations in Swingline Loans, in each case, shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Incremental Amendment, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitments.

(h)            Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(i)            Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including, without limitation, this Section 2.21), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations relating to an existing Class of Term Loans or Revolving Facility Loans of the relevant Loan Parties under this Agreement and the other Loan Documents, (vi) no Issuing Bank shall be obligated to issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto and (vii) there shall be no obligor in respect of any such Extended Term Loans or Extended Revolving Facility Commitments that is not a Loan Party.

(j)            Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrowers shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

(k)            Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (j) through (m) of this Section 2.21), any Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans denominated at the option of such Borrower, in Dollars, Euros or Sterling (or, subject to Section 1.05, any Alternate Currency), under this Agreement (such loans, “Refinancing Term Loans”), the Net Proceeds of which are used to Refinance in whole or in part any Class of Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which such Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided, that:

(i)            before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Refinancing Term Loans;

(ii)            (other than Refinancing Term Loans that are Inside Maturity Date Debt) the final maturity date of the Refinancing Term Loans shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans,

(iii)            (other than Refinancing Term Loans that are Inside Maturity Date Debt) the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;

(iv)            the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v)            all other terms applicable to such Refinancing Term Loans (other than provisions relating to purpose, original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in Section 2.21(c)(iii), Section 2.21(c)(v) or Section 2.21(c)(x)) and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the applicable Borrowers and the Lenders providing such Refinancing Term Loans) taken as a whole shall be substantially similar to, or not materially less favorable to Parent and its Subsidiaries than, the terms, taken as a whole, applicable to the Term B Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the latest Term Facility Maturity Date or are otherwise reasonably acceptable to the Administrative Agent), as determined by Parent in good faith. In addition, notwithstanding the foregoing, the Borrowers may establish Refinancing Term Loans to refinance and/or replace all or any portion of a Revolving Facility Commitment (regardless of whether Revolving Facility Loans are outstanding under such Revolving Facility Commitments at the time of incurrence of such Refinancing Term Loans), so long as (1) the aggregate amount of such Refinancing Term Loans does not exceed the aggregate amount of Revolving Facility Commitments terminated at the time of incurrence thereof, (2) if the Lenders’ Revolving Facility Credit Exposures outstanding on the Refinancing Effective Date would exceed the aggregate amount of Revolving Facility Commitments outstanding in each case after giving effect to the termination of such Revolving Facility Commitments, the applicable Borrowers shall take one or more actions such that such Lenders’ Revolving Facility Credit Exposures do not exceed such aggregate amount of Revolving Facility Commitments in effect on the Refinancing Effective Date after giving effect to the termination of such Revolving Facility Commitments (it being understood that (x) such Refinancing Term Loans may be provided by the Lenders holding the Revolving Facility Commitments being terminated and/or by any other ~~person~~Person that would be a permitted Assignee hereunder and (y) the proceeds of such Refinancing Term Loans shall not constitute Net Proceeds hereunder), (3) (other than Refinancing Term Loans that are Inside Maturity Date Debt) the Weighted Average Life to Maturity of the Refinancing Term Loans (disregarding any customary amortization for this purpose) shall be no shorter than the remaining life to termination of the terminated Revolving Facility Commitments, (4) (other than Refinancing Term Loans that are Inside Maturity Date Debt) the final maturity date of the Refinancing Term Loans shall be no earlier than the termination date of the terminated Revolving Facility Commitments and (5) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in Section 2.21(c)(iii), Section 2.21(c)(v) or Section 2.21(c)(x)) and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the applicable Borrowers and the Lenders providing such Refinancing Term Loans) taken as a whole shall be substantially similar to, or not materially less favorable to Parent and its Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans (except to the extent such covenants and other terms apply solely to any period after the latest Term Facility Maturity Date or are otherwise reasonably acceptable to the Administrative Agent), as determined by Parent in good faith;

(vi)            with respect to Refinancing Term Loans secured by Liens on the Collateral that rank pari passu or junior in right of security to the Liens thereon securing the Term Loans, such Liens will be subject to the Intercreditor Agreement; and

(vii)            there shall be no obligor in respect of such Refinancing Term Loans that is not a Loan Party.

(l)            The Borrowers may approach any Lender or any other ~~person~~Person that would be a permitted Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Incremental Assumption Agreement governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrowers.

(m)            Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (k) through (n) of this Section 2.21), the Borrowers may by written notice to the Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facilities” and the commitments thereunder, “Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrowers propose that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that: (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant Incremental Amendment governing such Replacement Revolving Facility Commitments; (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Facility Maturity Date in effect at the time of incurrence for the Revolving Facility Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms and purpose which shall be as agreed between the Borrowers and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility, which shall be as agreed between the Borrowers, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank and replacement swingline lender, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall be substantially similar to, or not materially less favorable to Parent and its Subsidiaries than, the terms, taken as a whole, applicable to the Initial Revolving Loans (except to the extent such covenants and other terms apply solely to any period after the latest Revolving Facility Maturity Date in effect at the time of incurrence or are otherwise reasonably acceptable to the Administrative Agent), as determined by Parent in good faith; and (v) there shall be no Guarantor in respect of such Replacement Revolving Facility that is not a Loan Party. In addition, the Borrowers may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other ~~person~~Person that would be a permitted Assignee hereunder) so long as (i) before and after giving effect to the establishment such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01 shall be satisfied to the extent required by the relevant agreement governing such Replacement Revolving Facility Commitments, (ii) (other than Replacement Revolving Facility Commitments that are Inside Maturity Date Debt) the remaining life to termination of such Replacement Revolving Facility Commitments shall be no shorter than the Weighted Average Life to Maturity then applicable to the refinanced Term Loans, (iii) (other than Replacement Revolving Facility Commitments that are Inside Maturity Date Debt) the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans, (iv) with respect to Replacement Revolving Loans secured by Liens on Collateral that rank junior in right of security to the Initial Revolving Loans, such Liens will be subject to the Intercreditor Agreement and (v) the requirement of clause (v) in the preceding sentence shall be satisfied mutatis mutandis. Solely to the extent that an Issuing Bank is not a replacement issuing bank under a Replacement Revolving Facility; it is understood and agreed that such Issuing Bank shall not be required to issue any letters of credit under such Replacement Revolving Facility and, to the extent it is necessary for such Issuing Bank to withdraw as an Issuing Bank at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such Issuing Bank in its sole discretion. The Borrowers agree to reimburse each Issuing Bank in full upon demand, for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.

(n)            The Borrowers may approach any Lender or any other Person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Incremental Amendment, be designated as an increase in any previously established Class of Revolving Facility Commitments.

(o)            On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof, such interests in the Replacement Revolving Loans and participations in Letters of Credit under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations of such Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Facility Commitments.

(p)            For purposes of this Agreement and the other Loan Documents, (i) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Incremental Term Loan having the terms of such Refinancing Term Loan and (ii) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including, without limitation, this Section 2.21), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (k) or (m) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.

(q)            Notwithstanding anything in the foregoing to the contrary, (i) for the purpose of determining the number of outstanding Term SOFR Borrowings upon the incurrence of any Incremental Loans, to the extent the last date of Interest Periods for multiple Term SOFR Borrowings under the Term Facilities or the Revolving Facilities fall on the same day, such Term SOFR Borrowings shall be considered a single Term SOFR Borrowing and (ii) the initial Interest Period with respect to any Term SOFR Borrowing of Incremental Loans may, at Parent’s option, be of a duration of a number of Business Days that is less than one month, and the Term SOFR with respect to such initial Interest Period shall be the same as the Term SOFR applicable to any then-outstanding Term SOFR Borrowing as Parent may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding Term SOFR Borrowing.

(r)            This Section 2.21 shall supersede any provisions of Section 2.18(c) and Section 9.08 to the contrary.

Section 2.22       Defaulting Lender.

(a)            Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” or “Required Revolving Facility Lenders”.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder, third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as Parent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and Parent, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks or the Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Issuing Bank or the Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; provided that if (x) such payment is a payment of the principal amount of any Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letters of Credit issued by, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, and Letters of Credit issued by, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)            Certain Fees.

(A)            No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender.

(B)            Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral.

(C)            With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)            Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)            Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following the written request of the Administrative Agent (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).

(b)            Defaulting Lender Cure. If Parent and the Administrative Agent, the Swingline Lenders and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)            New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III

Representations and Warranties

On the Closing Date and the date of each Credit Event (except if such representation or warranty refers to a specific date or period, then as of such date or for such period), Parent and the other Borrowers represent and warrant to each of the Lenders that:

Section 3.01         Organization; Powers.

Each of Parent, each other Borrower and each of the Subsidiaries (a) is a partnership, limited liability company, company limited by shares, unlimited company, corporation or other entity duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02          Authorization.

The execution, delivery and performance by Parent, the other Borrowers and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party and the transactions contemplated hereby and thereby, including, in the case of the Borrowers, the borrowings and the obtaining of credit hereunder (a) have been duly authorized by all corporate, stockholder, partnership, limited liability company or other organizational action required to be obtained by Parent, the other Borrowers and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to Parent, the other Borrowers or any such Subsidiary Loan Party, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of Parent, the other Borrowers or any such Subsidiary Loan Party, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to Parent, the other Borrowers or any such Subsidiary Loan Party or (D) any provision of any indenture, certificate of designation for preferred stock, or other material agreement or instrument to which Parent, the other Borrowers or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, or other material agreement or instrument, where any such conflict, violation, breach or default referred to in subclause (i) or (ii) of this Section 3.02, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Parent, the other Borrowers or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03         Enforceability.

This Agreement has been duly executed and delivered by Parent and the other Borrowers and constitutes a legal, valid and binding obligation of such Loan Party in accordance with its terms, and each other Loan Document when executed and delivered by any Loan Party that is party thereto will constitute a legal, valid and binding obligation of such Loan Party, enforceable against each such Loan Party, in accordance with its terms, in each case, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, examinership or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Subsidiaries that are Foreign Subsidiaries.

Section 3.04         Governmental Approvals.

No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which any of the Loan Parties is a party, except for (a) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent, (b) such as have been made or obtained and are in full force and effect, and (c) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

Section 3.05         Financial Statements.

The audited consolidated financial statements of Parent and its consolidated subsidiaries as of and for the fiscal year ended December 31, 2023, to the knowledge of Parent, present fairly in all material respects and in accordance with GAAP consistently applied throughout the periods covered thereby the consolidated financial position of Parent and its consolidated subsidiaries, as at such date and for the periods referred to herein.

Section 3.06         No Material Adverse Effect.

Since December 31, 2023, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.07         Title to Properties; Possession Under Leases.

(a)            Each of Parent and its Subsidiaries has good and marketable title in fee simple or equivalent to, or easements or valid leasehold interests in, or other limited property interests in, all its Real Properties and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(b)            Each of Parent and its Subsidiaries has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.

Section 3.08         Litigation; Compliance with Laws.

(a)            There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority or in arbitration now pending, or, to the knowledge of Parent or the other Borrowers, threatened in writing against Parent or any of its Subsidiaries or any business, property or rights of any such Person that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except for any action, suit or proceeding at law or in equity or by or on behalf of any Governmental Authority or in arbitration which has been disclosed in any of Parent’s public filings as of the date of this Agreement or which arises out of the same facts and circumstances, and alleges substantially the same complaints and damages, as any action, suit or proceeding so disclosed and in which there has been no material adverse change since the date of such disclosure.

(b)            Neither Parent nor its Subsidiaries, nor their respective properties or assets, is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any ordinance, but excluding any Environmental Laws, which are the subject of Section 3.15), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)            To the knowledge of Parent, Parent and each of its Subsidiaries are in compliance in all respects with all Gaming Laws and all Prediction Market Laws that are applicable to them and their businesses and all applicable Data Privacy Laws with respect to Personal Information in their possession or control, except, in each case, where a failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.09         Federal Reserve Regulations.

Neither the making of any Loan (or the extension of any Letter of Credit) hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Federal Reserve Board. No Loan Party is engaged or will engage, as one of its principal activities, in the business of purchasing or carrying Margin Stock (within the meaning of such term under Regulation U), or extending credit for the purpose of purchasing or carrying Margin Stock.

Section 3.10         Investment Company Act.

No Loan Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.11         Use of Proceeds. The Borrowers will use (a) the proceeds of the Revolving Facility Loans, the proceeds of the Swingline Loans, and may request the issuance of Letters of Credit, solely for working capital requirements and/or general corporate purposes (including for the Transactions, Permitted Business Acquisitions, Capital Expenditures and Transaction Expenses and, in the case of Letters of Credit, for the back-up or replacement of existing letters of credit) ~~and~~, (b) the proceeds of Term B-1 Loans solely for general corporate purposes (including for any Permitted Business Acquisitions ~~and~~, Capital Expenditures~~).~~ and Transaction Expenses) and (c) the proceeds of the Term B-2 Loans to repurchase or repay, in full or in part, the Existing Convertible Note and for other general corporate purposes (including for any Permitted Business Acquisitions, Capital Expenditures and Transaction Expenses).

Section 3.12         Tax Returns. Except as set forth on Schedule 3.12:

(a)            Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of Parent and its Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct;

(b)            Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of Parent and its Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Parent or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP; and

(c)            Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, as of the Closing Date, with respect to each of Parent and its Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

Section 3.13         No Material Misstatements.

All written factual information (other than the Projections, forward looking information and information of a general economic nature or general industry nature) (the “Information”) concerning Parent, the other Borrowers, the Subsidiaries, the Transactions and any other transactions contemplated hereby which has been prepared by or on behalf of Parent or its representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects as of the date such Information was furnished to the Lenders and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).

Section 3.14         Employee Benefit Plans.

(a)            Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Employee Benefit Plan is in compliance with the applicable provisions of ERISA and the Code; (ii) as of the most recent valuation date preceding the Closing Date, no Plan has any Unfunded Pension Liability; (iii) no ERISA Event has occurred or is reasonably expected to occur; (iv) none of Parent, any other Borrower or any Subsidiary Loan Party or any ERISA Affiliates (A) has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or (B) has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan; and (v) none of Parent, any other Borrower or any Subsidiary Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(b)            Parent, each other Borrower and each Subsidiary Loan Party is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by or mandated by the laws of a jurisdiction other than the United States (a “Foreign Plan”) and (ii) with the terms of any such Foreign Plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect. With respect to any Foreign Plan other than a scheme or arrangement mandated by a government other than the United States, the fair market value of the assets of such Foreign Plan, are sufficient to satisfy the accrued benefit obligations under such Foreign Plan as of the Closing Date, as it relates to Parent, any other Borrower and any Subsidiary Loan Party, except as would not reasonably be expected to have a Material Adverse Effect.

(c)            Except as would not reasonably be expected to result in a Material Adverse Effect, there are no pending or, to the knowledge of Parent or the other Borrowers, written threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Employee Benefit Plan or any Person as fiduciary or sponsor of any Employee Benefit Plan.

Section 3.15         Environmental Matters.

Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) no written notice, request for information, order, complaint or penalty arising under Environmental Laws has been received by Parent or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to Parent’s or any of the Borrowers’ knowledge, threatened in writing which allege a violation of or liability under any Environmental Laws, in each case relating to Parent or any of its Subsidiaries, (b) each of Parent and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is in compliance with the terms of such Environmental Permits and with all other Environmental Laws and (c) no Hazardous Material is located at, on or under any property currently or, to Parent’s or any other Borrower’s knowledge, formerly owned, operated or leased by Parent or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of Parent or any of its Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of Parent or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (d) there are no agreements in which Parent or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other Person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the Closing Date, and (e) there has been no material written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of Parent or any of its Subsidiaries of any property currently or, to the Borrowers’ knowledge, formerly owned or leased by Parent or any of its Subsidiaries that has not been made available to the Administrative Agent prior to the Closing Date.

Section 3.16         Security Documents.

(a)            The Security Documents are, or will be at the time of execution and delivery thereof, effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) legal, valid and enforceable Liens on and security interests in the Collateral described therein and proceeds thereof to the fullest extent permitted under Applicable Law and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under Applicable Law (which filings or recordings shall be made to the extent required by any such Security Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any such Security Document), the liens created by each such Security Document will constitute fully perfected first-priority Liens on and security interests in all right, title and interest of the Loan Parties in such Collateral, subject to Permitted Liens.

(b)            Notwithstanding anything herein (including this Section 3.16) or in any other Loan Document to the contrary, no Borrower or any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

Section 3.17         Solvency.

(a)            As of the Closing Date, immediately after giving effect to the consummation of the Transactions and the Loans made on the Closing Date, (i) the consolidated fair value of the assets of Parent and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed their consolidated debts and liabilities, direct, subordinated, contingent or otherwise (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual and matured liability); (ii) the consolidated present fair saleable value of the property of Parent and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of their consolidated debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual and matured liability); (iii) Parent and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured on their respective stated maturities (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual and matured liability); and (iv) Parent and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

(b)            As of the Closing Date, immediately after giving effect to the consummation of the Transactions and the Loans made on the Closing Date, none of Parent or the other Borrowers intend to, and none of Parent or the other Borrowers believes that they or any of their subsidiaries will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by them or any such subsidiary and the timing and amounts of cash to be payable on or in respect of their Indebtedness or the Indebtedness of any such subsidiary.

Section 3.18         Labor Matters.

Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened in writing against Parent or any of its Subsidiaries; (b) the hours worked and payments made to employees of Parent and its Subsidiaries have not been in violation of the Fair Labor Standards Act (to the extent binding upon Parent or its Subsidiaries) or any other Applicable Law in a relevant jurisdiction dealing with such matters; and (c) all payments due from Parent or any of its Subsidiaries or for which any claim may be made against Parent or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Parent or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which Parent or any of its Subsidiaries (or any predecessor) is a party or by which Parent or any of its Subsidiaries (or any predecessor) is bound.

Section 3.19         Insurance.

Schedule 3.19 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of Parent or the Subsidiaries as of the ~~First~~Second Amendment Effective Date. As of such date, such insurance is in full force and effect.

Section 3.20         No Default.

No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 3.21         Intellectual Property; Licenses, Etc.

Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.21, (a) Parent and each of its Subsidiaries owns, or possesses the right to use all Intellectual Property used or held for use in or otherwise reasonably necessary for the present conduct of their respective businesses, (b) to the knowledge of Parent, Parent, its Subsidiaries and the operation of their respective businesses are not infringing upon, misappropriating or otherwise violating Intellectual Property of any Person, (c) to the knowledge of Parent, no Person is infringing upon, misappropriating or otherwise violating any Intellectual Property owned by Parent or its Subsidiaries, and (d) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of Parent, threatened in writing against Parent or its Subsidiaries, except any claim or litigation (including any action, suit or proceeding at law or in equity or by or on behalf of any Governmental Authority or in arbitration) which has been disclosed in any of Parent’s public filings as of the date of this Agreement or which arises out of the same facts and circumstances, and alleges substantially the same complaints and damages, as any action, suit or proceeding so disclosed and in which there has been no material adverse change since the date of such disclosure.

Section 3.22         USA PATRIOT Act; Anti-Money Laundering Laws; Sanctions; Foreign Corrupt Practices Act.

(a)            No Loan Party or Subsidiary or, to the knowledge of any Loan Party, none of the respective officers, directors, or agents of such Loan Party or such Subsidiary, has violated or is in violation of any Prescribed Laws.

(b)            The Loan Parties and the Subsidiaries have implemented and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties and the Subsidiaries and their respective directors, officers, employees and agents with the Prescribed Laws.

(c)            The Loan Parties and the Subsidiaries and their respective officers, and, to the knowledge of any Loan Party upon reasonable inquiry, their directors, employees and agents, are in compliance with all Prescribed Laws in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in a violation of any Prescribed Laws. None of the Loan Parties and the Subsidiaries or any of their respective directors or officers or, to the knowledge of any Loan Party, any of their respective employees or agents is a Person that is, or is owned or controlled by Persons that are: (i) a Sanctioned Person, (ii) located, organized or resident in a Sanctioned Country, or (iii) has been previously indicted for or convicted of any violation of any of the Prescribed Laws.

(d)            None of the Loan Parties, nor any Subsidiary of any Loan Party, nor any of their respective officers, nor, to the knowledge of any Loan Party, any of their respective directors, employees or agents, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any Person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage.

(e)            No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Prescribed Laws.

(f)            As of the Closing Date, the information included in each Beneficial Ownership Certification Delivered pursuant to Section 4.02(f) is true and correct in all material respects.

Section 3.23         Subsidiaries.

Schedule 3.23 sets forth as of the ~~First~~Second Amendment Effective Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of Parent and, as to each Subsidiary, (a) the percentage of each class of Equity Interests owned by Parent or by any Subsidiary and (b) whether such Subsidiary is an Excluded Subsidiary.

ARTICLE IV

Conditions of Lending

The obligations of (a) the Lenders to make Loans, (b) any Issuing Bank to issue, amend or extend Letters of Credit or increase the stated amounts of Letters of Credit hereunder and (c) the Swingline Lenders to make Swingline Loans (each, a “Credit Event”) are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

Section 4.01         All Credit Events. On the Closing Date and the date of each Borrowing and on the date of each issuance, amendment, or extension of a Letter of Credit (in each case, other than pursuant to an Incremental Amendment (including for an Extension) or a Replacement Revolving Facility):

(a)            The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b)            In the case of each Credit Event (other than an amendment or extension of a Letter of Credit without any increase in the stated amount of such Letter of Credit), the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date of such Credit Event (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects as of such date), in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects as of such earlier date)).

(c)            In the case of each Credit Event (other than an amendment or extension of a Letter of Credit without any increase in the stated amount of such Letter of Credit), at the time of and immediately after giving effect to such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d)            Each Borrowing and other Credit Event (other than an amendment or extension of a Letter of Credit without any increase in the stated amount of such Letter of Credit) shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

Section 4.02         Closing Date. On or prior to the Closing Date:

(a)            The Administrative Agent (or its counsel) shall have received (i) from each of the Borrowers, the Issuing Banks and the Lenders, a counterpart of this Agreement signed on behalf of such party, (ii) from each Loan Party, a counterpart of each of the Collateral Agreement and the Guarantee Agreement, in each case signed on behalf of such party and (iii) from Parent, a completed Perfection Certificate executed by a Responsible Officer thereof.

(b)            The Administrative Agent shall have received, on behalf of itself, the Lenders, each Issuing Bank and the Collateral Agent, a written opinion of Sullivan & Cromwell LLP, as special New York and Delaware counsel for the Loan Parties, and Greenberg Traurig, LLP, as special Nevada counsel for the Loan Parties, in each case (i) dated the Closing Date, (ii) addressed to each Issuing Bank, the Swingline Lenders, the Administrative Agent, the Collateral Agent and the Lenders on the Closing Date and (iii) in form and substance reasonably satisfactory to the Administrative Agent covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(c)            The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary, or similar officer of each Loan Party dated the Closing Date and certifying:

(i)            that attached thereto is a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, in the case of a corporation or a limited liability company, certified as of a recent date by the Secretary of State of the jurisdiction of its organization,

(ii)            that attached thereto is a certificate as to the good standing of such Loan Party as of a recent date from such Secretary of State,

(iii)            that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since the date of the resolutions described in clause (iv) below,

(iv)            that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Closing Date to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date, and

(v)            as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party.

(d)            The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by a Financial Officer of Parent regarding the solvency of Parent and its Subsidiaries on a consolidated basis after giving effect to the Transactions that occur on the Closing Date.

(e)            [Reserved].

(f)            The Administrative Agent shall have received all documentation and other information required by Section 3.22 no later than three (3) Business Days in advance of the Closing Date, to the extent such information has been requested not less than ten (10) days prior to the Closing Date. Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Borrowers shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least three (3) Business Days prior to the Closing Date (including, without limitation, a Beneficial Ownership Certification for any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation).

(g)            Parent shall have delivered to the Administrative Agent a certificate dated as of the Closing Date, to the effect set forth in Sections 4.01(b) and 4.01(c) hereof.

(h)            All fees required to be paid to the Administrative Agent, the Arrangers and the Lenders on the Closing Date in connection with this Agreement and all reasonable and documented out-of-pocket expenses required to be paid on the Closing Date pursuant to the Original Fee Letter and the Original Engagement Letter (in the case of expenses, to the extent invoiced at least two (2) Business Days prior to the Closing Date) shall have been, or substantially simultaneously with the effectiveness of this Agreement shall be, paid (which amounts may be offset against the proceeds of the Loans hereunder made on the Closing Date, if any).

(i)            Substantially concurrently with the effectiveness of this Agreement, the Closing Date Refinancing shall have occurred.

(j)            Each document (including any Uniform Commercial Code financing statement) required by any Security Document or under Applicable Law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered on the Closing Date pursuant to such Security Document shall be in proper form for filing, registration or recordation.

For purposes of determining compliance with the conditions specified in Section 4.01 and this Section 4.02, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.

ARTICLE V

Affirmative Covenants

Each of Parent and the other Borrowers, jointly and severally, covenant and agree with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, Parent and the other Borrowers will cause each of the Subsidiaries to do all of the following:

Section 5.01         Good Standing and Government Compliance.

(a)            Each Borrower shall (i) maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of formation, except to the extent that failure to maintain the existence and good standing of a Subsidiary of a Borrower would not reasonably be expected to have a Material Adverse Effect; (ii) maintain its and each of its Subsidiaries’ qualification and good standing in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect; and (iii) furnish to the Administrative Agent the organizational identification number issued to a Loan Party by the authorities of the state in which such Loan Party is organized, if applicable.

(b)            Each Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any (i) employee benefit plans subject to ERISA and (ii) Foreign Plan, in each case, to the extent the failure to do so would reasonably be expected to have a Material Adverse Effect.

(c)            Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses and governmental approvals and agreements, the loss of which would reasonably be expected to have a Material Adverse Effect.

Section 5.02         Financial Statements, Reports, Certificates.

(a)            Parent shall deliver to the Administrative Agent, who will then promptly deliver to each Lender: (i) with respect to the first three fiscal quarters of each fiscal year of Parent, on or before the date that is sixty (60) days after the end of each such fiscal quarter, an unaudited consolidated balance sheet, statement of operations and statement of cash flows covering the operations of Parent and its subsidiaries during such period, certified by a Responsible Officer and (ii) with respect to each fiscal year of Parent, on or before the date that is ninety (90) days after the end of such fiscal year, audited consolidated financial statements of Parent and its subsidiaries (including a consolidated balance sheet, statement of operations and statement of cash flows covering the operations of Parent and its subsidiaries during such period, certified by a Responsible Officer), prepared in accordance with GAAP, consistently applied, together with an opinion on such financial statements from an independent certified public accounting firm (which opinion shall not be qualified as to scope of audit or as to the status on a consolidated basis of Parent and its subsidiaries as a going concern, other than with respect to, or resulting from, an upcoming maturity date under any Indebtedness occurring within one year from the time such opinion is delivered or potential inability to satisfy a financial maintenance covenant under any series of Indebtedness on a future date or in a future period); provided that the requirements of this clause (a) shall be satisfied so long as Parent makes available its relevant Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K on Parent’s website or on the SEC’s website within the applicable time periods required by this clause (a) to the extent such reports include the information specified herein.

(b)            Concurrently with delivery of the financial reporting required by Section 5.02(a) above, Parent shall deliver to the Administrative Agent, who will then promptly deliver to each Lender, (i) a Compliance Certificate certified as of the last day of the applicable quarter and signed by a Responsible Officer, (ii) an unaudited summary (which may be in footnote form) of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (iii) a gaming attestation of a Financial Officer of Parent in substantially the form of Exhibit I hereto (or other form that is reasonably acceptable to the Administrative Agent).

(c)            Promptly after the same become publicly available, Parent shall deliver to the Administrative Agent, who will then promptly deliver to each Lender, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Parent, any of the Borrowers or any of the Subsidiaries with the SEC or distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (c) shall be deemed delivered for purposes of this Agreement when publicly posted to the website of Parent or the website of the SEC.

(d)            Promptly, from time to time, Parent shall deliver to the Administrative Agent, who will then promptly deliver to each Lender, such other customary information regarding the operations, business affairs and financial condition of the Loan Parties or any of the Subsidiaries (including without limitation with respect to compliance with the USA PATRIOT Act or other applicable anti-money laundering laws), or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request.

(e)            To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Parent shall deliver to the Administrative Agent an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification.

Parent hereby acknowledges and agrees that all financial statements and other information and reports furnished pursuant to clauses (a), (b) and (c) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 9.17 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless Parent otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

Documents required to be delivered pursuant to this Section 5.02 (to the extent any such documents are included in materials otherwise publicly filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents or materials referred to above, and in any event shall have no responsibility to monitor compliance by Parent with any request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or materials or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

Section 5.03         Taxes.

Pay its obligations in respect of all Taxes, imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and such Person, as applicable, has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make such payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04         Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of Parent or the other Borrowers obtain actual knowledge thereof:

(a)            any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)            the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Parent or any of its Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)            any other development specific to Parent or any of its Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect;

(d)            the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect; and

(e)            promptly after the same are available, copies of any written communication to Parent or any of its Subsidiaries from any Gaming Authority or Prediction Market Authority advising it of a violation of, or non-compliance with, any Gaming Law or Prediction Market Law by Parent or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

Section 5.05         Insurance.

(a)            Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as Parent determines are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and with respect to insurance of Parent and the Subsidiary Loan Parties. Notwithstanding the foregoing, the Loan Parties and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure, as reasonably determined by Parent.

(b)            Except as the Administrative Agent may agree in its reasonable discretion, use commercially reasonable efforts to (i) cause all U.S. general liability policies to name the Collateral Agent as additional insured and (ii) cause each such policy covered by this clause (b) to provide that it shall not be cancelled or not renewed upon less than 30 days’ (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder) prior written notice thereof by the insurer to the Collateral Agent.

Section 5.06         Compliance with Laws.

Comply with all Applicable Laws, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03. The Borrowers will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance in all material respects by Parent and its Subsidiaries and their respective directors, officers, employees and agents with Prescribed Laws in connection with Parents or its Subsidiaries’ business operations.

Section 5.07         Maintaining Records; Access to Properties and Inspections.

Maintain all financial records in accordance with GAAP in all material respects and permit any Persons designated by the Administrative Agent to visit and inspect the financial records and the properties of Parent, the other Borrowers or any of the Subsidiary Loan Parties at reasonable times, upon reasonable prior notice to Parent, and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent upon reasonable prior notice to Parent to discuss the affairs, finances and condition of Parent or any of its Subsidiaries with the officers thereof and independent accountants therefor (so long as Parent has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract, or to attorney-client or similar privilege; provided that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise such visitation and inspection rights and (ii) the Administrative Agent shall not exercise such rights more often than one (1) time during any fiscal year (it being understood that the Administrative Agent may make such additional visits and inspections in each fiscal year at its own expense as it reasonably requests).

Section 5.08         Use of Proceeds.

Use the proceeds of the Loans made and Letters of Credit issued in the manner contemplated by Section 3.11.

Section 5.09         Compliance with Environmental Laws.

Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Laws for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10         Additional Loan Parties, Additional Collateral and Further Assurances.

(a)            Upon (i) any Loan Party creating or acquiring any subsidiary that is both a Domestic Subsidiary and a Wholly Owned Subsidiary (other than an Excluded Subsidiary) after the Closing Date or (ii) any Excluded Subsidiary that is both a Domestic Subsidiary and a Wholly Owned Subsidiary ceasing to be an Excluded Subsidiary (such Subsidiary referenced in clause (i) or (ii) above, an “Additional Loan Party”), such Loan Party shall, to the extent that it does not violate any Gaming Law or Prediction Market Law or, if necessary, is approved by the applicable Gaming Authority or Prediction Market Authority, cause each such Additional Loan Party to promptly (but in any event within 120 days after the later of such event described in clause (i) or (ii) above or receipt of such approval (or such longer period of time as Administrative Agent may agree to in its reasonable discretion or as required to obtain any necessary consent or approval)):

(i)            execute and deliver to the Administrative Agent a supplement to the Guarantee Agreement and all such other documents and certificates as the Administrative Agent may reasonably request in order to have such Additional Loan Party become a Guarantor;

(ii)            (i) execute and deliver to the Collateral Agent such amendments to or additional Security Documents as Collateral Agent reasonably deems necessary or advisable in order to grant to the Collateral Agent for the benefit of the Secured Parties, a perfected security interest in the Equity Interests of such Additional Loan Party which are owned by any Loan Party (other than Excluded Property), (ii) deliver to the Collateral Agent the certificates (if any) representing such Equity Interests together with undated stock powers endorsed in blank, (iii) cause such Additional Loan Party to take such actions reasonably necessary or advisable (including executing and delivering a joinder agreement to the Security Documents or new or additional Security Documents) to grant to the Collateral Agent for the benefit of the Secured Parties, a perfected security interest in the collateral described in (subject to any requirements set forth herein and in the Collateral Agreement with respect to limitations on grant of security interests in certain types of assets or Pledged Collateral and limitations or exclusions from the requirement to perfect Liens on such Pledged Collateral and excluding acts with respect to perfection of security interests and Liens not required under, or excluded from the requirements under, this Agreement and the Collateral Agreement) the Collateral Agreement and in accordance with the provisions of the Collateral Agreement with respect to such Additional Loan Party, or by Applicable Law or as may be reasonably requested by Collateral Agent;

(iii)            deliver, substantially concurrently with the grant of any security interest or guarantee, customary legal opinions, board resolutions and other customary closing certificates, searches and documentation to the extent reasonably requested by the Administrative Agent or the Collateral Agent (it being understood that documentation substantially consistent with that delivered on the Closing Date relating to the giving of Guarantees or granting of security interests shall be sufficient for these purposes); and

(iv)            if any Intercreditor Agreement shall be in effect, the Collateral Agent shall have received a counterpart of such Intercreditor Agreement, or an acknowledgment thereof (or a supplement, joinder or a similar instrument, as applicable) in the form specified therein, in each case, duly executed and delivered on behalf of such Additional Loan Party.

(b)            Parent shall furnish to the Collateral Agent written notice of any change as soon as reasonably practicable (i) in any Loan Party’s corporate or organization name or number, (ii) in any Loan Party’s identity or organizational structure, (iii) in any Loan Party’s organizational identification number (to the extent relevant in establishing such Loan Party’s location for the purposes of the UCC), (iv) in any Loan Party’s jurisdiction of organization or (v) in the location of the chief executive office of any Loan Party (to the extent relevant in the applicable jurisdiction of organization); provided all filings have been made, or will have been made within 60 days following such change (or such longer period as the Collateral Agent may agree in its reasonable discretion), under the Uniform Commercial Code, or equivalent in any applicable jurisdiction that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest may be perfected by such filing.

The Administrative Agent may, at the request of Parent and without the prior consent, approval or authorization from any other Secured Party, agree to extend the time period or deadline for delivery or execution of any document, agreement or notice and/or completion of any other perfection requirements, transaction, step or matter required by this Section 5.10 and/or the terms of any Security Document.

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (a) it is understood and agreed that no Liens or Guarantees of the applicable Additional Loan Party shall be required to be granted or delivered at such time as provided in the paragraph above in this Section 5.10 as a result of such Liens, or Guarantees being prohibited by the applicable Gaming Authority, the applicable Prediction Market Authority, any other applicable Governmental Authorities or Applicable Law (including any prohibition or restriction on the pledge, encumbrance or commingling of customer segregated funds under applicable Gaming Laws or Prediction Market Laws); provided, however, in the case of approvals of the applicable Gaming Authority or Prediction Market Authority, that the Borrowers and the applicable Subsidiaries shall use commercially reasonable efforts to obtain such approvals for such Liens (including a pledge of the Equity Interests of such Additional Loan Party) and Guarantees as soon as reasonably practicable, (b) the Collateral Agent may grant extensions of time or waivers of requirements for the creation or perfection of security interests or other Liens in or the obtaining of insurance or surveys with respect to particular assets where it reasonably determines, in consultation with Parent, that perfection or obtaining of such items cannot be accomplished without undue effort or expense or by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, (c) no control agreement or control, lockbox or similar arrangement shall be required with respect to any deposit accounts, securities accounts or commodities accounts, (d) no landlord, mortgagee or bailee waivers shall be required, (e) no security documents governed by, or perfection actions under, the law of a jurisdiction other than the United States, any state thereof or the District of Columbia shall be required, (f) no notice shall be required to be sent to account debtors or other contractual third parties prior to an Event of Default unless required for perfection or customary in the applicable jurisdiction at the election of Parent, and (g) Liens required to be granted from time to time pursuant to, or any other requirements of, this Agreement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Borrowers may, in their sole discretion, cause any Subsidiary that is not required to become a Guarantor to become an Additional Loan Party and a Guarantor in accordance with the provisions in this Section 5.10 as provided in the definition of “Subsidiary Loan Party” (it being understood that in respect of any Foreign Subsidiary that is added as an Additional Loan Party pursuant to this sentence, the Borrowers shall comply with this Section 5.10 (to the extent relevant) and provide customary security documents and certificates with respect to such Foreign Subsidiary as the Administrative Agent and the Collateral Agent may reasonably request under the laws of the jurisdiction under which it is organized notwithstanding any exceptions regarding Foreign Subsidiaries and collateral set forth in this Agreement and the Security Documents).

Section 5.11         Prohibited Activity.

Borrowers shall not use the proceeds of any Facility to fund any gambling activity to the extent that such gambling activity occurs (a) in a jurisdiction that is a Prohibited Jurisdiction with respect to such gambling activity, (b) in a country where a member of the Group is located, operates, solicits or transacts business and Gaming Licenses are required by law to conduct such gambling activity but such Gaming Licenses are not held by that member of the Group and/or (c) in a jurisdiction where there has been no prior assessment conducted by a member of the Group of the legality of such gambling activity undertaken.

Section 5.12         Limitation on Designation of Immaterial Subsidiaries.

(a)            At Parent’s election, Parent may at any time, designate a Subsidiary as an Immaterial Subsidiary, but only to the extent that such designation is consistent with the definition of “Immaterial Subsidiary”. Upon any Immaterial Subsidiary’s (whether designated as such on the Closing Date or thereafter pursuant to the preceding sentence) ceasing to satisfy any of the requirements set forth in the definition of such term, Parent shall notify the Administrative Agent thereof and shall take the actions required pursuant to the definition of “Immaterial Subsidiary”.

(b)            If Parent designates a Guarantor as an Immaterial Subsidiary in accordance with this Section 5.12, the Obligations of such Guarantor under the Loan Documents shall terminate and be of no further force and effect and all Liens granted by such Guarantor under the applicable Security Documents shall terminate and be released and be of no further force and effect, and all Liens on the Equity Interests of such Guarantor shall be terminated and released and of no further force and effect, in each case, without any action required by the Administrative Agent or Collateral Agent. At Parent’s request, the Administrative Agent and Collateral Agent will execute and deliver any instrument evidencing such termination and the Collateral Agent shall take all actions appropriate in order to effect such termination and release of such Liens and without recourse or warranty by the Collateral Agent (including the execution and delivery of appropriate UCC termination statements and such other instruments and releases as may be necessary and appropriate to effect such release). Any such foregoing actions taken by the Administrative Agent and/or the Collateral Agent shall be at the sole cost and expense of Parent.

Section 5.13         Post-Closing.

Take all necessary actions to satisfy the items described on Schedule 5.13 within the applicable period of time specified in such Schedule (or such longer period as the Administrative Agent may agree in its reasonable discretion).

Section 5.14         Ratings.

Use, for so long as the Term B Loans are outstanding, commercially reasonable efforts to obtain and maintain at all times on and after the First Amendment Effective Date a public corporate credit rating (but not any specific rating) of Parent and ~~a rating~~ratings (but not any specific ~~rating~~ratings) of the Term B Loans, in each case from S&P and Moody’s (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by Parent of customary rating agency fees, cooperation with information and data requests by S&P and Moody’s in connection with their ratings process and the participation by senior management of Parent in a ratings presentation to S&P and Moody’s).

ARTICLE VI

Negative Covenants

Each of Parent and the other Borrowers jointly and severally covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders (or, in the case of Section 6.11, the Required Revolving Facility Lenders) shall otherwise consent in writing, each of Parent and the other Borrowers will not, and will not permit any of the Subsidiaries to:

Section 6.01         Indebtedness.

Incur, create, assume or permit to exist any Indebtedness, except:

(a)            (i) Indebtedness existing or committed on the ~~Closing~~Second Amendment Effective Date (provided, that any such Indebtedness that is in excess of $5,000,000 (other than, for clarity, Indebtedness created hereunder and under the other Loan Documents) shall be set forth on Schedule 6.01 as of the ~~Closing Date) and Indebtedness existing or committed on the First~~Second Amendment Effective Date ~~and set forth on Schedule 6.01~~) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(b)            (i) Indebtedness created hereunder (including pursuant to Section 2.21) and under the other Loan Documents and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c)            Indebtedness of Parent or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(d)            Indebtedness in respect of self-insurance and Indebtedness and other obligations owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Parent, the other Borrowers or any Subsidiary, pursuant to reimbursement or indemnification obligations to such ~~person~~Person, in each case in the ordinary course of business or consistent with past practice or industry norm;

(e)            Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry norm, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry norm;

(f)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in each case incurred in the ordinary course of business or other cash management services incurred in the ordinary course of business or consistent with past practice or industry norm;

(g)            (i) (x) Indebtedness of a Subsidiary acquired after the Closing Date or a Person merged or consolidated with Parent or any Subsidiary after the Closing Date and (y) Indebtedness otherwise incurred or assumed by Parent or any Subsidiary in connection with the acquisition of assets or Equity Interests (including a Permitted Business Acquisition) or other Investment, where such acquisition, merger, consolidation or other Investment is not prohibited by this Agreement; provided that (x) in the case of any such Indebtedness secured by Liens on Collateral that are Other First Liens, the Net First Lien Leverage Ratio as of the last day of the most recently ended Test Period on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation or other Investment, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is (I) not greater than 4.00 to 1.00 or (II) no greater than the Net First Lien Leverage Ratio in effect immediately prior thereto, (y) in the case of any such Indebtedness secured by Liens on Collateral that are Junior Liens, the Net Secured Leverage Ratio as of the last day of the most recently ended Test Period on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation or other Investment, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is (I) not greater than 5.00 to 1.00 or (II) no greater than the Net Secured Leverage Ratio in effect immediately prior thereto and (z) in the case of any such Indebtedness that is unsecured, (I) the Net Total Leverage Ratio as of the last day of the most recently ended Test Period on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation or other Investment, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is (A) not greater than 5.00 to 1.00 or (B) no greater than the Net Total Leverage Ratio in effect immediately prior thereto and (II) the Interest Coverage Ratio for the most recently ended Test Period on a Pro Forma Basis immediately after giving effect to such acquisition, merger, consolidation or Investment, the incurrence or assumption of such Indebtedness and the use of proceeds thereof and any related transactions is (A) not less than 2.00 to 1.00 or (B) no less than the Interest Coverage Ratio in effect immediately prior thereto; provided, further, that the incurrence of any Indebtedness pursuant to Section 6.01(g)(i) (other than any Indebtedness pursuant to Section 6.01(g)(i) that is not incurred in anticipation of the acquisition of such Subsidiary or merger or consolidation of such Person) shall be subject to the last paragraph of Section 6.01 and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness; provided that (A) in the case of any such Indebtedness incurred under this clause (g) by a Subsidiary other than a Subsidiary Loan Party, the aggregate outstanding principal amount of such Indebtedness immediately after giving effect to such acquisition, merger or consolidation, the incurrence of such Indebtedness and the use of proceeds thereof and any related transactions shall not exceed, when taken together with all amounts incurred pursuant to Section 6.01(p), Section 6.01(q) and Section 6.01(r), the greater of (x) $~~150,000,000~~250,000,000 and (y) 50.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, (B) in the case of any such Indebtedness secured by Liens on the Collateral, such Indebtedness shall not be secured by any assets of any Loan Party other than the Collateral (provided (x) that such Indebtedness may be secured by the proceeds thereof, and any related deposit of cash, cash equivalents or Permitted Investments to cover interest and premium with respect to such Indebtedness, to the extent and only for so long as such proceeds and related deposit are subject to an escrow or similar arrangement to secure such Indebtedness pending the application of the proceeds thereof and (y) in the case of Indebtedness under Section 6.01(g)(i)(x) above, such Indebtedness may be secured by any assets that do not constitute Collateral during any grace period applicable pursuant to Section 5.10 with respect to the creation of Liens on such assets to secure the Loan Obligations) and (C) in the case of any such Indebtedness secured by Liens on any Collateral, such Indebtedness shall be subject to an Intercreditor Agreement;

(h)            (i) Capitalized Lease Obligations, mortgage financings and other Indebtedness incurred by Parent or any Subsidiary prior to or within 270 days after the acquisition, lease, construction, installation, repair, replacement or improvement of the respective property (real or personal), equipment or other asset (whether through the direct purchase of property or the Equity Interest of any Person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, installation, repair, replacement or improvement, in an aggregate principal amount outstanding that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(h)(i), would not exceed the greater of (x) $~~90,000,000~~150,000,000 and (y) 30.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period and (ii) any Permitted Refinancing Indebtedness in respect of the foregoing;

(i)            (i) Capitalized Lease Obligations and any other Indebtedness incurred by Parent or any Subsidiary arising from any Sale and Lease-Back Transaction that is permitted under Section 6.03 and (ii) any Permitted Refinancing Indebtedness in respect of the foregoing;

(j)            (i) Indebtedness of Parent or any Subsidiary, in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(j)(i), would not exceed the greater of (x) $~~225,000,000~~375,000,000 and (y) 75.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(k)            Indebtedness of Parent, any other Borrower or any Subsidiary in an aggregate outstanding principal amount not greater than 100% of the amount of Net Proceeds received by Parent or any other Borrower from (x) the issuance or sale of its Qualified Equity Interests or (y) a contribution to its common equity with the Net Proceeds from the issuance and sale by Parent or a Parent Entity of its Qualified Equity Interests or a contribution to its common equity (in each case of (x) and (y), other than proceeds from the sale of Equity Interests to, or contributions from Parent, any other Borrower or any of the Subsidiaries), to the extent such Net Proceeds do not constitute Excluded Contributions or Permitted Cure Securities;

(l)            Guarantees (i) by Parent or any Subsidiary Loan Party of any Indebtedness of Parent or any Subsidiary Loan Party permitted to be incurred under this Agreement, (ii) by Parent or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party; provided, that the aggregate principal amount of such Indebtedness Guaranteed by Parent or any Subsidiary Loan Party shall not exceed the greater of (x) $~~90,000,000~~150,000,000 and (y) 30.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, (iii) by any Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Subsidiary that is not a Subsidiary Loan Party, and (iv) by Parent of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties incurred for working capital purposes in the ordinary course of business or consistent with past practice or industry norm on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01; provided, that Guarantees by Parent or any Subsidiary Loan Party under this Section 6.01(l) of any other Indebtedness of a Person that is subordinated to other Indebtedness of such Person shall be subordinated to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated;

(m)            Indebtedness arising from agreements of Parent or any Subsidiary providing for indemnification, adjustment of purchase, or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions, any Permitted Business Acquisition, other Investments or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement;

(n)            Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business or consistent with past practice or industry norm;

(o)            Guarantees by Parent or any Subsidiary of Indebtedness under customer financing lines of credit entered into in the ordinary course of business or consistent with past practice or industry norm;

(p)            (i) Indebtedness secured by Liens on Collateral that are Other First Liens so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Net First Lien Leverage Ratio as of the last day of the most recently ended Test Period on a Pro Forma Basis is not greater than 4.00 to 1.00; provided, that the incurrence of any Indebtedness for borrowed money in the form of term loans pursuant to this Section 6.01(p)(i) shall be subject to the last paragraph of Section 6.01; and (ii) any Permitted Refinancing Indebtedness in respect thereof; provided, further, that (A) the aggregate principal amount of Indebtedness outstanding under this clause (p) at such time that is incurred by a Subsidiary other than a Subsidiary Loan Party shall not exceed, when taken together with the aggregate principal amount of any other Indebtedness outstanding pursuant to Section 6.01(g), Section 6.01(q) and Section 6.01(r) that is incurred by Subsidiaries other than the Subsidiary Loan Parties, the greater of (x) $~~150,000,000~~250,000,000 and (y) 50.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, (B) such Indebtedness shall not be secured by any assets of any Loan Party other than the Collateral (provided that such Indebtedness may be secured by the proceeds thereof, and any related deposit of cash, cash equivalents or Permitted Investments to cover interest and premium with respect to such Indebtedness, to the extent and only for so long as such proceeds and related deposit are subject to an escrow or similar arrangement to secure such Indebtedness pending the application of the proceeds thereof) and (C) such Indebtedness shall be subject to a Permitted Pari Passu Intercreditor Agreement;

(q)            (i) Indebtedness secured by Liens on Collateral that are Junior Liens so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, the Net Secured Leverage Ratio as of the last day of the most recently ended Test Period on a Pro Forma Basis is not greater than 5.00 to 1.00; provided that the incurrence of any Indebtedness pursuant to this Section 6.01(q)(i) shall be subject to the last paragraph of Section 6.01, and (ii) any Permitted Refinancing Indebtedness in respect thereof; provided further that (A) the aggregate principal amount of Indebtedness outstanding under this clause (q) at such time that is incurred by a Subsidiary other than a Subsidiary Loan Party shall not exceed, when taken together with the aggregate principal amount of any other Indebtedness outstanding pursuant to Section 6.01(g), Section 6.01(p) and Section 6.01(r) that is incurred by Subsidiaries other than the Subsidiary Loan Parties, the greater of (x) $~~150,000,000~~250,000,000 and (y) 50.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, (B) such Indebtedness shall not be secured by any assets of any Loan Party other than the Collateral (provided that such Indebtedness may be secured by the proceeds thereof, and any related deposit of cash, cash equivalents or Permitted Investments to cover interest and premium with respect to such Indebtedness, to the extent and only for so long as such proceeds and related deposit are subject to an escrow or similar arrangement to secure such Indebtedness pending the application of the proceeds thereof) and (C) such Indebtedness shall be subject to a Permitted Junior Intercreditor Agreement;

(r)            (i) Indebtedness that is unsecured so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, (I) the Net Total Leverage Ratio as of the last day of the most recently ended Test Period on a Pro Forma Basis is not greater than 5.00 to 1.00 or (II) the Interest Coverage Ratio for the most recently ended Test Period on a Pro Forma Basis is not less than 2.00 to 1.00; provided that the incurrence of any Indebtedness pursuant to this Section 6.01(r)(i) shall be subject to the last paragraph of Section 6.01; and (ii) any Permitted Refinancing Indebtedness in respect thereof; provided further that, that the aggregate principal amount of Indebtedness outstanding under this clause (r) at such time that is incurred by a Subsidiary other than a Subsidiary Loan Party shall not exceed, when taken together with the aggregate principal amount of any other Indebtedness outstanding pursuant to Section 6.01(g), Section 6.01(p) and Section 6.01(q) that is incurred by Subsidiaries other than the Subsidiary Loan Parties, the greater of (x) $~~150,000,000~~250,000,000 and (y) 50.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;

(s)            (i) Indebtedness of Subsidiaries that are not Subsidiary Loan Parties in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof would not exceed the greater of (x) $~~150,000,000~~250,000,000 and (y) 50.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(t)            Indebtedness incurred in the ordinary course of business or consistent with past practice or industry norm in respect of obligations of Parent or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business or consistent with past practice or industry norm and not in connection with the borrowing of money or any Hedging Agreements;

(u)            Indebtedness representing deferred compensation to employees, consultants or independent contractors of Parent, any other Borrower (or, to the extent such work is done for Parent, any other Borrower or its Subsidiaries, or any direct or indirect parent thereof) or any Subsidiary incurred in the ordinary course of business or consistent with past practice or industry norm;

(v)            obligations in respect of Cash Management Agreements;

(w)            (i) Refinancing Notes and (ii) any Permitted Refinancing Indebtedness incurred in respect thereof;

(x)            (i) Incremental Equivalent Debt in an aggregate principal amount outstanding not to exceed at the time of incurrence the Incremental Amount available at such time and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(y)            Indebtedness in respect of letters of credit, bank guarantees or similar instruments issued in connection with licensing or regulatory requirements;

(z)            Indebtedness under leasing, vendor financing or similar arrangements entered into in the ordinary course of business (including any such arrangements subsisting in any entity acquired pursuant to an acquisition prohibited by the terms of this Agreement);

(aa)         Indebtedness issued by Parent, any other Borrower or any Subsidiary to current or former officers, directors, management and employees thereof or of Parent, any Subsidiary or any Parent Entity, their respective estates or investment vehicles, spouses or former spouses to finance the purchase or redemption of Equity Interests of Parent, any other Borrower, a Subsidiary or any Parent Entity permitted by Section 6.06;

(bb)         Indebtedness consisting of obligations of Parent or any Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Business Acquisitions or any other Investment permitted hereunder;

(cc)         Indebtedness of Parent or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business or consistent with past practice in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of Parent and its Subsidiaries;

(dd)         Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice or industry norm;

(ee)         Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(ff)         customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(gg)         (i) Indebtedness incurred in a Qualified Receivables Financing in an aggregate principal amount outstanding that would not exceed the greater of (x) $~~75,000,000~~125,000,000 and (y) 25.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(hh)         Indebtedness under (together with any Permitted Refinancing Indebtedness in respect thereof) any overdraft, working capital, current account, letter of credit, local credit line, bilateral financing line, foreign exchange, SWIFT and/or other similar or equivalent facilities or financial accommodation that would not exceed the greater of (x) $~~112,500,000~~190,000,000 and (y) 37.5% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;

(ii)            Indebtedness under the Existing Convertible Note, and Permitted Refinancing Indebtedness in respect thereof;

(jj)            Indebtedness in respect of intercompany loans (or Guarantees of such loans) between and among Parent and the Subsidiaries, to the extent constituting Investments not prohibited by this Agreement; provided that any such Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party shall be unsecured or subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent; and

(kk)          all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on or in respect of obligations described in Section 6.01(a) through Section 6.01(jj) above or refinancings thereof.

For purposes of determining compliance with this Section 6.01 or Section 6.02, the amount of any Indebtedness denominated in any currency other than Dollars shall, at the election of Parent, be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restricted to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), accrued interest, defeasance costs and other costs and expenses incurred in connection with such refinancing.

For purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Section 6.01(a) through Section 6.01(kk) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Amount”) but may be permitted in part under any combination thereof and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Section 6.01(a) through Section 6.01(kk) (including, for the avoidance of doubt, with respect to the clauses set forth in the definition of “Incremental Amount”), Parent may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and at the time of incurrence, division, classification or reclassification will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Indebtedness (or any portion thereof) that may be incurred, divided, classified or reclassified pursuant to any other clause (or any portion thereof) at such time; provided, that all Indebtedness outstanding on the Closing Date under this Agreement shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

With respect to any Indebtedness incurred under Section 6.01(g)(i) (to the extent specified therein), 6.01(p), 6.01(q) or 6.01(r), other than Customary Bridge Loans or Inside Maturity Date Debt, (A)(1) the final maturity date of any such Indebtedness shall be no earlier than the latest Term Facility Maturity Date as in effect at the time such Indebtedness is incurred and (2) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of ~~the~~any Class of Term Loans in effect at the time such Indebtedness is incurred, and (B) the final maturity date of any such Indebtedness shall be no earlier than the Revolving Facility Maturity Date. The MFN Provision will apply, mutatis mutandis, to Indebtedness incurred under Sections 6.01(g)(i) or 6.01(p) and incurred in the form of broadly syndicated, Dollar denominated term loans secured by Liens on the Collateral that are pari passu in right of security with the Liens thereon securing ~~the~~any Class of Term B ~~Facility~~Loans.

Section 6.02         Liens.

Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of Parent or any Subsidiary at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a)            Liens on property or assets of Parent and its Subsidiaries existing on the ~~Closing~~Second Amendment Effective Date (or created following the ~~Closing~~Second Amendment Effective Date pursuant to agreements in existence on the ~~Closing~~Second Amendment Effective Date (or refinancings thereof) requiring the creation of such Liens) and, to the extent securing Indebtedness in an aggregate principal amount in excess of $5,000,000~~,~~ (other than, for clarity, Indebtedness created hereunder and under the other Loan Documents) as set forth on Schedule 6.02(a), and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the ~~Closing~~Second Amendment Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and shall not subsequently apply to any other property or assets of Parent or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof (it being understood that that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates));

(b)            any Lien created under the Loan Documents (including Liens created under the Security Documents securing obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements);

(c)            any Lien on any property or asset of Parent or any of its Subsidiaries securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(g); provided, that (i) in the case of Liens that do not extend to the Collateral, such Lien does not apply to any other property or assets of Parent or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than after-acquired property required to be subjected to such Lien pursuant to the terms of such Indebtedness (and refinancings thereof)), (ii) in the case of Liens on the Collateral that are (or are intended to be) Junior Liens, such Liens shall be subject to a Permitted Junior Intercreditor Agreement and (iii) in the case of Liens on the Collateral that are (or are intended to be) Other First Liens, such Liens shall be subject to a Permitted Pari Passu Intercreditor Agreement;

(d)         Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in compliance with Section 5.03;

(e)         Liens imposed by law, such as landlord’s (including for this purpose landlord’s Liens created pursuant to the applicable lease), carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Parent or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f)         (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance, employers’ health tax and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Parent or any Subsidiary;

(g)         deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety, indemnity, warranty, release, appeal or similar bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry norm;

(h)         zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, servitudes, declarations, homeowners’ associations and similar agreements and other restrictions (including minor defects and irregularities in title and similar encumbrances) on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of Parent or any Subsidiary;

(i)         Liens securing Indebtedness permitted by Section 6.01(h) or Section 6.01(i) (and obligations relating thereto not constituting Indebtedness); provided, that such Liens securing Indebtedness permitted by Section 6.01(h) or Section 6.01(i) do not apply to any property or assets of Parent, any other Borrower or any Subsidiary other than the property or assets financed, acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby) or Disposed of in the applicable Sale and Lease-Back Transaction, and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates);

(j)         Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.03, so long as such Liens attach only to the property Disposed of and being leased in such transaction and any accessions and additions thereto, proceeds and products thereof, customary security deposits and related property;

(k)         Liens securing judgments that do not constitute an Event of Default under Section 7.01(j) and notices of lis pendens and associated rights related to litigation;

(l)          Liens disclosed by the title insurance policies, title opinions or equivalent foreign documentation delivered on or subsequent to the Closing Date and pursuant to the Security Documents and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal and any accessions and additions thereto or proceeds and products thereof and related property; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m)         any interest or title of a lessor or sublessor under any leases (other than Capitalized Lease Obligations) or subleases entered into by Parent or any Subsidiary in the ordinary course of business;

(n)         Liens that are (i) contractual or statutory rights of set-off (and related pledges) or similar rights relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, cash management (including controlled disbursement accounts or services) or foreign currency exchanges services, sweep accounts, reserve accounts, commodity or trading accounts, or similar accounts of Parent or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent or any Subsidiary, including with respect to credit cards, credit card processing services, debit cards, purchase cards, ACH transactions, and similar obligations or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of Parent or any Subsidiary in the ordinary course of business;

(o)         Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith;

(p)         Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances, bank guarantees or similar obligations and completion guarantees permitted under Section 6.01(e), (j) or (n) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances, bank guarantees or similar obligations and completion guarantees and the proceeds and products thereof;

(q)         except with respect to Intellectual Property, leases or subleases, licenses or sublicenses granted to others in the ordinary course of business not interfering in any material respect with the business of Parent and its Subsidiaries, taken as a whole;

(r)          licenses, sublicenses, covenants not to sue, releases or similar rights or immunities granted with respect to Intellectual Property in the ordinary course of business that do not secure any Indebtedness;

(s)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(t)         Liens solely on any cash earnest money deposits made by Parent or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(u)         Liens with respect to property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party permitted under Section 6.01;

(v)         Liens on any amounts held by a trustee or agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(w)        the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(x)         agreements to subordinate any interest of Parent or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by Parent or any of its Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(y)         Liens arising from precautionary Uniform Commercial Code financing statements (or the foreign equivalent) regarding operating leases or other obligations not constituting Indebtedness or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or equivalent filings;

(z)         Liens (i) on Equity Interests of, or loans to, joint ventures (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests of, or loans to, Unrestricted Subsidiaries;

(aa)       Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(bb)       Liens on assets that are not Collateral securing Indebtedness permitted by Section 6.01(s);

(cc)       Liens securing insurance premium financing arrangements; provided, that such Liens are limited to the applicable unearned insurance premiums;

(dd)       in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;

(ee)       Liens securing obligations (i) of Parent, any other Borrower or a Subsidiary in favor of Parent, any other Borrower or any Subsidiary Loan Party and (ii) of any Subsidiary that is not Loan Party in favor of any Subsidiary that is not a Loan Party;

(ff)         Liens (i) securing Hedging Agreements entered into for non-speculative purposes and (ii) on cash or Permitted Investments securing Hedging Agreements in the ordinary course of business submitted for clearing in accordance with Applicable Law;

(gg)       Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of Parent or any Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of Parent or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;

(hh)      [reserved];

(ii)         [reserved];

(jj)         (i) Liens on Collateral that are Other First Liens, so long as such Other First Liens secure Indebtedness permitted by Section 6.01(b), clause (x) of the first proviso to Section 6.01(g), Section 6.01(p), Section 6.01(w) or Section 6.01(x) (and, in each case, Permitted Refinancing Indebtedness in respect thereof) and (ii) Liens on Collateral that are Junior Liens, so long as such Junior Liens secure Indebtedness permitted by clause (y) of the first proviso to Section 6.01(g), Section 6.01(q), Section 6.01(w) or Section 6.01(x) (and, in each case, Permitted Refinancing Indebtedness in respect thereof); provided that any Liens incurred under this Section 6.01(jj) shall be subject to an Intercreditor Agreement; provided further that the MFN Provision will apply, mutatis mutandis, to Indebtedness incurred in the form of broadly syndicated Dollar denominated term loans secured by Liens incurred under clause (i).

(kk)       Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods by Parent, any other Borrower or any of the Subsidiaries in the ordinary course of business or consistent with past practice or industry norm;

(ll)         [reserved];

(mm)     Liens with respect to property or assets of Parent or any Subsidiary securing obligations in an aggregate outstanding principal amount outstanding that, immediately after giving effect to the incurrence of such Liens, would not exceed the greater of (x) $~~225,000,000~~375,000,000 and (y) 75.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;

(nn)      Liens on property of, or on Equity Interests or Indebtedness of, any Person existing at the time (A) such Person becomes a Subsidiary of Parent or a Borrower or (B) such Person or property is acquired by Parent, any other Borrower or any Subsidiary; provided that (i) such Liens do not extend to any other assets of Parent, any other Borrower or any Subsidiary (other than accessions and additions thereto and proceeds or products thereof and other than after-acquired property) and (ii) such Liens secure only those obligations which they secure on the date such Person becomes a Subsidiary or the date of such acquisition (and any extensions, renewals, replacements or refinancings thereof) and were not created in anticipation of such acquisition;

(oo)       Liens securing obligations in respect of letters of credit, bank guarantees or similar instruments issued in connection with licensing or regulatory requirements;

(pp)       Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code in effect in the State of New York or similar provisions in similar codes, statutes or laws in other jurisdictions on items in the course of collection;

(qq)       Liens on equipment of Parent or any Subsidiary granted in the ordinary course of business or consistent with past practice or industry norm;

(rr)         Liens arising in connection with any discounting or factoring of receivables, bills of exchange and/or inventory and/or any other receivables, inventory or asset based financing arrangements or any other similar or equivalent transaction or arrangement not prohibited by Section 6.01 or on Receivables Assets incurred in connection with a Qualified Receivables Financing;

(ss)       Liens securing any liabilities or obligations in connection with any Cash Management Agreement over assets not forming part of the Collateral; provided, that Parent has not designated such Cash Management Agreement as a Secured Cash Management Agreement;

(tt)         Liens securing Permitted Refinancing Indebtedness in respect of the Existing Convertible Note permitted by Section 6.01(ii) or Section 6.01(kk).

(uu)       Liens securing any Cash Management Agreement entered into in the ordinary course of business of the Loan Parties provided that the Loan Obligations are also guaranteed and secured on an equal and ratable basis with such Cash Management Agreement and the relevant provider of such facilities or other financial accommodation under the relevant Cash Management Agreement enters into a Permitted Pari Passu Intercreditor Agreement (or has acceded to any existing Permitted Pari Passu Intercreditor Agreement).

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Section 6.02(a) through (uu) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Section 6.02(a) through (uu), Parent may, in its sole discretion, divide, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and at the time of incurrence, division, classification or reclassification will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses (or any portion thereof) and such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or any portion thereof) when calculating the amount of Liens or Indebtedness (or any portion thereof) that may be incurred, divided, classified or reclassified pursuant to any other clause (or any portion thereof) at such time.

Section 6.03         Sale and Lease-Back Transactions.

Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted (a) with respect to (i) Excluded Property, (ii) property owned by Parent or any Subsidiary Loan Party that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 365 days of the acquisition of such property or (iii) property owned by any Subsidiary that is not a Loan Party regardless of when such property was acquired, and (b) with respect to any other property owned by Parent or any Subsidiary Loan Party; provided, that if the Net Proceeds of a Sale and Lease-Back Transaction pursuant to clause (b) are in excess of the greater of (x) $~~12,000,000~~20,000,000 and (y) 4.0% of EBITDA in the aggregate in any fiscal year, the requirements of the second to last paragraph of Section 6.05 shall apply to such Sale and Lease-Back Transaction to the extent provided therein.

Section 6.04         Investments, Loans and Advances.

(i) Purchase or acquire (including pursuant to any merger or consolidation with a Person that is not a Wholly Owned Subsidiary immediately prior to such merger or consolidation) any Equity Interests, evidences of Indebtedness or other securities of any other Person, (ii) make any loans, advances or capital contributions to, or Guarantees of, the Indebtedness of any other Person (including, any loan or advances to or Guarantees to any Unrestricted Subsidiary) or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another Person or (y) assets constituting a business unit, line of business or division of such Person (each of the foregoing, an “Investment”), except:

(a)            (i) Investments by Parent or any Subsidiary in any Loan Party (or in any entity that will become a Loan Party as a result of such Investment or in any entity that is an Excluded Subsidiary pursuant to clauses (a), (c), (e), (l) or, with respect to agreements or arrangements with customers (including any “terms of use”), clause (d) of the definition thereof, or is otherwise not permitted under applicable Gaming Laws or Prediction Market Laws); (ii) Investments by Parent or any other Loan Party in any Subsidiary that is not a Loan Party in an aggregate outstanding amount not to exceed, when taken together with the aggregate amount of Investments outstanding in reliance on the proviso to the definition of the term “Permitted Business Acquisition”, the greater of (x) $~~150,000,000~~250,000,000 and (y) 50.0% of EBITDA calculated on a Pro Forma Basis for the most recently ended Test Period; (iii) intercompany liabilities in connection with tax and accounting operations of Parent and the Subsidiaries and/or in connection with any Cash Management Agreement or any similar or equivalent arrangements, in each case, in the ordinary course of business; and (iv) Guarantees by Parent or any Subsidiary permitted by Section 6.01(l);

(b)            Permitted Investments and Investments that were Permitted Investments when made;

(c)            Investments arising out of the receipt by Parent or any Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 6.05;

(d)            loans and advances to, or Guarantees of Indebtedness of, officers, directors, employees, management or consultants (or any investment vehicle, trust and/or estate of any such person) of Parent or any Subsidiary (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed the greater of (x) $~~6,000,000~~10,000,000 and (y) 2.0% of EBITDA (ii) in respect of payroll payments and expenses in the ordinary course of business or consistent with past practice, (iii) for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business or consistent with past practice or industry norm and (iv) in connection with such Person’s purchase of Equity Interests of Parent, any Subsidiary or any Parent Entity;

(e)            accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business or consistent with past practice or industry norm and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business or consistent with past practice or industry norm;

(f)            Hedging Agreements entered into for non-speculative purposes;

(g)            ~~(i)~~ Investments existing on, or contractually committed as of, the ~~Closing~~Second Amendment Effective Date and, to the extent any such Investment is in excess of $5,000,000, set forth on Schedule 6.04 ~~as of the Closing Date and (ii) Investments existing on, or contractually committed as of, the First Amendment Effective Date and set forth on Schedule 6.04 and, in each case,~~, and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (g) is not increased at any time above the amount of such Investment existing or committed on the ~~Closing~~Second Amendment Effective Date (other than pursuant to an increase as required by the terms of any such Investment or contractual commitment as in existence on the ~~Closing~~Second Amendment Effective Date or as otherwise permitted by this Section 6.04);

(h)            Investments resulting from pledges and deposits under Section 6.02(f), (g), (o), (s), (t), (ff) and (mm);

(i)            Investments by Parent or any Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed the sum of (X) the greater of (x) $~~150,000,000~~250,000,000 and (y) 50.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, plus (Y) so long as there is no Event of Default under Section 7.01(b), (c), (h) or (i), any portion of the Cumulative Credit on the date of such election that Parent elects to apply to this Section 6.04(i)(Y); provided, that if any Investment pursuant to this Section 6.04(i) is made in any Person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of Parent, upon such Person becoming a Subsidiary and so long as such Person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(a) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(i);

(j)            Investments constituting Permitted Business Acquisitions;

(k)            intercompany loans between Subsidiaries that are not Loan Parties and Guarantees by Subsidiaries that are not Loan Parties permitted by Section 6.01(l);

(l)            Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or consistent with past practice or industry norm or Investments acquired by Parent or a Subsidiary as a result of a foreclosure by Parent or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(m)            Investments of a Subsidiary acquired after the Closing Date or of a Person merged into Parent, any other Borrower or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger or consolidation is permitted under this Section 6.04, (ii) in the case of any acquisition, merger or consolidation, in accordance with Section 6.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(n)            acquisitions by Parent or a Subsidiary of obligations of one or more officers or other employees of Parent, any Parent Entity, or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Parent, a Subsidiary or any Parent Entity, so long as no cash is actually advanced by Parent, any other Borrower or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(o)            Guarantees by Parent or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by Parent or any Subsidiary in the ordinary course of business or consistent with past practice or industry norm;

(p)            Investments to the extent that payment for such Investments is made with Equity Interests of a Borrower, Parent or any Parent Entity; provided, that the issuance of such Equity Interests are not included in any determination of the Cumulative Credit;

(q)            Investments in the Equity Interests of one or more newly formed Persons that are received in consideration of the contribution by Parent or any Parent Entity, a Borrower or the applicable Subsidiary of assets (including Equity Interests and cash) to such Person or Persons; provided, that (i) the fair market value of such assets, determined in good faith by Parent, so contributed pursuant to this clause (q) shall not in the aggregate exceed the greater of (A) $~~6,000,000~~10,000,000 and (B) 2.0% of EBITDA and (ii) in respect of each such contribution, a Responsible Officer of Parent shall certify, in a form to be agreed upon by Parent and the Administrative Agent, (x) immediately after giving effect to such contribution, no Event of Default shall have occurred and be continuing or would result therefrom, (y) the fair market value (as determined in good faith by Parent) of the assets so contributed and (z) that the requirements of clause (i) of this proviso remain satisfied;

(r)            Investments consisting of Restricted Payments permitted under Section 6.06;

(s)            Investments in the ordinary course of business or consistent with past practice or industry norm consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(t)            Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04);

(u)            advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Parent or such Subsidiary;

(v)            Investments by Parent and its Subsidiaries, including loans to any direct or indirect parent of Parent, if Parent or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 for all purposes of this Agreement);

(w)            loans or advances to members representing their deferred initiation deposits or fees, arising in the ordinary course of business or consistent with past practice or industry norm;

(x)            to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses, sublicenses, covenants not to sue, releases or similar rights or immunities granted with respect to Intellectual Property, in each case, in the ordinary course of business or consistent with past practice;

(y)            Investments received substantially contemporaneously in exchange for Equity Interests of a Borrower, Parent or any Parent Entity; provided, that the issuance of such Equity Interests are not included in any determination of the Cumulative Credit;

(z)            Investments in joint ventures; provided that the aggregate outstanding amount of Investments made after the Closing Date pursuant to this Section 6.04(z) shall not exceed the greater of (i) $~~90,000,000~~150,000,000 and (ii) 30.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, that if any Investment pursuant to this Section 6.04(z) is made in any Person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of Parent, upon such Person becoming a Subsidiary and so long as such Person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(a) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(z);

(aa)         Investments in Similar Businesses in an aggregate outstanding amount not to exceed the greater of (i) $~~90,000,000~~150,000,000 and (ii) 30.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, that if any Investment pursuant to this Section 6.04(aa) is made in any Person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of Parent, upon such Person becoming a Subsidiary and so long as such Person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(a) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(aa);

(bb)         Investments in any Unrestricted Subsidiaries after giving effect to the applicable Investments, in an aggregate outstanding amount not to exceed the greater of (i) $~~60,000,000~~100,000,000 and (ii) 20.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, that if any Investment pursuant to this Section 6.04(bb) is made in any Person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of Parent, upon such Person becoming a Subsidiary and so long as such Person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(a)  (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(bb);

(cc)         any Investment so long as no Event of Default shall have occurred and be continuing or would result therefrom and, after giving effect to such Investment, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed 4.50 to 1.00;

(dd)         Investments made in satisfaction of obligations under joint venture agreements existing on the Closing Date; and

(ee)         Investments as part of any Permitted Reorganizations.

Notwithstanding anything to the contrary in this Section 6.04, neither Parent nor any of its Subsidiaries may assign or transfer (including by way of Sale and Lease-Back Transaction) or exclusively license any Material Intellectual Property to any Unrestricted Subsidiary, and no Unrestricted Subsidiary may, legally or beneficially, own or exclusively license any Material Intellectual Property.

The amount of any Investment (a) shall be valued at the time of the making thereof, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for changes in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan or advance and any return of or on capital in the case of any other Investment (whether as a distribution, dividend, redemption or sale, but not in excess of the amount of the relevant initial Investment) and (b) made other than in the form of cash or cash equivalents shall be the fair market value thereof, which shall be determined in good faith by Parent and may be determined either, at the option of Parent, at the time of such Investment or as of the date of the definitive agreement with respect to such Investment, and without giving effect to any subsequent change in value.

For purposes of determining compliance with this covenant, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or portion thereof) described in the above clauses but may be permitted in part under any combination thereof and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in the above clauses, Parent may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such permitted Investment (or any portion thereof) in any manner that complies with this covenant and at the time of classification or reclassification will be entitled to only include the amount and type of such Investment (or any portion thereof) in one of the categories of permitted Investments (or any portion thereof) described in the above clauses.

Section 6.05         Mergers, Consolidations, Sales of Assets and Acquisitions.

Merge into, or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all of the assets of any other Person or division or line of business of a Person, except that this Section 6.05 shall not prohibit:

(a)            (i) the purchase and Disposition of inventory, or the sale of receivables pursuant to non-recourse factoring arrangements, in each case in the ordinary course of business by Parent or any Subsidiary or the conversion of accounts receivable to notes receivable, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business Parent or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by Parent), (iii) the Disposition of surplus, obsolete, damaged or worn out equipment or other property by Parent, a Borrower or any Subsidiary in the ordinary course of business or consistent with past practice or industry norm or determined in good faith by Parent to be no longer used or useful or necessary in the operation of the business of a Borrower or any Subsidiary, or (iv) the Disposition of Permitted Investments in the ordinary course of business;

(b)            if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Subsidiary (other than a Borrower) with or into Parent or a Borrower in a transaction in which Parent or such Borrower is the surviving or resulting entity, (ii) the merger, consolidation or amalgamation of any Subsidiary with or into any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is or becomes a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no Person other than Parent, a Borrower or a Subsidiary Loan Party receives any consideration (unless otherwise permitted by Section 6.04), (iii) the merger, consolidation or amalgamation of any Subsidiary that is not a Subsidiary Loan Party with or into any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary if Parent determines in good faith that such liquidation, dissolution or change in form is advisable or in the commercial interests of Parent and is not materially disadvantageous to the Lenders, (v) any Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving Person shall be a Subsidiary (unless otherwise permitted by Section 6.04) and which together with each of its Subsidiaries shall have complied with any applicable requirements of Section 5.10 or (vi) any Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Asset Sale otherwise permitted pursuant to this Section 6.05;

(c)            Dispositions to Parent or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any Dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this clause (c) shall be made in compliance with Section 6.04;

(d)            Sale and Lease-Back Transactions permitted by Section 6.03;

(e)            (i) Investments permitted by Section 6.04, (ii) Permitted Liens, (iii) Restricted Payments permitted by Section 6.06 and (iv) any Disposition made pursuant to or consummated or required to be consummated in connection with the Transactions;

(f)            Dispositions of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g)            other Dispositions of assets; provided that the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(c) and any other mandatory prepayment provisions with respect to any Incremental Term Loans or Incremental Equivalent Debt to the extent required thereby;

(h)            [reserved];

(i)            except with respect to Intellectual Property, leases, assignments, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business or consistent with past practice;

(j)            licenses, sublicenses, covenants not to sue, releases or similar rights or immunities granted with respect to Intellectual Property in the ordinary course of business, or which otherwise do not interfere in any material respect with the business of Parent and its Subsidiaries, taken as a whole;

(k)            Dispositions of inventory of Parent, any other Borrower and any of the Subsidiaries determined in good faith by the management of Parent to be no longer useful or necessary in the operation of the business of Parent, such Borrower or such Subsidiary;

(l)            (i) lapses or expirations of any Intellectual Property at the end of the applicable maximum statutory term or (ii) lapses, expirations or other abandonment of any Intellectual Property in the good faith business judgment of a Loan Party, except in the case of this clause (ii) for any such lapse, expiration or abandonment that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(m)            [reserved];

(n)            Dispositions of Equity Interests in any Subsidiary in connection with: any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to (or the funding of), employment arrangements, equity purchase agreements, stock options and stock ownership plans, in each case, approved by the Board of Directors of Parent (or any Parent Entity) or of a Subsidiary;

(o)            to the extent constituting a Disposition, any termination, settlement, extinguishment or unwinding of obligations in respect of any Hedging Agreement;

(p)            any exchange of assets for services and/or other assets used or useful in a Similar Business of comparable or greater value; provided, that (i) no Event of Default exists or would result therefrom and (ii) the aggregate fair market value of all assets or services that are Collateral exchanged pursuant to this Section 6.05(p) for assets that are not Collateral shall not exceed the greater of (x) $~~150,000,000~~250,000,000 and (y) 50.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;

(q)            if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, any Subsidiary or any other Person may be merged, amalgamated or consolidated with or into a Borrower, provided that (A) such Borrower shall be the surviving entity or (B) if the surviving entity is not a Borrower (such other ~~person~~Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized, incorporated or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, as applicable, and solely a result of any change in jurisdiction, such Successor Borrower shall not become subject to any additional taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding) or other similar charges, (2) the Successor Borrower shall expressly assume all the obligations of such Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the applicable agreement, confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Subsidiary Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its guarantee as reaffirmed pursuant to clause (3), and (5) the Successor Borrower shall have delivered to the Administrative Agent (x) an officer’s certificate stating that such merger or consolidation does not violate this Agreement or any other Loan Document and (y) if requested by the Administrative Agent, an opinion of counsel to the effect that such merger or consolidation does not violate this Agreement or any other Loan Document and covering such other matters as are contemplated by the Collateral and Guarantee Requirements to be covered in opinions of counsel (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement);

(r)            any disposition in the ordinary course of business, including dispositions of Investments in joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(s)            Dispositions in connection with the exercise of any subscriptions, options, warrants, puts, calls or other rights or commitments pursuant to agreements set forth on Schedule 6.05(s);

(t)            intercompany Dispositions of Intellectual Property between and among Parent and any of the Subsidiaries for the purposes of improving operational efficiency of Parent, the other Borrowers and the Subsidiaries, or in the ordinary course or as otherwise deemed appropriate by a Loan Party in its reasonable business judgment so long as such Disposition would not impair the ability of the Loan Parties to meet their ongoing payment obligations under the Loan Documents; and

(u)            Dispositions as part of any Permitted Reorganizations.

Notwithstanding anything to the contrary in this Section 6.05, neither Parent or any of its Subsidiaries may assign or transfer (including by way of Sale and Lease-Back Transaction) or exclusively license any Material Intellectual Property to any Unrestricted Subsidiary, and no Unrestricted Subsidiary may, legally or beneficially, own or exclusively license any Material Intellectual Property.

Notwithstanding anything to the contrary contained in Section 6.05 above, no Disposition of assets under Section 6.05(g) and no Disposition of assets under Section 6.05(d) as part of any Sale and Lease-Back Transaction referred to in Section 6.03(b), shall be permitted unless (i) such Disposition is for fair market value (as determined in good faith by Parent), or if not for fair market value, the shortfall is permitted as an Investment under Section 6.04, and (ii) at least 75% of the proceeds of such Disposition (except to Loan Parties) consist of cash or Permitted Investments; provided, that the provisions of this clause (ii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value (as determined in good faith by Parent) of less than the greater of (x) $~~24,000,000~~40,000,000 and (y) 8.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, further, that for purposes of this clause (ii), each of the following shall be deemed to be cash: (a) the amount of any liabilities (as shown on Parent’s or such Subsidiary’s most recent balance sheet or in the notes thereto) (other than liabilities that are by their terms subordinated to the Loan Obligations) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (b) any notes or other obligations or other securities or assets received by Parent or such Subsidiary from the transferee that are converted by Parent or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received), (c) any Designated Non-Cash Consideration received by Parent or any of its Subsidiaries in such Disposition having an aggregate fair market value (as determined in good faith by Parent), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $~~45,00,000~~75,000,000 and (y) 15.0% of the EBITDA calculated on a Pro Forma Basis for the Test Period ended immediately prior to the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), (d) the amount of Indebtedness (other than Indebtedness that is subordinated in right of payment to the Loan Obligations) of any Subsidiary that is no longer a Subsidiary as a result of such Asset Sale, to the extent that Parent, any Borrower and each other Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale and (e) consideration consisting of Indebtedness of Parent or a Subsidiary (other than Indebtedness that is subordinated in right of payment to the Loan Obligations) received from persons who are not Parent, a Borrower or a Subsidiary in connection with the Asset Sale and that is cancelled.

For purposes of this Agreement, the fair market value of any assets acquired, leased, exchanged, Disposed of, sold, conveyed or transferred by Parent or any Subsidiary shall be determined in good faith by Parent and may be determined either, at the option of Parent, at the time of such acquisition, lease, exchange, Disposition, sale, conveyance or transfer, as applicable, or as of the date of the definitive agreement with respect to such acquisition, lease, exchange, Disposition, sale, conveyance or transfer, as applicable.

Section 6.06         Dividends and Distributions.

Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Qualified Equity Interests of the Person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) Parent’s or any of the Borrowers’ Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Qualified Equity Interests of the Person redeeming, purchasing, retiring or acquiring such shares) (all of the foregoing, “Restricted Payments”); provided, however, that:

(a)            Restricted Payments may be made to Parent or any Wholly Owned Subsidiary of Parent (or, in the case of non-Wholly Owned Subsidiaries, to Parent or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of Parent or such Subsidiary) based on their relative ownership interests);

(b)            Parent may make Restricted Payments in respect of (i) general corporate operating, overhead, legal, accounting and other professional fees and expenses of, or attributable to Parent, Borrowers and the Subsidiaries, to any Parent Entity, (ii) fees and expenses related to any public offering or private placement of debt or equity securities of any Parent Entity whether or not consummated, (iii) franchise and similar taxes and other fees and expenses in connection with the maintenance of their (or any Parent Entity’s) existence and their (or any Parent Entity’s indirect) ownership of Parent and Borrowers, (iv) payments permitted by Section 6.07(b) (other than clause (vii)) and (v) customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, officers, directors, employees and consultants of any Parent Entity; provided that in the case of clauses (i), (ii) and (iii), the amount of such Restricted Payments shall not exceed the portion of any amounts referred to in such clauses (i), (ii) and (iii) that are allocable to Parent and the Subsidiaries;

(c)            Restricted Payments may be made by Parent or to any Parent Entity the proceeds of which are used, to purchase or redeem the Equity Interests of Parent or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of any Parent Entity, Parent, any of the other Borrowers or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such Person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate amount of such purchases or redemptions under this clause (c) shall not exceed an amount in any fiscal year equal to the greater of $~~18,000,000~~30,000,000 and 6.0% of EBITDA calculated on a Pro Forma Basis for the Test Period ended immediately prior to the date of such Restricted Payment (plus (x), the amount of net proceeds contributed to the Loan Parties that were received by Parent during such calendar year from sales of Equity Interests of Parent or any Parent Entity to directors, consultants, officers or employees of any Parent Entity, Parent, any of the other Borrowers or any Subsidiary in connection with permitted employee compensation and incentive arrangements; provided, that such proceeds are not included in any determination of the Cumulative Credit, (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year, and (z) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of any Parent Entity, Parent, any of the other Borrowers or any Subsidiary in connection with the Transactions that are foregone in return for the receipt of Equity Interests), which, if not used in any year, may be carried forward up to two subsequent calendar years; provided, further, that cancellation of Indebtedness owing to Parent, any other Borrower or any Subsidiary from members of management of any Parent Entity, Parent, any of the other Borrowers or any Subsidiary in connection with a repurchase of Equity Interests of Parent or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(d)            any Person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e)            Restricted Payments may be made in an aggregate amount equal to a portion of the Cumulative Credit on the date of such election that Parent elects to apply to this Section 6.06(e); provided that (1) other than in the case of Restricted Payments made pursuant to clauses (c), (d) and (h) of the definition of “Cumulative Credit”, (x) no Event of Default shall have occurred and be continuing and (y) the Interest Coverage Ratio is not less than 2.00 to 1.00, in each case, on a Pro Forma Basis after giving effect to such Restricted Payment and (2) in the case of Restricted Payments made pursuant clauses (c), (d) and (h) of the definition of “Cumulative Credit”, no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing immediately after giving effect to such Restricted Payment;

(f)            Restricted Payments may be made to pay, or to allow Parent or any Parent Entity to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person;

(g)            Restricted Payments may be made to pay, or to allow Parent or any Parent Entity to pay, dividends and make distributions to, or repurchase or redeem shares from, its equity holders in an amount per annum no greater than 6.0% of the Market Capitalization; provided that no Event of Default shall have occurred and be continuing;

(h)            Restricted Payments may be made to any Parent Entity to finance any Investment that if made by Parent or any Subsidiary directly would be permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such Parent Entity shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to Parent or a Subsidiary or (2) the merger, consolidation or amalgamation (to the extent permitted in Section 6.05) of the Person formed or acquired into Parent or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 5.10;

(i)            Restricted Payments may be made in an aggregate amount not to exceed the greater of (x) $~~105,000,000~~175,000,000 and (y) 35.0% of EBITDA calculated on a Pro Forma Basis for the Test Period ended immediately prior to the date of such Restricted Payment; provided, that no Event of Default shall have occurred and be continuing immediately after giving effect to such Restricted Payment;

(j)            Restricted Payments may be made in an aggregate amount not to exceed the aggregate amount of Excluded Contributions;

(k)            any Restricted Payment may be made so long as no Event of Default has occurred and is continuing or would result therefrom and after giving effect to such Restricted Payment, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed 4.00 to 1.00;

(l)            any Restricted Payment may be made by the Loan Parties or Subsidiaries to make tax distributions required by the organizational documents of the applicable Loan Party or Subsidiary for any taxable period for which Parent or any Parent Entity and the Loan Parties or Subsidiaries are members of a consolidated, combined, unitary or similar tax group (or the Loan Parties or Subsidiaries are a disregarded subsidiary of such member or such common parent) for U.S. federal and/or applicable state, local or foreign tax purposes (a “Tax Group”), to discharge the consolidated, combined, unitary or similar Tax liabilities of Parent or such Parent Entity and its subsidiaries when and as due, to the extent such liabilities are attributable to the net income of the Loan Parties or Subsidiaries; provided that for each taxable period (x) the amount of such payments in respect of any taxable year do not exceed the amount of such Tax liabilities that the Loan Parties and/or its Subsidiaries would have paid had such Tax liabilities been paid as a stand-alone taxpayer or a stand-alone Tax Group, assuming that any net taxable losses from any prior periods shall reduce the Loan Parties’ and/or its Subsidiaries’ taxes payable in the current period, (y) the amount of such payments, in the aggregate, do not exceed the product of (I) the highest combined marginal U.S. federal and/or applicable state, local or foreign Tax rate applicable to Parent or any Parent Entity, as applicable, as reasonably determined by the Loan Parties or Subsidiaries, and (II) the taxable income of Parent or such Parent Entity, as applicable, attributable to the operations and activities of the Loan Parties or Subsidiaries for such taxable year, as reasonably determined by the Loan Parties or Subsidiaries, and (z) in any case, such payments do not exceed the actual amount of Taxes paid by Parent or such Parent Entity in the taxable period; and

(m)            Restricted Payments as part of any Permitted Reorganizations.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such Restricted Payment or redemption, purchased, defeasance or other payment would have complied with the provisions of this Agreement.

The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the fair market value thereof, which shall be determined in good faith by Parent and may be determined either, at the option of Parent, at the time of such Restricted Payment or as of the date of the definitive agreement with respect to such Restricted Payment.

For purposes of determining compliance with this covenant, (A) a Restricted Payment need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) described in the above clauses but may be permitted in part under any combination thereof and (B) in the event that a Restricted Payment (or any portion thereof) meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) described in the above clauses, Parent may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such permitted Restricted Payment (or any portion thereof) in any manner that complies with this covenant and at the time of classification or reclassification will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) in one of the categories of permitted Restricted Payments (or any portion thereof) described in the above clauses.

Section 6.07         Transactions with Affiliates.

(a)            Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than Parent and the Subsidiaries or any Person that becomes a Subsidiary as a result of such transaction) in a transaction (or series of related transactions) involving aggregate consideration in excess of the greater of (x) $~~15,000,000~~25,000,000 and (y) 5.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) (A) upon terms that are substantially no less favorable, when taken as a whole, to Parent or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the Board of Directors of Parent or such Subsidiary in good faith or (B) approved by the Board of Directors of Parent (or a committee thereof) as fair and reasonable to Parent in good faith.

(b)            The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i)            any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Parent (or any Parent Entity) or of a Subsidiary,

(ii)            (x) loans or advances to employees or consultants of Parent or any Parent Entity, any Borrower or any of the Subsidiaries in accordance with Section 6.04(d) and (y) the cancellation of such loans or advances and other payments to employees or consultants if such cancellation or payment is approved by a majority of the Disinterested Directors of the Board of Directors of Parent in good faith, made in compliance with Applicable Laws and otherwise permitted under this Agreement,

(iii)          transactions among Parent or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which Parent or a Subsidiary is the surviving entity),

(iv)          the payment of fees, reasonable out-of-pocket costs and indemnities and employment and severance arrangements provided to, or on behalf of or for the benefit of, directors, officers, consultants and employees of Parent or any Parent Entity, the Borrowers and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to Parent and its Subsidiaries (which (x) shall be 100% for so long as such Parent Entity, as the case may be, owns no assets other than the Equity Interests of Parent or any Parent Entity and assets incidental to the ownership of Parent and its Subsidiaries and (y) in all other cases shall be as determined in good faith by management of Parent)),

(v)           the Transactions and any transactions pursuant to the Transaction Documents and permitted transactions, agreements and arrangements in existence or contemplated on the ~~Closing~~Second Amendment Effective Date and, to the extent involving aggregate consideration in excess of $5,000,000, set forth on Schedule 6.07, or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not materially adverse to the Lenders when taken as a whole (as determined by Parent in good faith),

(vi)          (A) any employment agreements entered into by Parent or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii)         Restricted Payments permitted under Section 6.06, including payments to any Parent Entity, and Investments permitted under Section 6.04,

(viii)        any purchase by Parent of the Equity Interests of a Borrower; provided, that any Equity Interests of a Loan Party shall be pledged to the Collateral Agent (and deliver the relevant certificates or other instruments (if any) representing such Equity Interests to the Collateral Agent) on behalf of the Lenders to the extent required by Section 5.10,

(ix)           transactions for the purchase or sale of goods, equipment, products, parts and services (including property management and similar services) entered into in the ordinary course of business,

(x)            any transaction in respect of which Parent delivers to the Administrative Agent a letter addressed to the Board of Directors of Parent from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of Parent qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable, when taken as a whole, to Parent or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate or (ii) such transaction is fair, when taken as a whole, to Parent or such Subsidiary, as applicable, from a financial point of view,

(xi)           the payment of all fees, expenses, bonuses and awards related to the Transactions,

(xii)          transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business or consistent with past practice or industry norm,

(xiii)            the issuance, sale or transfer of Equity Interests of Parent, a Borrower or any Subsidiary to Parent (or any Parent Entity) and capital contributions by Parent (or any Parent Entity) to a Borrower or any Subsidiary,

(xiv)            the issuance, sale or transfer of Equity Interests to the management of Parent, any Parent Entity, any of the Borrowers or any Subsidiary in connection with the Transactions,

(xv)            payments by Parent (or any Parent Entity), any of the Borrowers and any of the Subsidiaries pursuant to a tax sharing agreement or arrangement (whether written or as a matter of practice),

(xvi)            payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the Disinterested Directors of Parent (or any Parent Entity) or a Borrower in good faith, (ii) made in compliance with Applicable Law and (iii) otherwise permitted under this Agreement,

(xvii)            transactions with customers, clients or suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice or industry norm otherwise in compliance with the terms of this Agreement that are fair to Parent and the Subsidiaries (in the good faith determination of Parent),

(xviii)            transactions between Parent or any of the Subsidiaries and any Person, a director of which is also a director of Parent or any direct or indirect parent company of Parent; provided, however, that (A) such director abstains from voting as a director of Parent or such direct or indirect parent company, as the case may be, on any matter involving such other Person and (B) such Person is not an Affiliate of Parent for any reason other than such director’s acting in such capacity,

(xix)            transactions permitted by, and complying with, the provisions of Section 6.05, and

(xx)            intercompany transactions undertaken in good faith (as certified by a Responsible Officer of Parent) for the purpose of improving the consolidated tax efficiency of Parent, the Borrowers and the Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

Section 6.08           Business of Parent and the Subsidiaries.

Notwithstanding any other provisions hereof, engage at any time in any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Closing Date or any Similar Business.

Section 6.09          Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a)            Amend or modify in any manner materially adverse to the Lenders when taken as a whole (as determined in good faith by Parent), or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders when taken as a whole (as determined in good faith by Parent)), the memorandum, articles or certificate of incorporation or association, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of any Loan Party, except to the extent required by Applicable Law.

(b)

(i)            Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of, or in respect of, principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing (any such payment or other distribution, a “Restricted Debt Payment”), except for:

(A)            Refinancings with any Indebtedness permitted to be incurred under Section 6.01;

(B)            payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing (or within twelve months thereof);

(C)            Restricted Debt Payments made with the proceeds contributed to Parent from the issuance, sale or exchange by Parent (or any Parent Entity) of Equity Interests that are not Disqualified Stock made within eighteen months prior thereto; provided, that such proceeds are not included in any determination of the Cumulative Credit or Excluded Contributions;

(D)            the conversion or exchange of any Junior Financing to Equity Interests of a Borrower, Parent or any Parent Entity;

(E)            Restricted Debt Payments may be made in an aggregate amount, not to exceed a portion of the Cumulative Credit on the date of such election that Parent elects to apply to this Section 6.09(b)(i)(E); provided, that (1) other than in the case of such payments or distributions made pursuant to clauses (c), (d) and (h) of the definition of “Cumulative Credit”, no Event of Default shall have occurred and be continuing after giving effect to such Restricted Debt Payment and (2) in the case of such payments or distributions made pursuant clauses (c), (d) and (h) of the definition of “Cumulative Credit”, no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing after giving effect to such Restricted Debt Payment;

(F)            Restricted Debt Payments may be made in an aggregate amount (valued at the time of the making thereof, and without giving effect to any subsequent change in value) not to exceed the greater of (x) $~~105,000,000~~175,000,000 and (y) 35.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided that no Event of Default shall have occurred and be continuing; and

(G)            any Restricted Debt Payments may be made so long as no Event of Default has occurred and is continuing or would result therefrom and, after giving effect to such payment or distribution, the Net Total Leverage Ratio on a Pro Forma Basis would not exceed 4.25 to 1.00; or

(ii)            Amend or modify, or permit the amendment or modification of, any provision of any Junior Financing that constitutes Material Indebtedness, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to Lenders when taken as a whole (as determined in good faith by Parent) and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders when taken as a whole (as determined in good faith by Parent) or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness”.

(c)            Permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to Parent or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by Parent, the other Borrowers or such Material Subsidiary that is a Loan Party to secure the Obligations, in each case other than those restrictions arising under any Loan Document and except, in each case, restrictions existing by reason of:

(i)            restrictions imposed by Applicable Law;

(ii)            contractual encumbrances or restrictions in effect on the ~~Closing~~Second Amendment Effective Date, including under Indebtedness existing on the ~~Closing~~Second Amendment Effective Date and set forth on Schedule 6.01, any Refinancing Notes, or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness and, in each case, any similar contractual encumbrances or restrictions and any amendment, modification, supplement, replacement or refinancing of such agreements or instruments that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by Parent);

(iii)           any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;

(iv)           customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business or consistent with past practice or industry norm;

(v)           any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(vi)           any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement or are market terms at the time of issuance (in each case as determined in good faith by Parent);

(vii)          customary provisions contained in licenses or sublicenses of Intellectual Property and other similar agreements entered into in the ordinary course of business or consistent with past practice;

(viii)         customary provisions restricting subletting or assignment (including any change of control deemed an assignment) of any lease governing a leasehold interest;

(ix)           customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(x)            customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(xi)           customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(xii)          customary net worth provisions imposed by suppliers, customers or landlords of Real Property under contracts entered into in the ordinary course of business or consistent with past practice or industry norm or customary restrictions on cash or other deposits or net worth arising in connection with any Liens permitted under Section 6.02 so long as Parent has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of Parent and its Subsidiaries to meet their ongoing obligations under the Loan Documents;

(xiii)         any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary;

(xiv)         restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary that is not a Subsidiary Loan Party;

(xv)          customary restrictions contained in leases, subleases, licenses, sublicenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(xvi)            restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(xvii)            any encumbrances or restrictions of the type referred to in (c)(i) and (c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (i) through (xvi) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of Parent, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

Section 6.10         Fiscal Year.

In the case of Parent, permit any change to its fiscal year without prior notice to the Administrative Agent, in which case, Parent and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

Section 6.11         Financial Covenant.

In the case of Parent, with respect to the Revolving Facility only, permit the Net First Lien Leverage Ratio as of the last day of any Test Period (beginning with the Test Period ending on or about March 31, 2025), solely to the extent that on such date the Testing Condition is satisfied, to exceed 4.50 to 1.00.

ARTICLE VII
Events of Default

Section 7.01         Events of Default.

In case of the happening of any of the following events (each, an “Event of Default”):

(a)            any representation or warranty made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect (except to the extent such representation or warranty is qualified by “materiality” or “Material Adverse Effect”) when so made or deemed made and such false or misleading representation or warranty (if curable) shall remain false or misleading for a period of 30 days after written notice thereof from the Administrative Agent to Parent;

(b)            default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)            default shall be made in the payment of any interest on any Loan or the reimbursement with respect to any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d)            default shall be made in the due observance or performance by Parent, any other Borrower or a Subsidiary of any covenant, condition or agreement contained in, Section 5.01(a) (with respect to maintenance of existence), Section 5.04(a), Section 5.08 or in Article VI; provided, that any breach of the Financial Covenant shall not, by itself, constitute an Event of Default under the Term B-1 Facility, Term B-2 Facility or any Incremental Term Facility and the Term B Loans and any Incremental Term Loans may not be accelerated as a result thereof unless the Revolving Facility Commitments have been terminated by the Required Revolving Facility Lenders and, if there are Revolving Facility Loans outstanding, such Revolving Facility Loans have been accelerated by the Required Revolving Facility Lenders pursuant to the penultimate sentence of this Section 7.01 as a result of such breach of the Financial Covenant;

(e)            default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from the failure of a Subsidiary that is not a Loan Party to duly observe or perform any such covenant, condition or agreement) after written notice thereof from the Administrative Agent to Parent;

(f)            (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due, or requires the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled final maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled final maturity; or (ii) Parent or any other Borrower or any of the Material Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to (1) any Indebtedness that becomes due or is required to be prepaid, repurchased, redeemed or defeased as a result of a sale or transfer of the property or assets that is permitted hereunder or an event of loss, extraordinary receipt or similar event, (2) any Indebtedness that becomes due as a result of a voluntary Refinancing thereof permitted under Section 6.01 and (3) any Indebtedness issued or incurred in connection with an acquisition or similar Investment that becomes due or is required to be prepaid, repurchased, redeemed or defeased pursuant to a “special mandatory redemption” (or a similar provision) as a result of such acquisition or similar Investment not having been consummated; provided further that with respect to any financial covenant under any revolving credit facility, such failure, breach or default shall not constitute a Default or an Event of Default with respect to the Term B Loans or any Incremental Term Loans unless and until (I) such failure, breach or default results in the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) demanding repayment thereof or otherwise accelerating such Material Indebtedness (and terminating the commitments thereunder), which demand or acceleration has not been rescinded, or (II) the Revolving Facility Commitments have been terminated by the Required Revolving Facility Lenders and, if there are Revolving Facility Loans outstanding, such Revolving Facility Loans have been accelerated by the Required Revolving Facility Lenders pursuant to the penultimate sentence of this Section 7.01;

(g)            there shall have occurred a Change in Control;

(h)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Parent, any other Borrower or any of the Material Subsidiaries, or of a substantial part of the property or assets of Parent, any other Borrower or any Material Subsidiary, under the U.S. Bankruptcy Code, as now constituted or hereafter amended, or any other Debtor Relief Law, (ii) the appointment of a receiver, administrative receiver, examiner, trustee, custodian, sequestrator, conservator, liquidator, administrator, manager or similar official for Parent, any of the other Borrowers or any of the Material Subsidiaries or for a substantial part of the property or assets of Parent, any of the other Borrowers or any of the Material Subsidiaries or (iii) the winding-up or liquidation of Parent, any other Borrower or any Material Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)             Parent, any other Borrower or any Material Subsidiary shall:

(i)            voluntarily commence any proceeding or file any petition seeking relief under the U.S. Bankruptcy Code, as now constituted or hereafter amended, or any other Debtor Relief Law;

(ii)           consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above;

(iii)          apply for or consent to the appointment of a receiver, administrative receiver, examiner, trustee, custodian, sequestrator, conservator, administrator or similar official for Parent, any of the other Borrowers or any of the Material Subsidiaries or for a substantial part of the property or assets of Parent, any of the other Borrowers or any Material Subsidiary;

(iv)          file an answer admitting the material allegations of a petition filed against it in any such proceeding;

(v)           make a general assignment for the benefit of creditors; or

(vi)          become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j)            the failure by Parent, any other Borrower or any Material Subsidiary to pay one or more final judgments aggregating in excess of $60,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days (or which judgments have not been bonded pending appeal within 60 days from the entry thereof), or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Parent, any other Borrower or any Material Subsidiary to enforce any such judgment;

(k)            (i) an ERISA Event shall have occurred or (ii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA; and in each case in clauses (i) and (ii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(l)            (i) any material provision of any Loan Document shall for any reason be asserted in writing by any Loan Party not to be a legal, valid and binding obligation of any party thereto (other than in accordance with its terms), (ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by any Loan Party not to be (other than, in each case, in accordance with its terms), a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein and the last paragraph of Section 4.02) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under any Security Document or to file Uniform Commercial Code continuation statements and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, or (iii) a material portion of the Guarantees pursuant to the Security Documents by the Loan Parties guaranteeing the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof and subject to the last paragraph of Section 4.02), or shall be asserted in writing by any Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof);

then, and in every such event (other than (x) an event with respect to the Borrowers described in clause (h) or (i) above and (y) an event described in clause (d) above arising with respect to a failure to comply with the Financial Covenant or referred to in the proviso to clause (f) above, unless the conditions of the proviso to clause (d) above or the conditions contained in the proviso to clause (f) have been satisfied), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by written notice to Parent, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans (including the Swingline Loans) to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand Cash Collateral pursuant to Section 2.05(j); and in any event with respect to the Borrowers described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding. In the case of an Event of Default under clause (d) or (f) above arising with respect to a failure to comply with the Financial Covenant or any financial covenant in any revolving credit facility constituting Material Indebtedness, unless the conditions of the proviso to clause (d) or the proviso to clause (f) above have been satisfied, and at any time thereafter during the continuance of such event, subject to Section 7.03, the Administrative Agent, at the request of the Required Revolving Facility Lenders, shall, by notice to Parent, take either or both of the following actions, at the same or different times: (i) terminate forthwith all or part of the Revolving Facility Commitments whereupon the relevant part of the Revolving Facility shall cease to be available for utilization, the relevant part of the undrawn portion of the Commitments of each of the Lenders shall be cancelled and no Lender shall be under any further obligation to make Loans under this Agreement (and no further Letters of Credit may be requested under this Agreement) in respect of the part of the Commitments so cancelled; (ii) declare the Revolving Facility Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Facility Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder with respect to such Revolving Facility Loans, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and (iii) require the provision of cash cover whereupon each Borrower shall immediately provide cash cover in an amount equal to the Minimum L/C Collateral Amount of the Lenders under all Letters of Credit issued under this Agreement for its account.

For purposes of clauses (h), (i) and (j) of this Section 7.01, “Material Subsidiary” shall mean any Subsidiary that would not be an Immaterial Subsidiary under clause (a) of the definition thereof.

Section 7.02          Treatment of Certain Payments.

Subject to the terms of any Intercreditor Agreement, any amount received by the Administrative Agent or the Collateral Agent from any Loan Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default under Section 7.01(h) or (i), in each case that is continuing, shall be applied: (i) first, ratably, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent or the Collateral Agent from the Borrowers (other than in connection with any Secured Cash Management Agreement or Secured Hedge Agreement), (ii) second, towards payment of interest and fees then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of principal of unreimbursed L/C Disbursements then due from the Borrowers hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of unreimbursed L/C Disbursements then due to such parties, (iv) fourth, towards payment of other Obligations (including Obligations of the Loan Parties owing under or in respect of any Secured Cash Management Agreement or Secured Hedge Agreement) then due from the Borrowers or any Loan Party, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties and (v) last, the balance, if any, after all of the Obligations have been paid in full, to Parent or as otherwise required by Applicable Law.

Section 7.03          Right to Cure.

Notwithstanding anything to the contrary contained in Section 7.01, in the event that Parent fails (or, but for the operation of this Section 7.03, would fail) to comply with the requirements of the Financial Covenant, from the last day of the applicable fiscal quarter until the expiration of the 10th Business Day subsequent to the date the certificate calculating such Financial Covenant is required to be delivered pursuant to Section 5.02(b), Parent and any Parent Entity shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of such entities, and in each case, to contribute any such cash to the capital of Parent (collectively, the “Cure Right”), and upon the receipt by Parent of such cash (the “Cure Amount”), pursuant to the exercise of the Cure Right, the Financial Covenant shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided, that (i) in each four consecutive fiscal quarter period there shall be at least two fiscal quarters in which a Cure Right is not exercised, (ii) a Cure Right shall not be exercised more than five times during the term of the Revolving Facility, (iii) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Covenant and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of the exercise of the Cure Right for determining compliance with the Financial Covenant for the fiscal quarter in respect of which such Cure Right is exercised (either directly through prepayment or indirectly as a result of the netting of unrestricted cash). If, after giving effect to the adjustments in this Section 7.03, Parent shall then be in compliance with the requirements of the Financial Covenant, Parent shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred shall be deemed cured for the purposes of this Agreement.

ARTICLE VIII
The Agents

Section 8.01          Appointment.

(a)            Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements), each Swingline Lender and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or Issuing Bank (or other Secured Party), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Except as provided in Sections 8.09 and 8.11, the provisions of this Article VIII are solely for the benefit of the Agents, the Lenders, the Issuing Banks and their respective Related Parties, and neither Parent nor any Subsidiary shall have rights as a third-party beneficiary of any of such provisions.

(b)            In furtherance of the foregoing, each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements or Secured Hedge Agreements), each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) and, by accepting the benefit of this Agreement, each non-Lender Hedge Bank party to a Secured Hedge Agreement and each non-Lender Cash Management Bank party to a Secured Cash Management Agreement, hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 8.02 (or the Intercreditor Agreement) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.07) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or in the Intercreditor Agreement, or any fiduciary relationship with any of the Secured Parties, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.

Section 8.02          Delegation of Duties.

The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, subagents (including a subagent which is a non-U.S. Affiliate), employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents, employees or attorneys-in-fact selected by it with reasonable care. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents (including a subagent which is a non-U.S. Affiliate) or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent or the Collateral Agent, as applicable. Should any instrument in writing from a Borrower or any other Loan Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, such Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, employees, attorney-in-fact or Subagent that it selects with reasonable care. The Administrative Agent, the Collateral Agent and any such subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such subagent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Collateral Agent. Nothing in this Section 8.02 shall limit any of the rights provided to the Collateral Agent pursuant to the Intercreditor Agreement. The exculpatory provisions of this Article shall apply to any such agent, attorney-in-fact or Subagent and to their respective Related Parties.

Section 8.03          Exculpatory Provisions.

None of the Administrative Agent, the Collateral Agent, or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such person’s (x) material breach of this Agreement or any other Loan Document or (y) own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents.

Without limiting the generality of the foregoing:

(a)            No Agent shall be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, it being understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Loan Document with reference to any Agent is not intended to connote any fiduciary or other implied obligations arising under any agency doctrine of any Applicable Law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)            No Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity.

(c)            No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents, or as such Agent shall believe in good faith to be necessary pursuant to the terms of the Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

(d)            No Agent shall be liable for any action taken or not taken by it (i) with the written consent or at the written request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent or the applicable Collateral Agent shall believe in good faith shall be necessary, under the circumstances) or (ii) in the absence of its own gross negligence or willful misconduct.

(e)            Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by a Borrower, a Lender or an Issuing Bank.

(f)            No Agent shall be required to account to any Lender or any Issuing Bank for any sum or profit received by such Agent for its own account.

(g)            No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable, or (vii) the performance or nonperformance of any provisions of any other agreement, instrument or document.

(h)            The permissive rights of the Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, the Collateral Agent shall not be answerable for other than (x) its gross negligence or willful misconduct or (y) a material breach of this Agreement or any other Loan Document, in each case, as determined by the final and non-appealable judgment of a court of competent jurisdiction.

(i)             Nothing in this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder.

(j)             The Collateral Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(k)            Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Collateral Agent is a party, will be and become the successor Collateral Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

(l)             The Collateral Agent shall not be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Agreement, the Security Documents, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral.

(m)            Neither the Collateral Agent nor any of its Related Parties shall be responsible for or have any duty to monitor the performance or any action of any Loan Party, or any of their directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Collateral Agent may assume performance by all such Persons of their respective obligations. The Collateral Agent shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person.

(n)            In the event that any part of the Collateral shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Collateral, the Collateral Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Collateral Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other ~~person, firm or corporation,~~Person should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

(o)            The Collateral Agent shall have no liability for any action taken, or errors in judgement made, in good faith by the Collateral Agent or any of its officers, employees or agents, other than to the extent of its gross negligence or willful misconduct, as determined by the final and non-appealable judgement of a court of competent jurisdiction.

(p)            The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Ineligible Institutions or Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is an Ineligible Institution or a Net Short Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Ineligible Institution or a Net Short Lender. The Administrative Agent shall have no liability arising from, or be responsible for any loss, cost or expense suffered by Parent, any Subsidiary, any Lender, any Issuing Bank or any other ~~person~~Person as a result of, any exchange rate determination or currency conversion or the terms and conditions of any Permitted Intercreditor Agreement, or any amendment, supplement or other modification thereof.

(q)            No Cash Management Bank or Hedge Bank that obtains the benefits of Section 7.02, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 8.04          Reliance by Agents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any legal order, notice, request, certificate, opinion, consent, statement, instrument, document, judgment, order or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. Each Agent may consult with legal counsel (including counsel to Parent or the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents, or as the Administrative Agent shall believe in good faith to be necessary pursuant to the terms of the Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents, or as the Administrative Agent shall believe in good faith to be necessary pursuant to the terms of the Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. Each Lender or Issuing Bank that has signed this Agreement or a signature page to an Assignment and Assumption or any other Loan Document pursuant to which it is to become a Lender or Issuing Bank hereunder shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or Issuing Bank or that is to be acceptable or satisfactory to such Lender or Issuing Bank.

Section 8.05          Notice of Default.

Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender, Parent or any of the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents, or as the Administrative Agent shall believe in good faith to be necessary pursuant to the terms of the Loan); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 8.06          Non-Reliance on Agents and Other Lenders.

Each Lender and Issuing Bank expressly acknowledges that none of the Agents, the Arrangers or any of their respective Related Parties or attorneys-in-fact have made any representations or warranties to it and that no act taken or failed to be taken by any Agent, any Arranger or any of their respective Related Parties, including any consent to and acceptance of any assignment or review of the affairs of Parent or any of its Affiliates, shall be deemed to constitute any representation or warranty by any Agent, any Arranger or any of their respective Related Parties to any Lender, any Issuing Bank or any other Secured Party as to any matter, including whether any Agent, any Arranger or any of their respective Related Parties has disclosed material information in its possession. Each Lender and Issuing Bank expressly acknowledges, represents and warrants to the Agents and the Arrangers that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) in the case of any Lender, it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of investing in the general performance or operations of Parent and its subsidiaries, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the ~~person~~Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon any Agent, any Arranger, any other Lender, any other Issuing Bank or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of Parent and its Affiliates, all applicable bank or other regulatory laws relating to the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each Issuing Bank also acknowledges and agrees that (i) it will, independently and without reliance upon any Agent, any Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to Parent, the other Borrowers and their respective subsidiaries and (ii) it will not assert any claim under any federal or state securities law or otherwise in contravention of this Section 8.06.

Section 8.07          Indemnification.

Each Lender agrees to indemnify each Agent, in its capacity as an Agent, in the amount of such Lender’s pro rata share (based on such Lender’s outstanding Revolving Facility Credit Exposures and unused Commitments (determined at the time such indemnity is sought)) and each Revolving Facility Lender agrees to indemnify each Issuing Bank and Swingline Lender, in each case, in its capacity as such, in the amount of such Revolving Facility Lender’s pro rata share (based on such Revolving Facility Lender’s aggregate Revolving Facility Credit Exposure and unused Revolving Facility Commitments (determined at the time such indemnity is sought)), in each case, to the extent not reimbursed by Parent or the other Borrowers and without limiting the obligation of Parent or the other Borrowers to do so, from and against any and all Liabilities and related expenses of any kind whatsoever that may at any time (whether before or after the Termination Date) be imposed on, incurred by or asserted against such Agent or such Issuing Bank in any way relating to or arising out of the Facilities, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent, Issuing Bank under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s or such Issuing Bank’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent or Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section 8.07 shall survive the Termination Date.

Section 8.08          Agent in Its Individual Capacity.

Each Agent and its affiliates may make loans to, accept deposits from, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with Parent or any of its Affiliates as though such Agent were not an Agent and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender”, “Lenders”, “Issuing Bank” and “Issuing Banks” shall include each Agent in its individual capacity.

Section 8.09          Successor Agents.

Any Agent may resign as Agent upon 10 days’ notice to the Lenders and Parent. If an Agent shall resign as Agent under this Agreement and the other Loan Documents, then Parent shall have the right, subject to the reasonable consent of the Required Lenders (so long as no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing, in which case the Required Lenders shall have the right), to appoint a successor which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, whereupon such successor agent shall succeed to the rights, powers and duties of such Agent and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent or Collateral Agent, as applicable, by the date that is 10 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the retiring Agent hereunder until such time, if any, as Parent (or the Required Lenders) appoints a successor agent as provided for above. After any retiring Agent’s resignation as Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents. Any resignation by the Collateral Agent shall also be subject to the terms of any applicable Intercreditor Agreement.

Section 8.10         Arrangers.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as Arranger is named as such for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document, except that each such Person and its Affiliates shall be entitled to the rights expressly stated to be applicable to them in Section 9.05 and Section 9.17 (subject to the applicable obligations and limitations as set forth therein).

Section 8.11          Security Documents and Collateral Agent.

(a)            The Lenders and the other Secured Parties authorize the Collateral Agent and the Administrative Agent to release any Collateral or Guarantors in accordance with Section 9.18 or if approved, authorized or ratified in accordance with Section 9.08 or otherwise in accordance with the Intercreditor Agreement. In addition, the Lenders and the other Secured Parties authorize the Collateral Agent to make such changes to the Security Documents and/or provide such consents with respect to the Security Documents as are required as part of any Permitted Reorganizations including, but not limited to, allowing for the issuance of additional Equity Interests under a pledge agreement.

(b)            The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify (i) any Intercreditor Agreement and (ii) in the Collateral Agent’s sole discretion, any Security Document in connection with the incurrence of Indebtedness that is to be secured by a Lien on the Collateral that is not prohibited (including with respect to priority) under this Agreement. The Lenders and the other Secured Parties irrevocably agree that (x) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of Parent as to whether any such other Liens are not prohibited and (y) any Intercreditor Agreement entered into by the Collateral Agent and the Administrative Agent shall be binding on the Secured Parties, and each Lender and each of the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of such Intercreditor Agreement. The foregoing provisions of this paragraph are intended as an inducement to any provider of any Indebtedness not prohibited by Section 6.01 hereof to extend credit to the Loan Parties and such persons are intended third-party beneficiaries of such provisions.

(c)            Furthermore, the Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clauses (c), (i), (j) or (mm) of Section 6.02 or Section 6.02(a) (if the Liens thereunder are of a type that is contemplated by any of the foregoing clauses) in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property; and the Administrative Agent and the Collateral Agent shall do so upon request of Parent; provided, that prior to any such request, Parent shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of Parent certifying (x) that such Lien is permitted under this Agreement, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 6.09(c).

Upon request by the Collateral Agent at any time, the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents, or as the Administrative Agent shall believe in good faith to be necessary pursuant to the terms of the Loan Documents) will confirm in writing the Collateral Agent’s authority to subordinate or release its interest in particular types or items of property pursuant to this Section 8.11.

Section 8.12          Right to Realize on Collateral and Enforce Guarantees.

In case of the pendency of any receivership, administration, examinership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, interim receiver, receiver and manager, monitor, examiner, administrative receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent or the Collateral Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition.

Section 8.13          [Reserved].

Section 8.14          Certain ERISA Matters.

(a)             Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Parent or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and all of the conditions for exemptive relief are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iii)          (a) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (b) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (c) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (d) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)         such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.15          Payments Set Aside.

To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, such Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agree to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders and each Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 8.16          Erroneous Payments.

(a)            If the Administrative Agent (x) notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Swingline Lender, Issuing Bank, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Swingline Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Payment (or a portion thereof), such Payment Recipient shall promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by Applicable Law, such payment Recipient shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Each Lender, Issuing Bank, Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (and each of their respective successors and assigns), hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment, (a “Payment Notice”), or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender, Issuing Bank or Secured Party, or other such recipient, agrees that, in each such case, or if it otherwise becomes aware a Payment (or a portion thereof) may have been sent in error, such Lender, Issuing Bank or Secured Party, or other such recipient, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)            The parties hereto agree that (i) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by a Borrower or any other Loan Party; provided that this Section 8.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of a Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (i) and (ii) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from a Borrower for the purpose of making such Erroneous Payment.

(d)            To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation, any defense based on “discharge for value” or any similar doctrine.

(e)            Each party’s obligations, agreements and waivers under this Section 8.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE IX
Miscellaneous

Section 9.01          Notices; Communications.

(a)            Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to any Loan Party, the Administrative Agent, the Swingline Lenders or the Issuing Banks as of the Closing Date to the address, email address or telephone number specified for such Person on Schedule 9.01; and

(ii)           if to any other Lender or any other Issuing Bank, to the address, email address or telephone number specified in its Administrative Questionnaire.

(b)            Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or Parent may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.

(c)            Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b). All notices and other communications (i) sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), provided that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an electronic platform approved by the Administrative Agent shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)            Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)            Documents required to be delivered pursuant to Section 5.02 may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent or a Borrower (or any Parent Entity) posts such documents, or provides a link thereto on the website of Parent or the Borrowers (or any Parent Entity) on the Internet, or (ii) on which such documents are posted on Parent’s, any Parent Entity’s or the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender entitled to access thereto and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that Parent shall notify the Administrative Agent (by electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such certificates required by Section 5.02(b), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Parent, any Parent Entity or the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 9.02          Survival of Agreement.

All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf and notwithstanding that any Agent, any Lender, any Issuing Bank or any of their respective Affiliates may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein or any other Loan Document that is expressed to survive the repayment of the Loans, the termination of the Commitments or the termination of this Agreement or the other applicable Loan Document, the indemnification and reimbursement obligations contained herein (including pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.05) and the provisions of Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the termination of the Commitments, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof.

Section 9.03          Binding Effect.

This Agreement shall become effective on the date of this Agreement, and thereafter shall be binding upon and inure to the benefit of Parent, the other Borrowers, the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender and their respective permitted successors and assigns.

Section 9.04          Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) except as permitted by Section 6.05, the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any branch or Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (d) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents. For the avoidance doubt, pursuant to Section 8.11, each Assignee (as defined below) shall be deemed to have irrevocably agreed to be bound by any applicable Intercreditor Agreement.

(b)            (i) Subject to the conditions set forth in subclause (ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)            Parent, which consent with respect to the assignment of Term B Loans or Incremental Term Loans will be deemed to have been given if Parent has not given its decision within ten (10) Business Days after delivery of any request for such consent; provided that no consent of Parent shall be required for an assignment of (x) a Term B Loan, an Incremental Term Commitment or Incremental Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund or (y) a Revolving Facility Commitment or Revolving Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or Approved Fund with respect to a Revolving Facility Lender, or, in each case, if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing, any other ~~person~~Person, provided ~~that~~, that no Lender shall be permitted to assign or transfer any portion of its rights and obligations with respect to Commitments or Loans under this Agreement to (1) a Defaulting Lender or (2) an Ineligible Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (to the extent that the list of Ineligible Institutions has been provided to such Lender); and

(B)            the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund, a Borrower or an Affiliate of a Borrower made in accordance with Section 9.04(i); and

(C)            the Issuing Banks; provided, that no consent of any Issuing Bank shall be required (1) for an assignment of all or any portion of a Term Loan or (2) at any time when an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing and no Letters of Credit issued by such Issuing Bank are outstanding.

(ii)           Assignments shall be subject to the following additional conditions:

(A)            except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment shall not be less than (x) in the case of a Term B Loan or Incremental Term Loan, $1,000,000 in excess thereof and (y) in the case of Revolving Facility Loans or Revolving Facility Commitments, $1,000,000 in excess thereof, unless each of Parent and the Administrative Agent otherwise consent; provided, that (1) no such consent of Parent shall be required if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;

(B)            the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the discretion of the Administrative Agent);

(C)            [reserved];

(D)            the Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17; and

(E)            the Assignee shall not be (1) Parent, or any of the Borrowers’ Affiliates or Subsidiaries except in accordance with Section 9.04(i), (2) a natural person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, (3) an Ineligible Institution or (4) a Defaulting Lender or any ~~person~~Person that, upon becoming a Lender hereunder, would constitute any of the foregoing.

Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Assignee or potential Assignee is an Ineligible Institution or Defaulting Lender and the Administrative Agent shall have no liability with respect to any assignment made to such Person.

For the purposes of this Section 9.04, “Approved Fund” shall mean any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to (A) any Ineligible Institution, (B) any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B), or (C) a natural person.

Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is an Ineligible Institution and the Administrative Agent shall have no liability with respect to any assignment made to an Ineligible Institution. Any assigning Lender shall, in connection with any potential assignment, provide to Parent a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing.

(iii)          Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.05 (subject to the limitations and requirements of those Sections)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 9.04 (except to the extent such participation is not permitted by such clause (c) of this Section 9.04, in which case such assignment or transfer shall be null and void).

(iv)          The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Parent and the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal and interest amounts of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Parent and the Borrowers, the Issuing Banks, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided, that no Lender shall, in such capacity, have access to, or be otherwise permitted to review any information in the Register other than information with respect to such Lender.

(v)          Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 9.04, if applicable, and any written consent to such assignment required by clause (b) of this Section 9.04 and any applicable tax forms, the Administrative Agent shall accept such Assignment and Assumption and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (v).

(c)            [Reserved].

(d)

(i)            Any Lender may, without the consent of Parent or the other Borrowers or the Administrative Agent, any Swingline Lender or any Issuing Bank, sell participations in Loans and Commitments to one or more banks or other entities other than (I) any Ineligible Institution (to the extent that the list of Ineligible Institutions has been made available to all Lenders), (II) a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or (III) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (III) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Parent, the other Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly adversely affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (d) (iii) of this Section 9.04, Parent and the other Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 (subject to the limitations and requirements of those Sections including Section 2.17(e) and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04 (it being agreed that any documentation required to be provided pursuant to Section 2.17(e) shall be provided solely to the participating Lender). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Participant or potential Participant is an Ineligible Institution and the Administrative Agent shall have no liability with respect to any participation made to an Ineligible Institution.

(ii)            Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Parent and the other Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each party hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of this Section 9.04(d), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any successor or amended version) for U.S. federal income tax purposes or is otherwise required by Applicable Law. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii)          A Participant shall not be entitled to receive any greater payment under Section 2.15, Section 2.16 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that the entitlement to a greater payment results from a Change in Law after the Participant became a Participant.

(e)             Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f)             The Borrowers, upon receipt of written notice from the relevant Lender, agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (e) above.

(g)             Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrowers, the Administrative Agent, any Issuing Bank or any Swingline Lender. Each of Parent, each of the other Borrowers, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(h)            If the Borrowers wish to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three (3) Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (plus any applicable premium) (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrowers), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Assumption attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this clause (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(i)             Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (i) or (j) of this Section 9.04), any of Parent or its Subsidiaries, including the Borrowers, may purchase by way of assignment and become an Assignee with respect to Term B Loans or Incremental Term Loans at any time and from time to time from Lenders in accordance with Section 9.04(b) hereof (each, a “Permitted Loan Purchase”); provided, that, in respect of any Permitted Loan Purchase, (A) no Permitted Loan Purchase shall be made from the proceeds of any extensions of credit under the Revolving Facility, (B) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section 9.04(j), (C) in connection with any such Permitted Loan Purchase, any of Parent or its Subsidiaries, including the Borrowers, and such Lender that is the assignor (an “Assignor”) shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Assumption (and for the avoidance of doubt, (x) shall make the representations and warranties set forth in the Permitted Loan Purchase Assignment and Assumption and (y) shall not be required to execute and deliver an Assignment and Assumption pursuant to Section 9.04(b)(ii)(B) and shall otherwise comply with the conditions to assignments under this Section 9.04; provided that (1) no consent of Parent or the Administrative Agent shall be required for any such assignment and (2) Parent or such Subsidiary shall not be required to deliver an Administrative Questionnaire or any tax documentation required to be delivered pursuant to Section 2.17) and (D) no Default or Event of Default would exist immediately after giving effect on a Pro Forma Basis to such Permitted Loan Purchase.

(j)             Each Permitted Loan Purchase shall, for purposes of this Agreement be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and Parent shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans.

(k)            In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank and any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolving Facility Percentage; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Section 9.05          Expenses; Indemnity.

(a)            The Borrowers jointly and severally agree to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent, the Collateral Agent or the Arrangers in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the syndication of commitments, the Term Loans (including the obtaining and maintaining of CUSIP numbers for the Term Loans) or the administration of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof, including (i) in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any costs and expenses of the service provider referred to in Section 8.02, (ii) all reasonable and documented out of pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) reasonable and documented out-of-pocket expenses incurred in connection with due diligence, (iv) the reasonable and documented out-of-pocket fees, charges and disbursements of external counsel for the Administrative Agent, the Collateral Agent and the Arrangers, and, if necessary, the reasonable and documented out-of-pocket fees, charges and disbursements of one external local counsel per jurisdiction, and (v) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by any Agent, any Issuing Bank or any Lender in connection with the enforcement of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the fees, charges and disbursements of a single external counsel for all such persons, taken as a whole, and, if necessary, a single external local counsel in each relevant jurisdiction for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such Person affected by such conflict informs Parent of such conflict and thereafter retains its own counsel with Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed), of another firm of counsel for such affected person).

(b)            The Borrowers jointly and severally agree to indemnify the Administrative Agent, the Collateral Agent, the Arrangers, the Joint Bookrunners, each Issuing Bank, each Lender, each of their respective Affiliates, successors and assigns, and the respective directors, officers, employees, agents, trustees, advisors and members of each of the foregoing (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented out-of-pocket external counsel fees, charges and disbursements (excluding, for the avoidance of doubt, the allocated costs of in-house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if necessary, a single external local counsel in each relevant jurisdiction for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs Parent of such conflict and thereafter retains its own counsel with Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed), of another firm of counsel for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Parent or any of the Subsidiaries or Affiliates, in each case, relating to (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any violation of or liability under Environmental Laws by Parent or any Subsidiary, or (iv) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property owned, leased or operated by the Borrowers or any Subsidiary; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, (y) arose from a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment), provided, that this subclause (y) shall not apply to the Collateral Agent or any of their Related Parties or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of Parent or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Agent, Issuing Bank, Swingline Lender or Arranger in its capacity as such). None of the Administrative Agent, the Collateral Agent, the Arrangers, the Joint Bookrunners, each Issuing Bank, each Lender, each of their respective Affiliates, successors and assigns, and the respective directors, officers, employees, agents, trustees, advisors and members shall be responsible or liable to Parent, any of the other Borrowers or any of their respective subsidiaries, Affiliates or stockholders or any other Person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Arranger, any Issuing Bank, or any Lender. All amounts due under this Section 9.05 shall be payable within 30 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)            Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amount paid pursuant to Section 2.17, this Section 9.05 shall not apply to any Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim), which shall be governed exclusively by Section 2.17 and, to the extent set forth therein, Section 2.15.

(d)            To the fullest extent permitted by Applicable Law, none of Parent, the Borrowers or the Subsidiaries shall assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than to the extent arising from the gross negligence or willful misconduct of such Indemnitee.

(e)            The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, the Collateral Agent, any Swingline Lender or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

Section 9.06          Right of Set-off.

If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Parent, any of the other Borrowers or any Subsidiary against any of and all the obligations of Parent or any of the other Borrowers or any Subsidiary now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, each Issuing Bank and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff, provided that any failure to provide or any delay in providing such statement shall not affect the validity of any such set off or application under this Section 9.06. Each Lender that exercises such right of set-off shall give prompt notice to Parent; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

Section 9.07          Applicable Law.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.08          Waivers; Amendment.

(a)            No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank, and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Parent, any of the other Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Parent, any of the other Borrowers or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(b)            Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except as provided in Section 2.21, (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Parent, the other Borrowers, the Administrative Agent and the Required Lenders (or, (A) in respect of any waiver, amendment or modification of Section 6.11 (or any Default or Event of Default in respect thereof) the Required Revolving Facility Lenders voting as a single Class, rather than the Required Lenders or (B) in respect of any waiver, amendment or modification of Section 4.01 after the Closing Date, the Required Revolving Facility Lenders voting as a single Class, rather than the Required Lenders), and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party that are party thereto and the Administrative Agent and consented to by the Required Lenders and (z) as set forth in the definition of GAAP; provided, however, that no such agreement shall:

(i)            decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date (except as provided in Section 2.05(c)), without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided that any amendment to the financial definitions in this Agreement or any waiver of (or any waiver of any amount required to be paid on account of) any inaccuracy in any calculation of any financial ratio set forth in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii)           increase or extend the Commitment of any Lender, or decrease the Commitment Fees, L/C Participation Fees or any other Fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing (but in the case of an increase, only if such increase is otherwise permitted under this Agreement) such consent of such Lender shall be the only consent required hereunder to make such modification); provided, that (x) waivers or modifications of conditions precedent, representations and warranties, covenants, Defaults or Events of Default, mandatory prepayments or mandatory reductions in the Commitments of any Class shall not constitute an increase or extension of any Commitments or a decrease of the Commitment Fees, L/C Participation Fees or any other Fees of any Lender for purposes of this clause (ii) and (y) any amendment to the financial definitions in this Agreement or any waiver of (or any waiver of any amount required to be paid on account of) any inaccuracy in any calculation of any financial ratio set forth in this Agreement shall not constitute decrease of the Commitment Fees, L/C Participation Fees or any other Fees of any Lender for purposes of this clause (ii),

(iii)          extend or waive any scheduled amortization payment of any Term Loan due on any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(iv)          amend or modify the provisions of Section 2.18 or Section 7.02 with respect to the pro rata application of payments required thereby in a manner that by its terms modifies the application of such payments required thereby to be on a less than pro rata basis, without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),

(v)          amend or modify (A) the provisions of this Section 9.08 or the definition of the terms “Required Lenders,” “Required Revolving Facility Lenders,” “Majority Lenders,” or any other provision hereof or any other Loan Document, in each case, to reduce the number or percentage of Lenders required to waive, amend, modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, in each case, without the prior written consent of each Lender, provided that, in the case of any provision of this Section 9.08 or any such other provision that by its express terms only relates to Lenders of a particular Class, any change to such provision to reduce the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, shall require the prior written consent of each Lender of such Class (it being understood that neither the consent of the Required Lenders nor the consent of any other Lender shall be required in connection with such change) or (B) the definition of Required Revolving Facility Lenders without the prior written consent of each Revolving Facility Lender (it being understood that neither the prior written consent of the Required Lenders nor the consent of any other Lender shall be required in connection with any amendment to or modification of the definition of Required Revolving Facility Lenders), except, in the case of each of clauses (A) and (B), as otherwise provided in this Section 9.08,

(vi)          release Liens granted pursuant to the Loan Documents on all or substantially all of the Collateral or all or substantially all of the value of the guarantees by Parent, the other Borrowers or the Subsidiary Loan Parties, unless, in each case to the extent sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender other than a Defaulting Lender,

(vii)         effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or Collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility except, for the avoidance of doubt, as otherwise provided in Section 9.08(d) and (e) (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed),

(viii)       effect any waiver, amendment or modification that subordinates (i) the Liens securing the Loan Obligations on all or substantially all of the value of the Collateral to the Liens securing any other Indebtedness (except for any Liens that are permitted by this Agreement as in effect on the Closing Date to be prior to the Liens securing the Loan Obligations) or (ii) the Loan Obligations in contractual right of payment to any other Indebtedness (such other Indebtedness, “Senior Indebtedness”); in each case unless each Lender adversely affected thereby has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the proportion of such adversely affected Loan Obligations held by such adversely affected Lender) of the Senior Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of counsel fees and other expenses with the negotiation of the terms of such transaction (collectively, the “Ancillary Fees”)) as offered to all other providers of the Senior Indebtedness (or any of their Affiliates) and to the extent such adversely affected Lender decides to participate in the Senior Indebtedness, has received its pro rata share of the fees and any other similar benefit (other than Ancillary Fees) of the Senior Indebtedness afforded to the providers of the Senior Indebtedness (or any of their Affiliates) in connection with providing the Senior Indebtedness pursuant to a written offer made to such Lender describing the material terms of the arrangements pursuant to which the senior Indebtedness is to be provided, which offer shall remain open to such Lender for a period of not fewer than five (5) Business Days;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, a Swingline Lender or an Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, such Swingline Lender or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be affected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

In addition, notwithstanding anything to the contrary in this Section 9.08, any waiver, amendment or modification of (x) Section 6.11 (or any financial definition (or any component thereof) solely as used in such Section), or any Default or Event of Default in respect thereof, or (y) Section 4.01 (solely as it relates to the Revolving Facility Loans, Swingline Loans and Letters of Credit), may be effected with (and may not be effected without) the prior written consent of the Required Revolving Facility Lenders (in the case of this clause (y), subject to the rights of the Swingline Lenders and the Issuing Banks under the final proviso of this Section 9.08(b)).

(c)            Without the consent of any Lender, Swingline Lender or Issuing Bank, the Loan Parties and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument,

(i)            to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, to include holders of Other First Liens in the benefit of the Security Documents in connection with the incurrence of any Other First Lien Debt, or as required by local law (or with the advice of local counsel) to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with Applicable Law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document;

(ii)           as contemplated by Section 6.10;

(iii)          to cause any Loan Document (other than this Agreement) to be consistent with this Agreement and the other Loan Documents; or

(iv)          to the extent necessary to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments in a manner consistent with Section 2.21, including, with respect to Incremental Revolving Loans or Incremental Term Loans, as may be necessary to establish such Incremental Term Loan Commitments or Revolving Facility Commitments as a separate Class or tranche from the existing Commitments or Incremental Revolving Facility Commitments (including to add syndication or documentation agents and make customary changes and references related thereto), as applicable, and to reduce the amortization schedule of the related existing Class of Term Loans proportionately, to integrate any Other First Lien Debt, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document.

(d)            Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Parent and the other Borrowers (a) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees and other obligations in respect thereof and (b) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including the Required Lenders and the Required Revolving Facility Lenders.

(e)            Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents (including to effect changes to the terms and conditions applicable solely to the Swingline Lenders or Issuing Banks in respect of issuances of Swingline Loans or Letters of Credit, respectively) may be made with the consent of Parent and the Administrative Agent (but without the consent of any Lender) to the extent necessary to cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined by the Administrative Agent and Parent) and, provided that any such technical and conforming modifications shall be deemed approved by the Required Lenders if Lenders shall have received at least five (5) Business Days’ prior written notice of such amendment and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

(f)            Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Incremental Term Loans established pursuant to Section 2.21 that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Incremental Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

(g)            [Reserved].

(h)            Notwithstanding the foregoing, this Agreement may be amended, waived or otherwise modified with the written consent of the Administrative Agent, Parent and (i) with respect to the provisions of Section 4.01, solely as they relate to the Revolving Facility Loans and Letters of Credit, the Required Revolving Facility Lenders, and (ii) with respect to the provisions of Section 6.11 (or Article VII or any other provision incorporating such Section 6.11 with respect to the effects thereof), the Required Revolving Facility Lenders voting as a single Class.

(i)            Notwithstanding the foregoing, this Agreement may be amended, waived or otherwise modified with the written consent of Parent, the Administrative Agent, each applicable Swingline Lender or each applicable Issuing Bank with respect to any amendment or waiver solely affecting the rights or obligations of such Swingline Lender or such Issuing Bank, including the appointment of any additional Swingline Lender (and the establishment of its Swingline Commitment hereunder).

(j)            Notwithstanding the foregoing:

(i)            any redesignation or transfer of all or any part of a Commitment and/or a participation in any Loan from an existing tranche or Facility to another existing tranche or Facility and/or to a new tranche or Facility established as an Incremental Term Facility, Incremental Term Loans, Incremental Revolving Facility or pursuant to any other term of any of the Loan Documents (or any other similar or equivalent transaction) may be approved with the consent of the Lender(s) holding that Commitment and/or, as the case may be, participation (or part thereof) and Parent (without any requirement for any consent or approval from any other person) and in such cases, this Agreement may be amended, with the written consent of each such affected Lender, Incremental Revolving Facility Lender or the Incremental Term Lender, as applicable, the Administrative Agent and Parent,

(ii)           no consent of any Lender, any Agent, Issuing Bank or Swingline Lender is required to effect any amendment, amendment and restatement or supplement to any Intercreditor Agreement or intercreditor arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of such Intercreditor Agreement or such intercreditor arrangement permitted under this Agreement, as applicable (it being understood that any such amendment, amendment and restatement or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders taken as a whole),

(iii)          a Lender, an Agent, an Issuing Bank, Swingline Lender and/or any Secured Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its individual rights under any Loan Document with the consent of Parent,

(iv)          without the consent of any Lender or any Issuing Bank, the Loan Parties and the Administrative Agent and/or the Collateral Agent may (in their respective sole discretion) amend, supplement and/or waive any Collateral Document to (x) comply with any Applicable Law or the advice of counsel and/or (y) cause such Collateral Document to be consistent with this Agreement and/or the relevant other Loan Documents,

(v)           the Administrative Agent and/or the Collateral Agent may amend, restate, amend and restate or otherwise modify any Intercreditor Agreement as provided in Section 8.11, and

(vi)         without the consent of any Lender or any Issuing Bank, Parent and the Administrative Agent may, in connection with any transaction permitted by Section 2.21, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Parent and the Administrative Agent, to add terms (including representations and warranties, conditions, prepayments, covenants or events of default) that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent, it being understood that (x) where applicable, any such amendment may be effected as part of the applicable Incremental Amendment and (y) any Incremental Amendment also may provide for amendments or other modifications to this Agreement and the other Loan Documents in addition to those referred to in Section 2.21, as the case may be (any such additional amendment or modification, an “Additional Amendment”); provided that no Additional Amendment shall become effective prior to the time that such Additional Amendment shall have been consented to (including pursuant to consents set forth in any Incremental Amendment) by such of the Lenders and other persons (if any) as may be required in order for such Additional Amendment to become effective in accordance with this Section 9.08.

(k)            In connection with any determination as to whether the Required Lenders, the majority in interest of any Class or any other requisite Lenders have (A) consented (or not consented) to any waiver, amendment or modification of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to this Agreement or any Loan Document or (C) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to, or under, this Agreement or any other Loan Document, any Lender (other than an Excluded Lender) that, as a result of its interest (or its and its Covered Affiliates’ collective interests) in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments (each such Lender, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. In connection with any waiver, amendment or modification of this Agreement or the other Loan Documents, each Lender (other than any Excluded Lender) will be deemed to have represented to the Borrowers and the Administrative Agent that it does not constitute a Net Short Lender, in each case, unless such Lender shall have notified the Borrowers and the Administrative Agent prior to the requested response date with respect to such waiver, amendment or modification that it constitutes a Net Short Lender (it being understood and agreed that the Borrowers and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). For purposes of this clause (l):

(i)            “Covered Affiliate” means any Affiliate of a Lender (provided that for this purpose, Affiliates shall not include Persons that are subject to customary procedures to prevent the sharing of confidential information between such Lender and such Person if such Person has independent fiduciary duties to investors or other equityholders of such Person and such investors or equityholders are not the same as the investors or equityholders of such Lender).

(ii)           “Excluded Lender” means (A) any Lender that is a Regulated Bank, (B) any Revolving Facility Lender as of the Closing Date and (C) any Affiliate of a Regulated Bank to the extent that (1) all of the equity of such Affiliate is directly or indirectly owned by either (I) such Regulated Bank or (II) a parent entity that also owns, directly or indirectly, all of the equity of such Regulated Bank and (2) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Securities Exchange Act of 1934).

(iii)          “Regulated Bank” means (a) any swap dealer registered with the ~~U.S. Commodity Futures Trading Commission~~CFTC or security-based swap dealer registered with the ~~U.S. Securities and Exchange Commission~~SEC, as applicable or (b) a commercial bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under Section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Federal Reserve Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

(iv)          For purposes of determining whether a Lender (alone or together with its Covered Affiliates) has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount of such contract in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes the Borrowers, any Parent Entities or any Subsidiary or any instrument issued or guaranteed by the Borrowers, any Parent Entities or any Subsidiary shall not be deemed to create a short position with respect to such Loans and Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Covered Affiliates and (y) the Borrowers, their Parent Entities and the other Subsidiaries and any instrument issued or guaranteed by such persons, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the relevant Loans and Commitments if such Lender or its Covered Affiliates is a protection buyer or the equivalent thereof for such derivative transaction and (x) the relevant Loans and Commitments is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit (or any successor entity), if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the relevant Loans and Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) the Borrowers, any Parent Entities or any Subsidiary is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to any Loans and Commitments if such transactions are functionally equivalent to a transaction that offers the Lender or its Covered Affiliates protection against a decline in the value of such Loans and Commitments, or in the credit quality of the Borrowers, any Parent Entity or any Subsidiary, in each case, other than as part of an index so long as such index is not created, designed, administered or requested by such Lender or its Covered Affiliates and (y) any Parent Entity, the Borrowers and the Subsidiaries, and any instrument issued or guaranteed by such persons, collectively, shall represent less than 5% of the components of such index.

The Administrative Agent shall not (w) have a duty to inquire as to or investigate the accuracy of any representation or deemed representation made pursuant to this Section, (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Net Short Lender, (y) make any calculations, investigations or determinations with respect to any derivative contracts and/or net short positions or (z) have any liability with respect to or arising out of any assignment or participation of Loans and/or Commitments, or disclosure of confidential information, to any a Net Short Lender.

Section 9.09          Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under Applicable Law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with Applicable Law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

Section 9.10          Entire Agreement.

This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire agreement between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents, in each case, except to the extent any such agreement is expressly stated to survive the execution of this Agreement. Notwithstanding the foregoing, the Fee Letters shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11          Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LEGAL PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12          Severability.

In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13          Counterparts; Electronic Execution of Assignments and Certain Other Documents.

(a)            This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by electronic transmission pursuant to procedures approved by the Administrative Agent shall be as effective as delivery of a manually signed original.

(b)            The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including Assignment and Assumptions, amendments, Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Without limiting the generality of the foregoing, the Borrowers and each other Loan Party hereby (i) agrees that, for all purposes, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

Section 9.14          Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15          Jurisdiction; Consent to Service of Process.

(a)            The Borrowers and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Issuing Bank, any Lender, any Issuing Bank or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b)            Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)            By the execution and delivery of this Agreement, each Loan Party agrees that service of process upon such Loan Party and written notice of said service to any Loan Party in accordance with the manner provided for notices in Section 9.01 shall be deemed in every respect effective service of process upon such Loan Party, in any such suit or proceeding (whether in contract, tort or otherwise and whether at law or in equity). To the extent that any Loan Party has or hereafter may acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, or (ii) the United States or the State of New York or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Agreement or any of the other Loan Documents or actions to enforce judgments in respect of any thereof, such Loan Party hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.16          Confidentiality.

Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Parent, any Parent Entity, the Borrowers and any Subsidiary furnished to it by or on behalf of Parent, any Parent Entity, the Borrowers or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.16 or (c) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Parent, any Parent Entity, the Borrowers or any other Loan Party) and shall not reveal the same other than to its Affiliates and its and its Affiliates’ respective directors, trustees, officers, employees, agents and advisors with a need to know and any numbering, administration or settlement service providers or to any Person that approves or administers the Loans on behalf of such Lender (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, or upon the request or demand of, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) for purposes of establishing a “due diligence” defense or in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 9.04(e) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16 or other confidentiality restrictions on substantially the same terms as those set forth in this Section 9.16), and (G) to any rating agency for the purpose of obtaining a credit rating applicable to any Lender (so long as such disclosure is limited to the material terms of the Facilities and such agency agrees to be bound by the provisions of this Section 9.16 or terms substantially similar to this Section); provided that, in the case of clauses (E) and (F) and solely to the extent that the list of Ineligible Institutions has been made available to all Lenders, no information may be provided to any Ineligible Institution or Person who is known to be acting for an Ineligible Institution. In addition, the Administrative Agent, the Issuing Banks and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Issuing Bank or Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments. For the avoidance of doubt, nothing in this Agreement shall prohibit any Lender, Issuing Bank or Agent, or any of their or their Affiliates’ respective directors, trustees, officers, employees, agents and advisors or any other Person from making any voluntary disclosures or providing any information within the scope of this Section 9.16 to any governmental, regulatory or self-regulatory organization, under any applicable whistleblower rules or regulations of such organization, in each case, without any notification to any Person.

Section 9.17          Platform; Borrower Materials.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks, Debt X, SyndTrak Online or by similar electronic means or another similar electronic system and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Parent or its securities) (each, a “Public Lender”). Parent hereby agrees that it will use commercially reasonably efforts to identify that portion of the Borrower Materials that may be distributed to Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC”, Parent shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to Parent or its securities for purposes of United States Federal and state securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.16 to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”, and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

Section 9.18          Release of Liens and Guarantees.

(a)            The Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral and guarantees provided by the Guarantors under the Guarantee Agreement shall be automatically released: (i) in full upon the occurrence of the Termination Date as set forth Section 9.18(c) below; (ii) in the case of Liens, upon the Disposition of such Collateral by any Loan Party to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), provided that, for the avoidance of doubt, with respect to any disposal consisting of an operating lease or license, the underlying property retained by such Loan Party will not be so released, (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) if the release of such Lien or Guarantee is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.08), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the provisions of this Agreement and the Guarantee Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) as provided in Section 8.11 (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vii) in the case of a Guarantee, in accordance with the terms of this Agreement or any other Loan Documents and (viii) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. Any such release (other than pursuant to clause (i) above) shall not in any manner discharge, affect, or impair the Obligations, Guarantees or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents. Notwithstanding the foregoing, to the extent any Subsidiary becomes an Excluded Subsidiary solely as a result of becoming a non-Wholly Owned Subsidiary of the Borrower or a Guarantor, the release of such Subsidiary from its Guarantee shall only be permitted if (1) at the time such Subsidiary Loan Party ceases to be a wholly-owned Subsidiary, the primary purpose of such transaction was not to evade the Guarantee required pursuant to the Loan Documents, (2) the transaction by which such Subsidiary Loan Party ceases to be a Wholly Owned Subsidiary was consummated on an arms’ length basis with an unaffiliated third-party or (3) after giving effect to the transaction, the Subsidiary Loan Party being released from its Guarantee is no longer a direct or indirect Subsidiary of Parent.

(b)            Upon the request of Parent, the Collateral Agent, the Administrative Agent and/or the Lenders shall, execute and deliver any required guarantee or security release and/or amendment of the Security Documents, in each case, to the extent reasonably required by Parent (and the Collateral Agent and the Administrative Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry) to comply with the provisions of the Security Documents.

(c)            The Lenders, the Issuing Banks and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.18 and to return to Parent or the other Borrowers all possessory collateral (including share certificates (if any)) held by it in respect of any Collateral so released, all without the further consent or joinder of any Lender or any other Secured Party. Any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Parent and at Parent’s expense in connection with the release of any Liens created by any Loan Document in respect of such Subsidiary, property or asset; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of Parent containing such certifications as the Administrative Agent shall reasonably request and any such release shall be without recourse to or warranty by the Administrative Agent or Collateral Agent.

(d)            Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, all Liens granted to the Collateral Agent by the Loan Parties on any Collateral and all obligations of the Borrowers and the other Loan Parties under any Loan Documents (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof) shall, in each case, be automatically released and, upon request of Parent, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to evidence the release its security interest in all Collateral (including returning to Parent or the Borrowers all possessory collateral (including all share certificates (if any)) held by it in respect of any Collateral), and to evidence the release of all obligations under any Loan Document (other than such obligations that expressly survive the Termination Date pursuant to the terms hereof), whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements or any Secured Cash Management Agreements and (ii) any contingent indemnification obligations or expense reimburse claims not then due; provided, that the Administrative Agent shall have received a certificate of a Responsible Officer of Parent containing such certifications as the Administrative Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded, avoided, or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrowers or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrowers or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Borrowers agree to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interest in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.18(d).

(e)            Subject to the terms of any Permitted Pari Passu Intercreditor Agreement, Obligations of Parent or the Borrowers or any of its Subsidiaries under any Secured Cash Management Agreement or Secured Hedge Agreement (after giving effect to all netting arrangements relating to such Secured Hedge Agreements) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. No Person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement. For the avoidance of doubt, no release of Collateral or Guarantees effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under Secured Hedge Agreements or any Secured Cash Management Agreements.

Section 9.19          Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrowers (or to any other Person who may be entitled thereto under Applicable Law).

Section 9.20          USA PATRIOT Act and Beneficial Ownership Regulation. Each Lender that is subject to the USA PATRIOT Act and the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.21          No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, Parent and the other Borrowers acknowledge and agree that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s length commercial transaction between Parent, the other Borrowers, the other Loan Parties and their respective Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and Parent, the other Borrowers and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Agent, each Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrowers, any Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other person; (iii) none of the Agents, any Arranger or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of Parent, the other Borrowers or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, any Joint Lead Bookrunner or any Lender has advised or is currently advising Parent, the other Borrowers or any other Loan Party or their respective Affiliates on other matters) and none of the Agents, any Arranger or any Lender has any obligation to the Borrowers, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent, the other Borrowers and the other Loan Parties and their respective Affiliates, and none of the Agents, any Arranger or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. Parent and the other Borrowers each hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

Section 9.22          Agency of Parent for the Borrowers.

Each Borrower hereby designates Parent as its borrower representative (the “Borrower Representative”). The Borrower Representative will be acting as agent on each of the Borrowers’ behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Section 2.14(a) or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants and certifications) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 9.23          No Liability of the Issuing Banks.

The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrowers shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrowers, to the extent of any direct, but not consequential, damages suffered by the Borrowers that the Borrowers prove were caused by (i) such Issuing Bank’s willful misconduct or gross negligence or material breach of this Agreement or any other Loan Document, in each case, as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 9.24          Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.25          Co-Borrowers; Additional Borrowers and Guarantors.

(a)            Notwithstanding anything to the contrary contained in this Agreement, the parties hereto agree that each RCF Borrower shall be a co-borrower with respect to all Loans and other Obligations of the other RCF Borrowers under the Revolving Credit Facility and each of the RCF Borrowers shall be jointly and severally liable for all such Loans and other Obligations under the Revolving Credit Facility, regardless of which Borrower actually receives the benefit thereof or the manner in which they account for such Loans and Obligations on their books and records. In addition, notwithstanding anything to the contrary contained in this Agreement, the parties hereto agree that (i) the Term B Borrower shall be the sole borrower with respect to the Term B-1 Loans and other Obligations under the Term B-1 Facility and (ii) the Term B Borrower shall be the sole borrower with respect to the Term B-2 Loans and other Obligations under the Term B-2 Facility. Upon the commencement and during the continuation of any Event of Default, the Agents and the applicable Lenders may (in accordance with the terms of this Agreement and the other Loan Documents) proceed directly and at once, without notice, (i) against any RCF Borrower, or all of them, to collect and recover the full amount, or any portion of, the Obligations under the Revolving Credit Facility, without first proceeding against the other RCF Borrowers or any other ~~person~~Person, or any security or collateral for such Obligations or (ii) against the Term B Borrower to collect and recover the full amount, or any portion of, the Obligations under the Term B-1 Facility and/or the Term B-2 Facility, without first proceeding against the Borrowers or any other ~~person~~Person, or any security or collateral for such Obligations. Each Borrower consents and agrees that neither the Agents nor the Lenders shall be under any obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of such Obligations.

(b)            In connection with the establishment of an Incremental Term Facility, Parent may designate one or more additional direct or indirect Wholly Owned Subsidiaries (other than an Excluded Subsidiary) that are or become Loan Parties organized or incorporated under the laws of any state of the United States of America or any other jurisdiction approved by all of the Incremental Term Lenders thereunder to become a Borrower with respect to such Incremental Term Facility hereunder in connection with the execution of an Incremental Amendment with respect to such Incremental Term Facility.

(c)            From time to time, and with ten (10) Business Days’ notice to the Administrative Agent (or such shorter period as the Administrative Agent may agree) (the “Joinder Date”), Parent may cause one or more additional direct or indirect Wholly Owned Subsidiaries (other than an Excluded Subsidiary) organized or incorporated under the laws of any state of the United States of America or any other jurisdiction approved by all of the Revolving Facility Lenders (for the avoidance of doubt, other than any Defaulting Lender) with a Revolving Facility Commitment under the Revolving Facilities in respect of which it will become an RCF Borrower, to become an RCF Borrower hereunder by delivering, or causing to be delivered, to the Administrative Agent in respect of each applicable Subsidiary, the following: (i) a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by such Subsidiary, (ii) customary opinions and certificates as may be requested by the Administrative Agent, (iii) Notes (or replacement Notes as applicable) dated as of the applicable Joinder Date payable to each applicable Lender for which an existing Note is outstanding on such Joinder Date, (iv) a written confirmation by the Loan Parties that their guarantee obligations shall apply to the obligations of such Subsidiary under the Loan Documents from and after the Joinder Date, (v) all documentation and information as is reasonably requested by the Revolving Facility Lenders, prior to the Joinder Date, as required under “know your customer” rules and regulations and (vi) such other approvals or documents as the Administrative Agent may reasonably request; provided that (x) no Subsidiary may become an RCF Borrower hereunder pursuant to this Section 9.25 if a Default or Event of Default shall have occurred and be continuing on the applicable Joinder Date, or shall result from the joinder of such Subsidiary as an RCF Borrower on such Joinder Date; provided further that if, following receipt of “know your customer” information, any Revolving Facility Lender concludes that the relevant Subsidiary constitutes a ‘relevant financial institution’ for the purposes of Article 2 of The Financial Services and Markets Act 2000 (Excluded Activities and Prohibitions) Order 2014, all the Revolving Facility Lenders approve the addition of that Subsidiary.

(d)            Once a Person has become an RCF Borrower, it (i) shall be an “RCF Borrower” in respect of the applicable Class and will have the right to request Revolving Facility Loans or Letters of Credit, as the case may be, in accordance with Article II hereof until the Revolving Facility Maturity Date (in the case of Revolving Facility Loans or Letters of Credit) for such Class and the date on which such RCF Borrower resigns as an RCF Borrower in accordance with Section 9.25(e) and (ii) shall be deemed a Borrower for all purposes of Article II of this Agreement with respect to Loans made to such Borrower, unless the context requires otherwise.

(e)            An RCF Borrower may elect to resign as an RCF Borrower if all of the Obligations of such RCF Borrower (in its capacity as such) have been paid in full or assigned to another RCF Borrower pursuant to documentation satisfactory to the Administrative Agent; provided that: (i) no Default or Event of Default is continuing or would result from the resignation of such RCF Borrower; (ii) such resigning Borrower has delivered to the Administrative Agent a notice of resignation; and (iii) where that RCF Borrower is also a Guarantor (unless its Guarantee is being released in accordance with Section 9.18 or if resigning as a Guarantor as permitted under this Section 9.25), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect. Upon satisfaction of the requirements in subclauses (i), (ii) and (iii) of this clause (d), the relevant RCF Borrower shall cease to be an RCF Borrower.

(f)             Upon execution and delivery by the Administrative Agent and any Subsidiary that elects to become a party hereto as Guarantor of an instrument substantially in the form of Exhibit I of the Guarantee Agreement (or another instrument reasonably satisfactory to the Administrative Agent and Parent), such Subsidiary shall become a Subsidiary Loan Party hereunder with the same force and effect as if originally named as a Subsidiary Loan Party herein.

Section 9.26          Application of Gaming Laws and Prediction Market Laws.

(a)            This Agreement and the other Loan Documents are subject to Gaming Laws. Without limiting the foregoing and notwithstanding anything herein or in any other Loan Document to the contrary, the Lenders, Agents and Secured Parties acknowledge that (i) they are subject to the jurisdiction of the Gaming Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and the other Loan Documents, including with respect to the Collateral (including the pledge and delivery of the Pledged Collateral (as defined in the applicable Security Documents)) and the ownership and operation of facilities, are, in each case, subject to the jurisdiction of the Gaming Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and only to the extent that required approvals (including prior approvals) are obtained from the relevant Gaming Authorities.

(b)            The Lenders, Agents and Secured Parties agree to cooperate with all Gaming Authorities in connection with the provision in a timely manner of such documents or other information as may be requested by such Gaming Authorities relating to the ~~Loan~~Loans or Loan Documents.

(c)            The Lenders acknowledge and agree that if any Borrower or Loan Party receives a notice from any applicable Gaming Authority that any Lender is a Disqualified holder (and such Lender is notified by Parent or any Borrower in writing of such Disqualification), Parent or any Borrower shall, following any available appeal of such determination by such Disqualified holder to such Gaming Authority (unless (x) the rules of the applicable Gaming Authority do not permit such Lender to retain its Loans or Commitments pending appeal of such determination or (y) to permit such Lender to retain its Loans or Commitments pending appeal of such determination or such appeal by such Disqualified holder, in and of itself, would reasonably be expected to (1) have a Material Adverse Effect or (2) jeopardize Parent’s or any of its Affiliates’ Gaming Licenses in such jurisdiction), have the right to (i) cause such Disqualified holder to transfer and assign, without recourse all of its interests, rights and obligations in its Loans and Commitments or (ii) in the event that (A) a Borrower is unable to assign such Loan or Commitments after using its commercially reasonable efforts to cause such an assignment and (B) no Default or Event of Default has occurred and is continuing, prepay such Disqualified holder’s Loan and terminate such Disqualified holder’s Commitments, as applicable. Notice to such Disqualified holder shall be given ten days prior to the required date of assignment or prepayment, as the case may be, and shall be accompanied by evidence demonstrating that such transfer or prepayment is required pursuant to Gaming Laws. If reasonably requested by any Disqualified holder, Parent or any Borrower will use commercially reasonable efforts to cooperate, at such holder’s expense, with any such holder that is seeking to appeal such determination and to afford such holder an opportunity to participate in any proceedings relating thereto; provided that, for the avoidance of doubt, neither Parent nor any of its Affiliates shall be required to take any action (including the commencement of, or participation in, any proceeding) to overturn, defend against or oppose any such determination by any such Gaming Authority. Notwithstanding anything herein to the contrary, any prepayment of a Loan shall be at a price that, unless otherwise directed by a Gaming Authority, shall be equal to the sum of the principal amount of such Loan and interest to the date on which such Lender or holder became a Disqualified holder (plus any fees and other amounts accrued for the account of such Disqualified holder to the date such Lender or holder became a Disqualified holder).

(d)            If during the existence of an Event of Default hereunder or any of the other Loan Documents, it shall become necessary or, in the opinion of the Administrative Agent, advisable for an agent, supervisor, receiver or other representative of the Lenders to become licensed or found qualified under any Gaming Law as a condition to receiving the benefit of any Collateral encumbered by the Loan Documents or to otherwise enforce the rights of the Agents, Secured Parties and the Lenders under the Loan Documents, the Lenders hereby agree to apply for such license or qualification, and Parent hereby agrees to consent to the application of such party for such license or qualification and to execute such further documents as may be reasonably required in connection with the evidencing of such consent.

(e)       The Lenders, Agents and Secured Parties (i) acknowledge that Parent’s and its Subsidiaries’ respective Prediction Markets Businesses are subject to regulation by Prediction Market Authorities, (ii) acknowledge and agree that all rights, remedies and powers in or under this Agreement and the other Loan Documents with respect to Collateral consisting of Prediction Market Licenses, customer segregated funds or net capital or other financial resources required to be maintained by any Subsidiary registered as a DCM, DCO, FCM, IB or SD, or the ownership and operation of such Prediction Markets Businesses, are , in each case, subject to Prediction Market Laws and may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Prediction Market Laws and only to the extent that required approvals are obtained from the relevant Prediction Market Authority, and (iii) agree to cooperate with the Prediction Market Authorities in connection with the provision in a timely manner of such documents or other information as may be requested by the applicable Prediction Market Authority relating to the Loans or Loan Documents.

Section 9.27          Acknowledgment Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support: and

(b)            As used in this Section 9.27, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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Exhibit A*

[Omitted]

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

Exhibit B*

[Omitted.]